Exhibit 4

================================================================================


           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,
                                    Depositor


                          FIRST UNION NATIONAL BANK,
                                    Servicer


                          FIRST UNION NATIONAL BANK,
                                Special Servicer


                                       and


                      WELLS FARGO BANK MINNESOTA, N.A.,
                                     Trustee


                         POOLING AND SERVICING AGREEMENT


                                   Dated as of


                                December 10, 2001


                                  $867,475,505


            J.P. Morgan Chase Commercial Mortgage Securities Corp.
                Commercial Mortgage Pass-Through Certificates

                                Series 2001-CIBC3


================================================================================

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms..................................................4
Section 1.02  Certain Calculations..........................................59


                                   ARTICLE II

                        CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans..................................61
Section 2.02  Acceptance by Trustee.........................................64
Section 2.03  Representations,   Warranties   and   Covenants   of   the
               Depositor;   Mortgage   Loan   Sellers'   Repurchase   or
               Substitution  of  Mortgage  Loans for Defects in Mortgage
               Files and Breaches of Representations and Warranties.........67
Section 2.04  Execution  of  Certificates;  Issuance  of  Uncertificated
               Lower-Tier Interests.........................................71
Section 2.05  Grantor Trust Designations....................................71


                                   ARTICLE III

                               ADMINISTRATION AND

                           SERVICING OF THE TRUST FUND

Section 3.01  Servicer to Act as  Servicer;  Special  Servicer to Act as
               Special Servicer; Administration of the Mortgage Loans.......72
Section 3.02  Collection of Mortgage Loan Payments..........................74
Section 3.03  Collection  of  Taxes,   Assessments  and  Similar  Items;
               Servicing Accounts...........................................76
Section 3.04  The  Certificate  Account,  the  Lower-Tier and Upper-Tier
               Distribution    Accounts   and   the   Excess    Interest
               Distribution Account.........................................78
Section 3.05  Permitted  Withdrawals  from the  Certificate  Account and the Distribution Accounts....................................81
Section 3.06  Investment  of Funds in the  Certificate  Account  and the
               REO Account..................................................86
Section 3.07  Maintenance  of Insurance  Policies;  Errors and Omissions
               and Fidelity Coverage........................................87
Section 3.08  Enforcement of Due-On-Sale Clauses; Assumption Agreements.....90
Section 3.09  Realization Upon Defaulted Mortgage Loans.....................93
Section 3.10  Trustee to Cooperate; Release of Mortgage Files...............96
Section 3.11  Servicing Compensation........................................97
Section 3.12  Inspections; Collection of Financial Statements..............100
Section 3.13  Annual Statement as to Compliance............................104
Section 3.14  Reports by Independent Public Accountants....................104
Section 3.15  Access to Certain Information................................105
Section 3.16  Title to REO Property; REO Account...........................105
Section 3.17  Management of REO Property...................................106
Section 3.18  Sale of Defaulted Mortgage Loans and REO Properties..........109
Section 3.19  Additional Obligations of Servicer and Special Servicer......114
Section 3.20  Modifications, Waivers, Amendments and Consents..............115
Section 3.21  Transfer  of  Servicing   Between   Servicer  and  Special
               Servicer; Recordkeeping; Asset Status Report................119
Section 3.22  Sub-Servicing Agreements.....................................122
Section 3.23  [RESERVED]...................................................124
Section 3.24  Representations, Warranties and Covenants of the Servicer....124
Section 3.25  Representations,  Warranties  and Covenants of the Special
               Servicer....................................................126
Section 3.26  Interest Reserve Account.....................................127
Section 3.27  Excess Interest Distribution Account.........................128
Section 3.28  Directing Certificateholder Contact with Servicers...........128
Section 3.29  Controlling   Class   Certificateholders   and   Directing
               Certificateholder;   Certain   Rights   and   Powers   of
               Directing Certificateholder.................................128
Section 3.30  Provisions  Relating  to  Servicing  of  the  Kings  Plaza
               Mortgage Loan...............................................129


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions................................................131
Section 4.02  Statements to Certificateholders;  CMSA Investor Reporting
               Package (IRP)s..............................................139
Section 4.03  P&I Advances.................................................144
Section 4.04  Allocation of Collateral Support Deficit.....................146
Section 4.05  [RESERVED]...................................................146
Section 4.06  Certificate Deferred Interest................................146
Section 4.07  Grantor Trust Reporting......................................147


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.............................................148
Section 5.02  Registration of Transfer and Exchange of Certificates........149
Section 5.03  Book-Entry Certificates......................................160
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates............162
Section 5.05  Persons Deemed Owners........................................163


                                   ARTICLE VI

                              THE DEPOSITOR, THE
               SERVICER, THE SPECIAL SERVICER AND THE DIRECTING
                                CERTIFICATEHOLDER

Section 6.01  Liability of the  Depositor,  the Servicer and the Special
               Servicer....................................................164
Section 6.02  Merger,  Consolidation or Conversion of the Depositor, the
               Servicer or the Special Servicer............................164
Section 6.03  Limitation  on Liability of the  Depositor,  the Servicer,
               the Special Servicer and Others.............................164
Section 6.04  Depositor, Servicer and Special Servicer Not to Resign.......166
Section 6.05  Rights of the  Depositor  and  Trustee  in  Respect of the
               Servicer and the Special Servicer...........................166
Section 6.06  [RESERVED]...................................................167
Section 6.07  The Directing Certificateholder..............................167


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events  of  Default;   Servicer   and   Special   Servicer
               Termination.................................................170
Section 7.02  Trustee to Act; Appointment of Successor.....................174
Section 7.03  Notification to Certificateholders...........................175
Section 7.04  Waiver of Events of Default..................................176
Section 7.05  Trustee as Maker of Advances.................................176


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee............................................177
Section 8.02  Certain Matters Affecting the Trustee........................178
Section 8.03  Trustee  Not  Liable  for  Validity  or   Sufficiency   of
               Certificates or Mortgage Loans..............................179
Section 8.04  Trustee May Own Certificates.................................180
Section 8.05  Fees and Expenses of Trustee; Indemnification of Trustee.....180
Section 8.06  Eligibility Requirements for Trustee.........................180
Section 8.07  Resignation and Removal of the Trustee.......................181
Section 8.08  Successor Trustee............................................182
Section 8.09  Merger or Consolidation of Trustee...........................183
Section 8.10  Appointment of Co-Trustee or Separate Trustee................183
Section 8.11  Appointment of Custodians....................................184
Section 8.12  Access to Certain Information................................184
Section 8.13  Representations and Warranties of the Trustee................186


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination   upon   Repurchase  or   Liquidation  of  All
               Mortgage Loans..............................................188
Section 9.02  Additional Termination Requirements..........................190


                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

Section 10.01 REMIC Administration.........................................191
Section 10.02 Use of Agents................................................194


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment....................................................195
Section 11.02 Recordation of Agreement; Counterparts.......................197
Section 11.03 Limitation on Rights of Certificateholders...................198
Section 11.04 Governing Law................................................198
Section 11.05 Notices......................................................199
Section 11.06 Severability of Provisions...................................199
Section 11.07 Grant of a Security Interest.................................200
Section 11.08 Successors and Assigns; Beneficiaries........................200
Section 11.09 Article and Section Headings.................................200
Section 11.10 Notices to the Rating Agencies...............................200

                                    EXHIBITS

Exhibit A-1       Form of Class A-1 Certificate
Exhibit A-2       Form of Class A-2 Certificate
Exhibit A-3       Form of Class A-3 Certificate
Exhibit A-4       Form of Class X-1 Certificate
Exhibit A-5       Form of Class X-2 Certificate
Exhibit A-6       Form of Class B Certificate
Exhibit A-7       Form of Class C Certificate
Exhibit A-8       Form of Class D Certificate
Exhibit A-9       Form of Class E Certificate
Exhibit A-10      Form of Class F Certificate
Exhibit A-11      Form of Class G Certificate
Exhibit A-12      Form of Class H Certificate
Exhibit A-13      Form of Class J Certificate
Exhibit A-14      Form of Class K Certificate
Exhibit A-15      Form of Class L Certificate
Exhibit A-16      Form of Class M Certificate
Exhibit A-17      Form of Class NR Certificate
Exhibit A-18      Form of Class R Certificate
Exhibit A-19      Form of Class LR Certificate
Exhibit B         Mortgage Loan Schedule
Exhibit C         Form of Investment Representation Letter
Exhibit D-1       Form of Transfer Affidavit
Exhibit D-2       Form of Transferor Letter
Exhibit E         Form of Request for Release
Exhibit F         Form of ERISA Representation Letter
Exhibit G         Form of Statement to Certificateholders
Exhibit H         Form of Omnibus Assignment
Exhibit I         Form of Regulation S Transfer Certificate during Restricted
                    Period
Exhibit I-2       Form of Regulation S Transfer Certificate after Restricted
                    Period
Exhibit J         Form of Purchase Option Notice
Exhibit K         Form of Transfer Certificate for Rule 144A Book-Entry
                    Certificate to Regulation S Book-Entry Certificate during Restricted Period
Exhibit L         Form of S&P Defeasance Certificate
Exhibit M         Form of CMSA Investor Reporting Package
Exhibit M-1       Form of CMSA Bond Level File
Exhibit M-2       Form of CMSA Collateral Summary File
Exhibit M-3       Form of CMSA Financial File
Exhibit M-4       Form of CMSA Loan Periodic Update File
Exhibit M-5       Form of CMSA Loan Setup File
Exhibit M-6       Form of CMSA Property File
Exhibit M-7       Form of Comparative Financial Status Report
Exhibit M-8       Form of Delinquent Loan Status Report
Exhibit M-9       Form of Historical Liquidation Report
Exhibit M-10      Form of Historical Loan Modification Report
Exhibit M-11      Form of NOI Adjustment Worksheet
Exhibit M-12      Form of Operating Statement Analysis Report
Exhibit M-13      Form of REO Status Report
Exhibit M-14      Sevicer Watch List Criteria
Exhibit N         Controlling Class Certificateholder Reports Checklist
Exhibit O         [Reserved]
Exhibit P         Form of Transfer Certificate for Rule 144A Book-Entry
                    Certificate to Regulation S Book-Entry Certificate after Restricted Period
Exhibit Q         Form of Transfer Certificate of Regulation S Book-Entry
                    Certificate to Rule 144A Global Book-Entry during Restricted Period
Exhibit R         Form of Transfer Certificate for Regulation S Book-Entry
                    Certificate during Restricted Period


                                    SCHEDULES

Schedule 1        Computerized Database Information
Schedule 2        Mortgage Loans Containing Additional Debt
Schedule 3        Mortgage Loans which represent over 2% of the Initial Pool
                    Balance
Schedule 4        Mortgage Loans which Initially Pay Interest Only
Schedule 5        Mortgage Loans which are Not Defeasance Loans

            This Pooling and Servicing Agreement (the "Agreement") is dated and effective as of December 10, 2001, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, First Union National Bank, as Servicer, First Union National Bank, as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be a pool of commercial and multifamily mortgage loans (the "Mortgage Loans"). As provided herein, the Trustee shall elect or shall cause an election to be made to treat the Trust Fund (exclusive of the Excess Interest and the Excess Interest Distribution Account) for federal income tax purposes as two separate real estate mortgage investment conduits as described herein (the "Upper-Tier REMIC" and "Lower-Tier REMIC," respectively).

            The parties intend that the portions of the Trust Fund representing the Excess Interest, the Excess Interest Distribution Account and the proceeds thereof will be treated as a grantor trust under subpart E of Part 1 of subchapter J of the Code and that the beneficial interest therein will be represented by the Class NR Certificates.

            The following table sets forth the designation, the pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or Notional Amount ("Original Notional Amount"), as applicable, and the initial ratings given each Class by the Rating Agencies (the "Original Ratings") for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder:

                                UPPER-TIER REMIC

                                                                Original
    Related           Pass-Through Rate      Original           Ratings
  Certificate            (per annum)    Certificate Balance   S&P/Fitch(1)
  -----------            -----------    -------------------   ------------
Class A-1                 4.4710 %        $  51,070,000          AAA/AAA
Class A-2                 6.0440 %        $ 174,805,000          AAA/AAA
Class A-3                 6.4650 %        $ 457,262,000          AAA/AAA
Class B                   6.6780 %        $  36,868,000           AA/AA
Class C                   6.8247 % (2)    $  36,867,000            A/A
Class D                   6.9427 % (2)    $   9,759,000           A-/A-
Class E                   7.2807 % (3)    $  27,109,000          BBB/BBB
Class F                   7.2807 % (3)    $  10,844,000         BBB-/BBB-
Class G                   6.1500 %        $  17,349,000          BB+/BB+
Class H                   6.1500 %        $   6,506,000           BB/BB
Class J                   6.1500 %        $   6,506,000          BB-/BB-
Class K                   6.1500 %        $   7,591,000           B+/B+
Class L                   6.1500 %        $   4,337,000            B/B
Class M                   6.1500 %        $   4,337,000           B-/B-
Class NR                  6.1500 %        $  16,265,504            */*
Class X-1                 0.6143 (4)           (5)               AAA/AAA
Class X-2                 0.7063 (4)           (5)               AAA/AAA
Class R                  None                None (6)              */*


------------------

(1)The Certificates marked with an asterisk have not been rated by the applicable Rating Agency.

(2)The Pass-Through Rate for any Distribution Date for the Class C Certificates will be the Weighted Average Net Mortgage Rate for the Distribution Date minus 0.456% per annum. The Pass-Through Rate for any Distribution Date for the Class Certificates will be the Weighted Average Net Mortgage Rate for the Distribution Date minus 0.338% per annum.

(3)The Pass-Through Rate for any Distribution Date for the Class E and Class F Certificates will be the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rate of the Class E and Class F Certificates for the first Distribution Date is approximately 7.2807% per annum.

(4)The Pass-Through Rates for each of the Class X-1 and Class X-2 Certificates will be calculated in accordance with the related definitions of "Class X-1 Pass-Through Rate" and "Class X-2 Pass-Through Rate", as applicable.

(5)The Class X-1 and Class X-2 Certificates will not have a Certificate Balance; rather, each such Class of Certificates will accrue interest as provided herein on the related Class X-1 Notional Amount and Class X-2 Notional Amount, as applicable.

(6)The Class R Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R Certificates.

            The Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class NR, Class X-1, and Class X-2 Certificates will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole Class of "residual interests" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates. The Class LA-1, Class LA-2, Class LA-3, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM and Class LNR Uncertificated Interests will evidence "regular interests" in the Lower-Tier REMIC created hereunder. The sole Class of "residual interests" in the Lower-Tier REMIC created hereunder will be evidenced by the Class LR Certificates.

            The following table sets forth the Original Lower-Tier Principal Amounts and per annum rates of interest for the Uncertificated Lower-Tier Interests and the Class LR Certificates:

                                LOWER-TIER REMIC

     Class                                 Original Lower-Tier
  Designation       Interest Rate            Principal Amount
  -----------       -------------            ----------------
Class LA-1               (1)                   $51,070,000
Class LA-2               (1)                   $174,805,000
Class LA-3-1             (1)                   $97,262,000
Class LA-3-2             (1)                   $360,000,000
Class LB                 (1)                   $36,868,000
Class LC                 (1)                   $36,867,000
Class LD                 (1)                   $ 9,759,000
Class LE                 (1)                   $27,109,000
Class LF                 (1)                   $10,844,000
Class LG                 (1)                   $17,349,000
Class LH                 (1)                   $ 6,506,000
Class LJ                 (1)                   $ 6,506,000
Class LK                 (1)                   $ 7,591,000
Class LL                 (1)                   $ 4,337,000
Class LM                 (1)                   $ 4,337,000
Class LNR                (1)                   $16,265,504
Class LR               None(2)                   None(2)


------------------

(1)The interest rate for such Class of Uncertificated Lower-Tier Interests shall be the Weighted Average Net Mortgage Rate.

(2)The Class LR Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the Lower-Tier Distribution Account).

            As of close of business on the Cut-off Date, the Mortgage Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $867,475,505.

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Special Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, the following capitalized terms, unless the context otherwise requires, shall have the meanings specified in this Article.

            "Accrued Certificate Interest": With respect to each Distribution Date and each Class of Certificates (other than the Residual Certificates), an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Certificate Balance (or with respect to the class X Certificates, the Notional Amount of such Class outstanding immediately prior to such Distribution Date (provided that for interest accrual purposes any distributions in reduction of Certificate Balance or Notional Amount or reductions in Certificate Balance or Notional Amount as a result of allocations of Collateral Support Deficit on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period).

            "Act": The Securities Act of 1933, as it may be amended from time to time.

            "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

            "Additional Debt": With respect to any Mortgage Loan, any debt owed by the related Mortgagor to a party other than the lender under such Mortgage Loan as of the Closing Date as set forth on Schedule 2 hereto, as increased or decreased from time to time pursuant to the terms of the related subordinate loan documents (including any subordination agreement).

            "Administrative Cost Rate": The sum of the Servicing Fee Rate and the Trustee Fee Rate, in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan and in the same manner as interest is calculated on the Mortgage Loan.

            "Advance":  Any P&I Advance or Servicing Advance.

            "Adverse REMIC Event": As defined in Section 10.01(f).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent": As defined in Section 5.02(c)(i)(A).

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Anticipated Repayment Date": With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

            "Applicable Procedures": As defined in Section 5.02(b)(i).

            "Applicable State and Local Tax Law": For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York; and (b) such other state or local tax laws whose applicability shall have been brought to the attention of the Trustee by either (i) an opinion of counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

            "Appraisal": An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area, prepared in accordance with 12 C.F.R. 225.64, or, in connection with an Appraisal Reduction, a valuation meeting the requirements of clause (b)(i)(A)(2) in the definition of Appraisal Reduction.

            "Appraisal Reduction": For any Distribution Date and for any Mortgage Loan (other than the Kings Plaza Loan) as to which an Appraisal Reduction Event has occurred, an amount calculated by the Special Servicer in consultation with the Directing Certificateholder as of the first Determination Date following the date the Special Servicer receives or performs such Appraisal equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan plus the outstanding principal balance of any additional debt with respect to a Mortgage Loan, as set forth on Schedule 2, over (b) the excess of
(i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (1) by one or more Appraisals with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage
Loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Servicer as an Advance) or (2) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) with an outstanding principal balance less than $2,000,000 and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan as of the date of calculation over (ii) the sum of, as of the Due Date occurring in the month of the date of determination, (A) to the extent not previously advanced by the Servicer or Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes, assessments, insurance premiums, ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, premiums, ground rents and other amounts have not been subject to an Advance by the Servicer or the Trustee, as applicable); provided, however, without limiting the Special Servicer's obligation to order and obtain such Appraisal, if the Special Servicer has not obtained the Appraisal or valuation, as applicable, referred to above within 60 days of the Appraisal Reduction Event (or with respect to the reduction event set forth in Clause (ii) of the definition of Appraisal Reduction Event, within such 120 days set forth therein), the amount of the Appraisal Reduction shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until such time as such appraisal or valuation referred to above is received and the Appraisal Reduction is calculated. Within 60 days after the Appraisal Reduction Event, the Special Servicer shall order and receive an Appraisal (the cost of which shall be paid as a Servicing Advance); provided, however, that with respect to an Appraisal Reduction Event as set forth in clause (ii) of the definition of Appraisal Reduction Event, the Special Servicer shall order and receive such Appraisal within the 120 day period set forth in such clause (ii), which Appraisal shall be delivered by the Special Servicer to the Servicer, the Directing Certificateholder and the Trustee, and the Trustee shall deliver such Appraisal to each Holder of a Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificate upon request (subject to receipt of such Appraisal by Special Servicer).

            With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan)), the Special Servicer shall, within 30 days of each anniversary of the related Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance. Based upon such Appraisal, the Special Servicer shall redetermine (in consultation with the Directing Certificateholder) and report to the Directing Certificateholder, and the Servicer, who shall report to the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan. The Directing Certificateholder shall have 10 Business Days to review and approve each calculation of an Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the Appraisal Reduction within 30 days of receipt of the initial Appraisal Reduction, such consent shall be deemed given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an Appraisal or valuation, as applicable, with respect to the related Mortgaged Property within the twelve-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior Appraisal or valuation, as applicable, in calculating any Appraisal Reduction with respect to such Mortgage Loan; provided the Special Servicer is not aware of any material change to the related Mortgaged Property that has occurred that would affect the validity of such appraisal or valuation, as applicable.

            Any Mortgage Loan previously subject to an Appraisal Reduction which becomes a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

            Notwithstanding anything herein to the contrary, (i) the aggregate Appraisal Reduction related to a Mortgage Loan or the related REO Property will be reduced to zero as of the date such Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund, and (ii) Appraisal Reductions for the Kings Plaza Mortgage Loan shall be determined in accordance with the Kings Plaza Trust and Servicing Agreement and shall reduce the obligation of the servicer and the trustee for the Kings Plaza Trust to make advances for the Kings Plaza Pooled Note as and to the extent provided in the Kings Plaza Trust and Servicing Agreement.

            "Appraisal Reduction Event": With respect to any Mortgage Loan, the earliest of (i) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan, (ii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iii) the date on which a receiver has been appointed, (iv) 60 days after a Mortgagor declares bankruptcy, (v) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to a Mortgagor, (vi) 90 days after an uncured delinquency occurs in respect of a Balloon Payment with respect to a Mortgage Loan unless the borrower has delivered to the Servicer on the related Maturity Date a written refinancing commitment reasonably satisfactory in form and substance to the Special Servicer and Directing Certificateholder which provides that such refinancing will occur within 60 days thereafter and (vii) immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero. The Special Servicer shall notify the Servicer promptly upon the occurrence of any of the foregoing events.

            "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof as determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent MAI appraiser selected by the Servicer or Special Servicer, as applicable.

            "Asset Status Report": As defined in Section 3.21(d).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Scheduled Payment": For any Due Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any modification of such Mortgage Loan, and
(b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Mortgage Rate (net of interest at the Servicing Fee Rate).

            "Authenticating Agent": Any agent of the Trustee appointed to act as Authenticating Agent pursuant to Section 5.01.

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (without duplication):

            (a) the aggregate amount relating to the Trust Fund on deposit in the Certificate Account and the Lower-Tier Distribution Account (exclusive of any Net Investment Earnings contained therein) as of the close of business on the related P&I Advance Determination Date, exclusive of (without duplication):

                  (i) all Monthly Payments paid by the Mortgagors that are due on a Due Date following the end of the related Due Period;

                  (ii) all Principal Prepayments (together with any related payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Due Period), Liquidation Proceeds or Insurance and Condemnation Proceeds received subsequent to the related Determination Date;

                  (iii) all amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) through
                        (xvi), inclusive, and clause (xviii) of Section 3.05(a);

                  (iv) all amounts payable or reimbursable to any Person from the Lower-Tier Distribution Account pursuant to clauses
                        (ii) through (x), inclusive, of Section 3.05(b);

                  (v)   Excess Interest;

                  (vi)  all Yield Maintenance Charges;

                  (vii) [RESERVED];

                 (viii) all amounts deposited in the Certificate Account or the
                        Lower-Tier Distribution Account, as the case may be, in error; and

                  (ix) with respect to the Interest Reserve Loans and any Distribution Date relating to each Interest Accrual Period ending in (1) each January or (2) any December in a year immediately preceding a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.26;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Account to the Certificate Account for such Distribution Date pursuant to Section 3.16(c);

            (c) the aggregate amount of any P&I Advances made by the Servicer or the Trustee (or, with respect to the Kings Plaza Mortgage Loan, by either the servicer or the trustee for the Kings Plaza Trust), as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05 (net of the related Trustee Fee with respect to the Mortgage Loans for which such P&I Advances are made); and

            (d) for the Distribution Date occurring in each March, the Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to Section 3.26(b).

Notwithstanding the investment of funds held in the Certificate Account pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Mortgage Loan.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Regular Certificates is a fraction (a) whose numerator is the greater of (x) zero and (y) the amount by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will equal zero.

            "Beneficial Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant, in accordance with the rules of such Depository), as the case may be.

            "Bid Allocation": With respect to the Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicing Fee Amount for the Servicer as of such date of determination, over (b) the aggregate of the Servicing Fee Amounts for the Servicer as of such date of determination.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Breach": As defined in Section 2.03(b).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Charlotte, North Carolina, Columbia, Maryland, Minneapolis, Minnesota or the city and state in which the Corporate Trust Office of the Trustee or principal place of business of the Servicer or the Special Servicer is located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3, as executed and delivered by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Account": A segregated custodial account or accounts created and maintained by the Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "First Union National Bank, as Servicer, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3, Certificate Account." Any such account or accounts shall be an Eligible Account.

            "Certificate Balance": With respect to any Class of Certificates (other than the Residual Certificates and the Class X Certificates), (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

            "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class pursuant to Section 4.06(a).

            "Certificate Factor": With respect to any Class of Certificates, as of any date of determination, a fraction, expressed as a decimal carried to 8 places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related Original Certificate Balance.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Servicer, the Special Servicer, the Depositor or any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, if such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations as Servicer, Special Servicer or Depositor, as applicable, hereunder; provided, however, so long as there is no Event of Default with respect to the Servicer or the Special Servicer, the Servicer and Special Servicer shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party's compensation or increase its obligations or liabilities hereunder; and provided, further, however, that such restrictions shall not apply to the exercise of the Special Servicer's rights (or the Servicer's rights, if any) or any of their Affiliates as a member of the Controlling Class. The Trustee shall be entitled to request and rely upon a certificate of the Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Class": With respect to any Certificates or Uncertificated Lower-Tier Interests, all of the Certificates or Uncertificated Lower-Tier Interests bearing the same alphabetical (and, if applicable, numerical) Class designation.

            "Class A Certificate": Any Class A-1, Class A-2 and Class A-3 Certificates.

            "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, in the form of Exhibit A-1 hereto.

            "Class A-1 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 4.4710%.

            "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, in the form of Exhibit A-2 hereto.

            "Class A-2 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 6.0440%.

            "Class A-3 Certificate": A Certificate designated as "Class A-3" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class A-3 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 6.4650%.

            "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class B Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 6.6780%.

            "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-7 hereto.

            "Class C Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate minus 0.456%.

            "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-8 hereto.

            "Class D Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate minus 0.338%.

            "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-9 hereto.

            "Class E Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-10 hereto.

            "Class F Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-11 hereto.

            "Class G Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 6.1500%.

            "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-12 hereto.

            "Class H Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 6.1500%.

            "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-13 hereto.

            "Class J Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 6.1500%.

            "Class K Certificate": A Certificate designated as "Class K" on the face thereof, in the form of Exhibit A-14 hereto.

            "Class K Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 6.1500%.

            "Class L Certificate": A Certificate designated as "Class L" on the face thereof, in the form of Exhibit A-15 hereto.

            "Class L Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 6.1500%.

            "Class LA-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LNR Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-19 hereto.

            "Class M Certificate": A Certificate designated as "Class M" on the face thereof, in the form of Exhibit A-16 hereto.

            "Class M Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 6.1500%.

            "Class NR Certificate": A Certificate designated as "Class NR" on the face thereof, in the form of Exhibit A-17 hereto.

            "Class NR Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 6.1500%.

            "Class Notional Amount": The Class X-1 Notional Amount or the Class X-2 Notional Amount, as the context requires.

            "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-18 hereto.

            "Class Unpaid Interest Shortfall": As to any Distribution Date and any Class of Regular Certificates the excess, if any, of (a) the sum of (i) the Distributable Certificate Interest in respect of such Class for the immediately preceding Distribution Date and (ii) any outstanding Class Unpaid Interest Shortfall payable to such Class on such preceding Distribution Date over (b) the aggregate amount in respect of interest actually distributed to such Class on such immediately preceding Distribution Date. The Class Unpaid Interest Shortfall with respect to any Class of Certificates as of the initial Distribution Date is zero. No interest shall accrue on Class Unpaid Interest Shortfalls.

            "Class X Certificates": The Class X-1 Certificates and the Class X-2 Certificates.

            "Class X-1 Certificate": Any one of the Certificates with a "Class X-1" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class X-1 Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of all of the Components.

            "Class X-1 Pass-Through Rate": With respect to the initial Distribution Date, 0.6143% per annum, and for any subsequent Distribution Date, the weighted average of the Class X-1 Strip Rates for the respective Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "Class X-1 Strip Rate": With respect to any Class of the Components, (other than Components XA-3-2, XB, XC and XD for any Distribution Date), a rate per annum equal to (i) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Related Certificates and, in the case of any of Components XA-3-2, XB, XC and XD (i) for any Distribution Date occurring on or before the Class X-2 Termination Date (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the sum of the Pass-Through Rate for the Related Certificate and the Class X-2 Strip Rate for such Component for such Distribution Date and (ii) for any Distribution Date occurring after the Class X-2 Termination Date, a rate per annum equal to
(x) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Related Certificates; provided that in no event shall any Class X-1 Strip Rate be less than zero.

            "Class X-2 Certificate": Any one of the Certificates with a "Class X-2" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class X-2 Components": Each of Component XA-3-2, Component XB, Component XC and Component XD.

            "Class X-2 Fixed Strip": With respect to each Class X-2 Component, the rate set forth with respect to such Component below:

          CLASS X-2 COMPONENT                          FIXED STRIP

Class XA-3-2                                              0.7600%

Class XB                                                  0.5500%

Class XC                                                  0.4400%

Class XD                                                  0.3200%

            "Class X-2 Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of the Class X-2 Components.

            "Class X-2 Pass-Through Rate": With respect to the initial Distribution Date, 0.7063% per annum, and for any subsequent Distribution Date, the weighted average of the Class X-2 Strip Rates for the respective Class X-2 Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date);

            "Class X-2 Strip Rate": With respect to the Class X-2 Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the Class X-2 Termination Date, the lesser of (A) the Weighted Average Net Mortgage Rate for such Distribution Date, minus the sum of
(y) the Pass-Through Rate for the Related Certificates and (x) 0.01% (1 basis point) (provided that in no event shall any Class X-2 Strip Rate be less than zero) or (B) with respect to each Class X-2 Component, the Class X-2 Fixed Strip and (ii) for any Distribution Date occurring after the Class X-2 Termination Date, 0% per annum.

            "Class X-2 Termination Date": The Distribution Date in December
2008.

            "Closing Date": December 21, 2001.

            "CMSA": The Commercial Mortgage Securities Association, or any successor organization reasonably acceptable to the Trustee and the Servicer.

            "CMSA Bond Level File": The monthly report in the "CMSA Bond Level File" format substantially in the form of and containing the information called for therein, a current form of which is attached hereto as Exhibit M-1, or such other form for the presentation of such information as may be recommended from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Bond Level File" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Trustee.

            "CMSA Collateral Summary File": The monthly report in the "CMSA Collateral Summary File" format substantially in the form of and containing the information called for therein, a current form of which is attached hereto as Exhibit M-2, or such other form for the presentation of such information as may be recommended from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Trustee.

            "CMSA Financial File": The monthly report in the "CMSA Financial File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-3, or such other form for the presentation of such information as may be recommended from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Financial File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Investor Reporting Package (IRP)": The collection of reports specified by the CMSA from time to time as the "CMSA Investor Reporting Package". As of the Closing Date, the CMSA IRP contains six electronic files ((1) CMSA Loan Set-up File, (2) CMSA Loan Periodic Update File, (3) CMSA Property File, (4) CMSA Bond Level File, (5) CMSA Collateral Summary File and
(6) CMSA Financial File) and eight surveillance reports ((1) Servicer Watch List, (2) Delinquent Loan Status Report, (3) REO Status Report, (4) Comparative Financial Status Report, (5) Historical Loan Modification Report, (6) Historical Liquidation Report, (7) Operating Statement Analysis Report and (8) NOI Adjustment Worksheet). The CMSA IRP shall be substantially in the form of, and containing the information called for in, the downloadable forms of the "CMSA IRP" available as of the Closing Date on the CMSA website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transaction generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA IRP" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Servicer, the Special Servicer and the Trustee. For the purposes of the production of the Comparative Financial Status Report by the Servicer or the Special Servicer of any such report that is required to state information for any period prior to the Cut-off Date, the Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Sellers or by the related Mortgagor or (x) in the case of such a report produced by the Servicer, by the Special Servicer (if other than the Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Servicer (if other than the Special Servicer or an Affiliate thereof).

            "CMSA Loan Periodic Update File": The monthly report in the "CMSA Loan Periodic Update File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-4, or such other form for the presentation of such information as may be recommended from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Servicer and the Trustee.

            "CMSA Loan Setup File": The report in the "CMSA Loan Setup File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-5, or such other form for the presentation of such information as may be recommended from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer.

            "CMSA Property File": The monthly report in the "CMSA Property File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-6, or such other form for the presentation of such information as may be recommended from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Property File" available as of the Closing Date on the CMSA website, as reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

            "Collateral Support Deficit": As defined in Section 4.04.

            "Commission": The Securities and Exchange Commission.

            "Comparative Financial Status Report": The monthly report in "Comparative Financial Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-7, or such other form for the presentation of such information as may be recommended from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA website, as reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "Compensating Interest Payments": With respect to each Mortgage Loan (or REO Loan), an amount as of any Distribution Date equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls, and (ii) the aggregate of (A) that portion of Servicing Fees for such Distribution Date that is, in the case of each and every Mortgage Loan and REO Loan for which such Servicing Fees are being paid for such Distribution Date, calculated at 0.02% per annum, and
(B) all Prepayment Interest Excesses and, to the extent earned on Principal Prepayments, Net Investment Earnings for such Distribution Date. However, if a Prepayment Interest shortfall occurs as a result of the Servicer's allowing the related Mortgagor to deviate from the terms of the related mortgage loan documents regarding Principal Prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Due Period, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period and (B) all Prepayment Interest Excesses and, to the extent earned on Principal Prepayments, Net Investment Earnings received by the Servicer for such Distribution Date, and in no event will the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls be cumulative.

            "Component": Each of Component XA-1, Component XA-2, Component XA-3-1, Component XA-3-2, Component XB, Component XC, Component XD, Component XE, Component XF, Component XG, Component XH, Component XJ, Component XK, Component XL, Component XM and Component XNR.

            "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then Lower-Tier Principal Amount of its Related Uncertificated Lower-Tier Interest.

            "Component XA-1": One of sixteen components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1 Uncertificated Interest as of any date of determination.

            "Component XA-2": One of sixteen components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2 Uncertificated Interest as of any date of determination.

            "Component XA-3-1": One of the sixteen components of the Class X-1 Certificates having a Component Notional Amount equal to the current Lower-Tier Principal Amount of the Class LA-3-1 Uncertificated Interest as of any date of determination.

            "Component XA-3-2": One of the sixteen components of the Class X-1 Certificates and one of the four components of the Class X-2 Certificates having a Component Notional Amount equal to the current Lower-Tier Principal Amount of the Class LA-3-2 Uncertificated Interest as of any date of determination.

            "Component XB": One of sixteen components of the Class X-1 Certificates and one of the four components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LB Uncertificated Interest as of any date of determination.

            "Component XC": One of sixteen components of the Class X-1 Certificates and one of the four components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LC Uncertificated Interest as of any date of determination.

            "Component XD": One of sixteen components of the Class X-1 Certificates and one of the four components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LD Uncertificated Interest as of any date of determination.

            "Component XE": One of sixteen components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LE Uncertificated Interest as of any date of determination.

            "Component XF": One of sixteen components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LF Uncertificated Interest as of any date of determination.

            "Component XG": One of sixteen components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LG Uncertificated Interest as of any date of determination.

            "Component XH": One of sixteen components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LH Uncertificated Interest as of any date of determination.

            "Component XJ": One of sixteen components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LJ Uncertificated Interest as of any date of determination.

            "Component XK": One of sixteen components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LK Uncertificated Interest as of any date of determination.

            "Component XL": One of sixteen components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LL Uncertificated Interest as of any date of determination.

            "Component XM": One of sixteen components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LM Uncertificated Interest as of any date of determination.

            "Component XNR": One of sixteen components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LNR Uncertificated Interest as of any date of determination.

            "Controlling Class": As of any date of determination, the most subordinate Class of Regular Certificates then outstanding that has a then aggregate Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class of Certificates. As of the Closing Date, the Controlling Class will be the Class NR Certificates.

            "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such Holder (or Certificate Owner).

            "Controlling Class Certificateholder's Option Period": As defined in
Section 3.18 (a)(ii).

            "Controlling Class Option Holder": As defined in Section 3.18
(a)(i).

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Services (CMBS) J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2001-CIBC3 (telecopy number
(410) 884-2360).

            "Corrected Mortgage Loan": Any Specially Serviced Mortgage Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Mortgage Loan), and (provided that no additional default is foreseeable in the reasonable judgment of the Special Servicer) the Special Servicer has returned servicing of such Mortgage Loan to the Servicer pursuant to Section 3.21(a).

            "Credit File": All third party reports, environmental insurance policies, required legal opinions and all other documents, other than documents required to be part of the related Mortgage File, in the possession of the Servicer and relating to the origination and servicing of any Mortgage Loan.

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, either of the Mortgage Loan Sellers or an Affiliate of any of them. The Trustee shall be the initial Custodian.

            "Cut-off Date": With respect to any Mortgage Loan, the Due Date for such Mortgage Loan in December 2001.

            "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan for any twelve month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Mortgage Loan during such period, provided that with respect to the Mortgage Loans indicated on Schedule 4, which pay interest only for a specified period of time set forth in the related Mortgage Loan documents and then pay principal and interest, the related Monthly Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the amortization schedule indicated on Schedule 4).

            "Default Interest": With respect to any Mortgage Loan, all interest accrued in respect of such Mortgage Loan during such Due Period provided for in the related Mortgage Note or Mortgage as a result of a default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Mortgage Loan outstanding from time to time.

            "Defaulted Mortgage Loan": A Mortgage Loan that is delinquent at least sixty days in respect of its Monthly Payments or more than thirty days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note.

            "Defaulting Party": As defined in Section 7.01(b).

            "Defect": As defined in Section 2.02(f).

            "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificate": Any Certificate in definitive, fully registered form without interest coupons.

            "Delinquent Loan Status Report": The monthly report in the "Delinquent Loan Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-8, or such other form for the presentation of such information as may be recommended from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA website, as reasonably acceptable to the Servicer or the Special Servicer, as applicable, and the Directing Certificateholder.

            "Denomination": As defined in Section 5.01(a).

            "Depositor": J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Depository Rules": As defined in Section 5.02(b).

            "Determination Date": With respect to any Distribution Date, the fourth Business Day preceding such Distribution Date.

            "Determination Information": As defined in Section 3.18 (a)(i).

            "Directing Certificateholder": The Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder which will initially be ARCap REIT, Inc.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space "for occupancy only" within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Trust Fund or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

            "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit),
(ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel as provided to the Trustee (at no expense to the Trustee) that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": With respect to any Distribution Date, as to any Class of Regular Certificates, the Accrued Certificate Interest in respect of such Class of Regular Certificates for such Distribution Date, reduced (to not less than zero) by any allocations to such Class of Certificates (other than in the case of the Class X Certificates) of
(i) the product of (a) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Certificates (other than the Class X Certificates) for such Distribution Date, and (ii) any Certificate Deferred Interest for such Distribution Date.

            "Distribution Accounts": Collectively, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account and the Excess Interest Distribution Account, all of which may be subaccounts of a single account.

            "Distribution Date": The 15th day of each month, or if such 15th day is not a Business Day, on the next succeeding Business Day, beginning in January 2002.

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due, (ii) any Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due, and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

            "Due Period": With respect to any Distribution Date and any Mortgage Loan, the period commencing on the day immediately succeeding the Due Date occurring in the month preceding the month in which such Distribution Date occurs and ending on and including the Due Date occurring in the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a Business Day, any payments received with respect to the Mortgage Loans relating to such Due Period on the Business Day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period.

            "Eligible Account": Either (i) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee), the long-term unsecured debt obligations of which are rated at least (A) "AA" by S&P or "A" provided that the short term obligations of which are rated "A-1" and (B) "AA-" by Fitch, if the deposits are to be held in such account 30 days or more or the short-term debt obligations of which have a short-term rating of not less than "A-1" from S&P, and "F-1+" from Fitch, if the deposits are to be held in such account for less than 30 days or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified, downgraded or withdrawn by reason thereof, (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity, provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b). Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

            "Eligible Investor": Either (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) an Institutional Accredited Investor.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of the American Society of Testing Materials Standard Sections 1527-99 or any successor thereto published by the American Society of Testing Materials.

            "Environmental Indemnity Agreement": With respect to any Mortgage Loan, any agreement between the Mortgagor (or a guarantor thereof) and the originator of such Mortgage Loan relating to the Mortgagor's obligation to remediate or monitor or indemnify for any environmental problems relating to the related Mortgaged Property.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Prohibited Holder": As defined in Section 5.02(c)(i)(A).

            "ERISA Restricted Certificate": Any Class G, Class H, Class J, Class K, Class L, Class M or Class NR Certificate; provided that any such Certificate:
(a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit the transfer of such Certificate to a Plan.

            "Escrow Payment": Any payment received by the Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground lease rents and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Excess Interest": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on such Mortgage Loan after the Anticipated Repayment Date allocable to the Excess Rate, including all interest accrued thereon. The Excess Interest shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Interest Distribution Account": The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Trustee pursuant to Section 3.04(c), which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3, Excess Interest Distribution Account," and which must be an Eligible Account (or as a subaccount of the Distribution Account). The Excess Interest Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Rate": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

            "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

            "Exemption": Collectively, Prohibited Transaction Exemption ("PTE") 90-33 (issued to a corporate predecessor of J.P. Morgan Securities Inc.), and PTE 90-29 (issued to Merrill Lynch, Pierce, Fenner & Smith Incorporated), each as amended by PTE 97-34 and PTE-2000-58.

            "Fannie Mae": Federal National Mortgage Association or any successor thereto.

            "FDIC": Federal Deposit Insurance Corporation or any successor.

            "Final Recovery Determination": A reasonable determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by any of the Mortgage Loan Sellers pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, by the Controlling Class Option Holder or the Special Servicer pursuant to Section 3.18(b), or by the Servicer, Special Servicer, the Holders of the Controlling Class, or the Holders of the Class LR Certificates pursuant to Section 9.01) that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that, in the Special Servicer's judgment, exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

            "First Union": First Union National Bank, a national banking association, or any successor thereto.

            "Fitch": Fitch, Inc., and its successors in interest. If neither Fitch nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Servicer and the Special Servicer, and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Freddie Mac": Federal Home Loan Mortgage Corporation or any successor thereto.

            "Grantor Trust": A segregated asset pool within the Trust Fund consisting of the Excess Interest, and amounts held from time to time in the Excess Interest Distribution Account.

            "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property and any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the Mortgage Loan.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Historical Liquidation Report": The monthly report in the "Historical Liquidation File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-9, or such other form for the presentation of such information as may be recommended from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA website, as reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "Historical Loan Modification Report": The monthly report in the "Historical Loan Modification Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-10, or such other form for the presentation of such information as may be recommended from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA website, as reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder or any Affiliate thereof and (iii) is not connected with the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Trustee, the Depositor, the Servicer, the Special Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder or any Affiliate thereof, as the case may be.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust within the meaning of Section 856(d)(3) of the Code if the Trust were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Servicer or the Trust, delivered to the Trustee and the Servicer), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that the Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel has been delivered to the Trustee to that effect) or (ii) any other Person (including the Servicer and the Special Servicer) upon receipt by the Trustee and the Servicer of an Opinion of Counsel, which shall be at no expense to the Trustee, the Servicer or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Purchaser": J.P. Morgan Securities Inc.

            "Initial Sub-Servicer": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement with the Servicer as of the Closing Date, the Sub-Servicer under any such Sub-Servicing Agreement.

            "Initial Monthly Payment Fund": $436,505 representing interest at the related Mortgage Rate during the Due Period ending in January 2002, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment in accordance with the definition of "Trust Fund".

            "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Act.

            "Insurance and Condemnation Proceeds": All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor or any tenants or ground lessors, in either case, in accordance with the Servicing Standards.

            "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Interest Accrual Period": With respect to any Class of Regular Certificates or Uncertificated Lower-Tier Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, calculated assuming that each month has 30 days and each year has 360 days.

            "Interest Distribution Amount": With respect to any Class of Regular Certificates and for any Distribution Date, an amount equal to the sum of the Distributable Certificate Interest and the Class Unpaid Interest Shortfall with respect to such Class of Regular Certificates for such Distribution Date.

            "Interest Reserve Account": The trust account or subaccount created and maintained by the Trustee pursuant to Section 3.25 in the name of "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3, Interest Reserve Account", into which the amounts set forth in Section 3.25 shall be deposited directly and which must be an Eligible Account or subaccount of an Eligible Account.

            "Interested Person": The Depositor, the Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Representation Letter": As defined in Section 5.02(b).

            "Kings Plaza Intercreditor Agreement": The intercreditor agreement, dated as of November 30, 2001 by and between Wells Fargo Bank Minnesota, N.A., as trustee for J.P. Morgan Chase Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 and JPMorgan Chase Bank, with respect to the Kings Plaza Mortgage Loan and the Other Kings Plaza Mortgage Notes.

            "Kings Plaza Mortgage Loan": The Mortgage Loan identified on the Mortgage Loan Schedule as loan number 2, as evidenced by the Kings Plaza Pooled Note.

            "Kings Plaza Pooled Note": With respect to the Kings Plaza Mortgage Loan, Note A2, with a principal amount of $50,000,000, which is an asset of the Trust Fund.

            "Kings Plaza Trust": That certain trust established pursuant to the Kings Plaza Trust and Servicing Agreement, the assets of which include the Other Kings Plaza Notes.

            "Kings Plaza Trust and Servicing Agreement": With respect to the Kings Plaza Trust, the trust and servicing agreement, dated as of November 30, 2001, by and among the Depositor, Midland Loan Services, Inc., as servicer, and Wells Fargo Bank Minnesota, N.A., as trustee, pursuant to which the Kings Plaza Mortgage Loan is serviced.

            "Late Collections": With respect to any Mortgage Loan, all amounts received thereon prior to the related Determination Date, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date prior to the immediately preceding Determination Date and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property prior to the related Determination Date, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan by reason of default) on a Due Date prior to the immediately preceding Determination Date and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the applicable Mortgage Loan Seller pursuant to Section 3 of the related Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Controlling Class Option Holder or the Special Servicer pursuant to Section 3.18(b); or (v) such Mortgage Loan is purchased by the Special Servicer, the Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property or (ii) such REO Property is purchased by the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to Section 9.01.

            "Liquidation Fee": A fee payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer receives a full or discounted payoff (or an unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a modification of the terms of the related Mortgage Loan) with respect thereto from the related Mortgagor or any Liquidation Proceeds with respect thereto (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or the Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Mortgage Loan, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to clause (iii)(A) or (iv) of the definition of Liquidation Proceeds if such repurchase occurs within the time parameters set forth herein and in the related Mortgage Loan Purchase Agreement or clause (iii)(A)(v) of the definition of "Liquidation Proceeds."

            "Liquidation Fee Rate": A rate equal to 1.00%.

            "Liquidation Proceeds": Cash amounts received by or paid to the Servicer or the Special Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) (A) the purchase of a Defaulted Mortgage Loan by the Majority Controlling Class Certificateholder, the Special Servicer or the Servicer pursuant to Section 3.18(a) or (B) any other sale thereof pursuant to Section 3.18(c); (iv) the repurchase of a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to Section 3 of the related Mortgage Loan Purchase Agreement; or (v) the purchase of a Mortgage Loan or REO Property by the Holders of the Controlling Class, the Special Servicer, the Servicer or the Holders of the Class LR Certificates pursuant to Section 9.01.

            "Lower-Tier Distribution Account": The segregated account or accounts (or a subaccount of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3, Lower-Tier Distribution Account". Any such account or accounts shall be an Eligible Account (or a subaccount of the Distribution Account).

            "Lower-Tier Distribution Amount": As defined in Section 4.01(b).

            "Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)), and in the case of the Class LA-3-1 and Class LA-3-2 Uncertificated Interests, as set forth in Section 4.01(b).

            "Lower-Tier REMIC": One of two separate REMICs comprising the Trust Fund, the assets of which consist of the Mortgage Loans (exclusive of Excess Interest), any REO Property with respect thereto, such amounts as shall from time to time be held in the Certificate Account, the REO Account, if any, the Interest Reserve Account and the Lower-Tier Distribution Account, and all other property included in the Trust Fund that is not in the Upper-Tier REMIC.

            "LTV Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan as of such date (assuming no defaults or prepayments on such Mortgage Loan prior to that date), and the denominator of which is the Appraised Value of the related Mortgaged Property.

            "MAI":  Member of the Appraisal Institute.

            "Majority Controlling Class Certificateholder": As of any date, the Controlling Class Certificateholder owning a majority of the Percentage Interests in the Controlling Class.

            "Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of default thereunder or (ii) any grace period permitted by the related Mortgage Note.

            "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan, including any Balloon Payment, which is payable by a Mortgagor from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan by reason of default thereunder and without respect to any Excess Interest.

            "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the fee and/or leasehold interest in the related Mortgaged Property.

            "Mortgage Deferred Interest": With respect to any Mortgage Loan as of any Due Date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate and capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment, as so modified or reduced, or, if applicable, Assumed Scheduled Payment due on such Due Date.

            "Mortgage File": With respect to any Mortgage Loan, but subject to
Section 2.01, collectively the following documents:

            (i) the original Mortgage Note (or, with respect to the Kings Plaza Mortgage Loan, the Kings Plaza Pooled Note), bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the originator of the Mortgage Loan to the most recent endorsee, and further endorsed (at the direction of the Depositor given pursuant to the applicable Mortgage Loan Purchase Agreement), on its face or by allonge attached thereto, without recourse, to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3, without recourse, representation or warranty, express or implied";

            (ii) the original Mortgage (or a certified or other copy thereof from the applicable recording office) and originals (or certified or other copies from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent mortgagee of record, in each case with evidence of recording indicated thereon;

            (iii) an original assignment of the Mortgage, in complete and recordable form, executed by the most recent assignee of record thereof prior to the Trustee, or if none, by the originator to "Wells Fargo
      Bank Minnesota, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3";

            (iv) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record, in each case with evidence of recording thereon;

            (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the applicable assignee of record to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3";

            (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller;

            (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), in complete form, executed by the applicable Mortgage Loan Seller to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3";

            (viii) originals or copies of all consolidation, assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been consolidated or modified or the Mortgage Loan has been assumed;

            (ix) the original lender's title insurance policy or a copy thereof, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's fee or leasehold interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy of a "marked-up" written commitment, or the pro forma or specimen title insurance policy (marked as binding and in all cases countersigned by the title insurer or its authorized agent) in connection with the related Mortgage Loan;

            (x) the original or copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan and any intervening assignments;

            (xi) all UCC Financing Statements, assignments and continuation statements or copies thereof, as filed or recorded, or in form that is complete and suitable for filing or recording, as appropriate, or other evidence of filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing or recording thereon), and to transfer such security interest to the Trustee;

            (xii) the original power of attorney or a copy thereof (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

            (xiii) with respect to any Mortgage Loans with Additional Debt, a subordination agreement or intercreditor agreement, pursuant to which such Additional Debt will be fully subordinated to such Mortgage Loan;

            (xiv) any additional documents required to be added to the Mortgage File pursuant to this Agreement;

            (xv) with respect to any Mortgage Loan secured by a ground lease, the related ground lease or a certified copy thereof;

            (xvi) a copy of any letter of credit securing such Mortgage Loan and, within thirty (30) days of the Closing Date, a copy of the appropriate transfer or assignment documents for such letter of credit;

            (xvii) a copy of any Environmental Indemnity Agreement, together with a copy of any environmental insurance policy;

            (xviii) a copy of the Kings Plaza Intercreditor Agreement;

            (xix) a copy of the Kings Plaza Trust and Servicing Agreement;

            (xx) a copy of any loan agreement(s);

            (xxi) a copy of any escrow agreement(s);

            (xxii) a copy of any management agreement(s);

            (xxiii) a copy of any franchise agreements and comfort letters related thereto;

            (xxiv) a copy of the Appraisal for the related Mortgaged Property(ies);

            (xxv) a copy of any lock-box or cash management agreement(s);

            (xxvi) a list related to such Mortgage Loan indicating the related Mortgage Documents included in the related Mortgage File (the "Mortgage Loan Checklist"); and

            (xxvii) a copy of all environmental reports relating to the relevant Mortgaged property.

provided, however, that whenever the term "Mortgage File" is used to refer to documents held by the Trustee, or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the Trustee or a Custodian appointed thereby. With respect to the Kings Plaza Mortgage Loan, to the extent originals are required to be in the Mortgage File, the only original that will be included in the Mortgage File will be the item referred to in clause (i) above and copies of such other documents will be sufficient. It is understood that the documents relating to the Kings Plaza Mortgage Loan are held by the custodian appointed pursuant to the Kings Plaza Trust and Servicing Agreement and that the Kings Plaza Mortgage Loan will be serviced by the servicer thereof pursuant to the terms of the Kings Plaza Trust and Servicing Agreement.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other documents contained in the related Mortgage File and any related agreements. For purposes of clarification, the Other Kings Plaza Notes are not included in the definition of Mortgage Loan.

            "Mortgage Loan Purchase Agreement": Each of the agreements between the Depositor and each Mortgage Loan Seller, relating to the transfer of all of such Mortgage Loan Seller's right, title and interest in and to the related Mortgage Loans.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Mortgage Loan:

            (i) the loan i.d. number and loan servicing number (as specified in Exhibit A to the Prospectus);

            (ii) the Mortgagor's name;

            (iii) the street address (including city, state and zip code) of the related Mortgaged Property;

            (iv) the Mortgage Rate in effect at origination;

            (v) the Net Mortgage Rate in effect at the Cut-off Date;

            (vi) the original principal balance;

            (vii) the Cut-off Date Principal Balance;

            (viii) the (a) original term to stated maturity, (b) remaining term to stated maturity and (c) Maturity Date;

            (ix) the original and remaining amortization terms;

            (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

            (xi) the applicable Servicing Fee Rate;

            (xii) whether the Mortgage Loan is an Actual/360 Mortgage Loan;

            (xiii) whether such Mortgage Loan has an Anticipated Repayment Date;

            (xiv) the Revised Rate of such Mortgage Loan, if any;

            (xv) whether such Mortgage Loan is secured by the related Mortgagor's interest in a ground lease;

            (xvi) identifying any Mortgage Loans with which such Mortgage Loan is cross-defaulted or cross-collateralized;

            (xvii) the originator of such Mortgage Loan and the Mortgage Loan Seller;

            (xviii) whether such Mortgage Loan has a guarantor;

            (xix) whether such Mortgage Loan is secured by a letter of credit;

            (xx) amount of any reserve or escrowed funds;

            (xxi) number of grace days.

            (xxii) whether O&M Plan exists and, if so, what repairs are required; and

            (xxiii) whether a cash management agreement or lock-box agreement is in place.

            Such Mortgage Loan Schedule shall also set forth the aggregate of the amounts described under clause (vii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller": Each of: (1) JPMorgan Chase Bank, a New York banking corporation, or its respective successors in interest and (2) CIBC Inc., a Delaware corporation, or its respective successors in interest.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

            "Mortgage Rate": With respect to: (i) any Mortgage Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, exclusive of the Excess Rate; (ii) any Mortgage Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date; provided, however, that if any Mortgage Loan does not accrue interest on the basis of a 360 day year consisting of twelve 30 day months, then, solely for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to each Interest Reserve Loan, the Mortgage Rate for the one month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year, and (B) preceding the Due Date in March, will be the per annum rate stated in the related Mortgage Note and (iii) any REO Loan, the annual rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

            "Mortgaged Property": The real property subject to the lien of a Mortgage.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Due Period, exceeds (b) the aggregate amount deposited by the Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with such Prepayment Interest Shortfalls.

            "Net Investment Earnings": With respect to any of the Certificate Account, the Servicing Accounts or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to any of the Certificate Account, the Servicing Accounts or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor.

            "Net Operating Income": With respect to any Mortgaged Property, for any Mortgagor's fiscal year end, Net Operating Income will be calculated in accordance with the standard definition of "Net Operating Income" endorsed and put forth by CMSA.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

            "NOI Adjustment Worksheet": The monthly report in the "NOI Adjustment Worksheet" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-11, or such other form for the presentation of such information as may be recommended from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA website, as reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the reasonable judgment of the Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Loan. The determination by the Servicer or the Trustee, as applicable, that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Directing Certificateholder and the Depositor, in the case of the Servicer, and to the Depositor in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer or the Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, income and expense statements, rent rolls, occupancy status, property inspections and any other information used by the Servicer or the Trustee, as applicable, to make such determination and shall include any existing Appraisal of the related Mortgage Loan or Mortgaged Property). The Trustee shall be entitled to conclusively rely on the Servicer's determination that a P&I Advance is or would be nonrecoverable.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the reasonable judgment of the Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property. The determination by the Servicer, the Special Servicer or the Trustee, as the case may be, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered by either of the Special Servicer or the Servicer to the other and to the Trustee, the Directing Certificateholder and the Depositor, in the case of the Special Servicer or the Servicer, and to the Depositor in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer or the Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgage Loan or Mortgaged Property). The Trustee will be entitled to conclusively rely on the Servicer's determination that a Servicing Advance is or would be nonrecoverable.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class X-1, Class X-2, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class NR, Class R or Class LR Certificate.

            "Non-Specially Serviced Mortgage Loan": Any Mortgage Loan other than a Specially Serviced Mortgage Loan.

            "Non-U.S. Person": Any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (or successor form) or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes. A Person shall be treated as a Non-U.S. Person, notwithstanding clause (i) of the preceding sentence, if it is a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned, directly or indirectly, through one more partnerships, trusts or other pass-through entities by a Non-U.S. Person.

            "Notional Amount": In the case of the Class X Certificates, the Class X-1 Notional Amount and Class X-2 Notional Amount. In the case of each Component, the amount set forth in the applicable definition thereof.

            "Offered Certificates": The Class A and Class B Certificates.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee, as the case may be.

            "Operating Statement Analysis Report": The monthly report in the "Operating Statement Analysis Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-12, or such other form for the presentation of such information as may be recommended from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA website, as reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Servicer or the Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC, (b) compliance with the REMIC Provisions, (c) qualification of the Grantor Trust as a grantor trust or (d) the resignation of the Servicer, the Special Servicer or the Depositor pursuant to Section 6.04, must be an opinion of counsel who is in fact Independent of the Depositor, the Servicer or the Special Servicer, as applicable.

            "Original Certificate Balance": With respect to any Class of Regular Certificates (other than the Class X Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interest, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Notional Amount": With respect to the Class X-1 Notional Amount and Class X-2 Notional Amount, the initial Notional Amount thereof as of the Closing Date, as specified in the Preliminary Statement.

            "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Mortgage Loan.

            "Other Kings Plaza Notes": With respect to the Kings Plaza Mortgage Loan, Note A1, with a principal amount of $90,403,847 and Note B, with a principal amount of $81,647,937, both of which are not assets of the Trust Fund.

            "OTS":  The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Servicer or the Trustee, as applicable, pursuant to Section 4.03 or
Section 7.05.

            "P&I Advance Date": The Business Day immediately prior to each Distribution Date.

            "P&I Advance Determination Date": With respect to any Distribution Date, the Business Day prior to the P&I Advance Date.

            "Pass-Through Rate": Any of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F Pass-Through Rate, the Class G Pass-Through Rate, the Class H Pass-Through Rate, the Class J Pass-Through Rate, the Class K Pass-Through Rate, the Class L Pass-Through Rate, the Class M Pass-Through Rate, the Class NR Pass-Through Rate, the Class X-1 Pass-Through Rate or the Class X-2 Pass-Through Rate.

            "Penalty Charges": With respect to any Mortgage Loan (or successor REO Loan), any amounts actually collected thereon from the Mortgagor that represent late payment charges or Default Interest, other than a Yield Maintenance Charge or Excess Interest.

            "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest is equal to the Denomination of such Certificate divided by the initial Certificate Balance or Notional Amount, as applicable, of such Class of Certificates as of the Closing Date. With respect to a Residual Certificate, the percentage interest is set forth on the face thereof.

            "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of the Trustee if otherwise qualifying hereunder), regardless whether issued by the Depositor, the Servicer, the Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition and which shall not be subject to liquidation prior to maturity:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one year or less after the date of issuance; provided that any obligation of, or guarantee by, Fannie Mae or Freddie Mac, other than an unsecured senior debt obligation of Fannie Mae or Freddie Mac, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as evidenced in writing;

            (ii) time deposits, unsecured certificates of deposit, or bankers' acceptances that mature in 1 year or less after the date of issuance and are issued or held by any depository institution or trust company (including the Trustee) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest rating categories of each of S&P and Fitch or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate, as evidenced in writing;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of 1 year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

            (iv) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in one year or less from the date of issuance, which debt obligations are rated in the highest rating categories of each of S&P and Fitch or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as specified in writing by each of the Rating Agencies; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) of any corporation or other entity organized under the laws of the United States or any state thereof payable on demand or on a specified date maturing in 1 year or less after the date of issuance thereof and which is rated in the highest rating category of each of S&P and Fitch (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies);

            (vi) money market funds, rated in the highest rating categories of each of S&P and Fitch; and

            (vii) any other demand, money market or time deposit, obligation, security or investment, (a) with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency and (b) which qualifies as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code;

provided, however, that in each case if the investment is rated by S&P, (a) it shall not have an "r" highlighter affixed to its rating from S&P, (b) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (c) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; and provided, further, however, that no such instrument shall be a Permitted Investment (a) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (b) if such instrument may be redeemed at a price below the purchase price; and provided, further, however, that no amount beneficially owned by the Upper-Tier REMIC or the Lower-Tier REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code or result in imposition of a tax on such Upper-Tier REMIC or Lower-Tier REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

            "Permitted Transferee": Any Person who is a Qualified Institutional Buyer.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan": As defined in Section 5.02(c).

            "Prepayment Assumption": A "constant prepayment rate" of 0% used for determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes; provided, it is assumed that each Mortgage Loan with an Anticipated Repayment Date prepays on such date.

            "Prepayment Interest Excess": For any Distribution Date and with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Due Period, which Principal Prepayment was applied to such Mortgage Loan after the related Due Date and prior to the following Determination Date, the amount of interest, to the extent collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate, on the amount of such Principal Prepayment from and after such Due Date and ending on such Determination Date.

            "Prepayment Interest Shortfall": For any Distribution Date and with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Due Period, which Principal Prepayment was applied to such Mortgage Loan after the related Determination Date and prior to the following Due Date, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on such Due Date.

            "Primary Servicing Fee": The monthly fee payable by the Servicer from the Servicing Fee to each Initial Sub-Servicer, which monthly fee accrues at the rate per annum specified as such in the Sub-Servicing Agreement with such Initial Sub-Servicer.

            "Prime Rate": The "Prime Rate" as published in the "Money Rates" section of the New York city edition of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Trustee in its reasonable discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Trustee in its reasonable discretion) as may be in effect from time to time.

            "Principal Distribution Amount": With respect to any Distribution Date and any Class of Regular Certificates, an amount equal to the sum of (a) the Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for such Distribution Date.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Principal Shortfall": For any Distribution Date after the initial Distribution Date with respect to the Mortgage Loans, the amount, if any, by which (a) the related Principal Distribution Amount for the preceding Distribution Date, exceeded (b) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M and Class NR Certificates for such preceding Distribution Date pursuant to Section 4.01(a) on such preceding Distribution Date. The Principal Shortfall for the initial Distribution Date will be zero.

            "Privileged Person": Each Rating Agency, any of the Holders of each Class of Certificates, each Underwriter, the Initial Purchaser, each Mortgage Loan Seller and a certain financial market publisher (which initially shall be Bloomberg, L.P.), each party to this Agreement, the Directing Certificateholder, any designee of the Depositor, and any other person who shall have provided the Trustee with a certificate, using the form attached hereto as Exhibit 6, which form is available on and may be submitted through the Trustee's website, certifying that such person is a Certificateholder, a beneficial owner or a prospective purchaser of a Certificate.

            "Prospectus": The Prospectus dated November 16, 2001, as supplemented by the Prospectus Supplement dated December 17, 2001, relating to the offering of the Offered Certificates.

            "Purchase Option Notice":  As defined in Section 3.18 (a)(iii).

            "Purchase Price": With respect to any Mortgage Loan (or REO Loan) to be purchased by a Mortgage Loan Seller pursuant to Section 3 of the related Mortgage Loan Purchase Agreement, by the Majority Controlling Class Certificateholder, the Special Servicer or the Servicer pursuant to Section 3.18(b), or by the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to
Section 9.01 or to be otherwise sold pursuant to Section 3.18(c), a price equal to:

            (i) the outstanding principal balance of such Mortgage Loan (or related REO Loan) as of the date of purchase; plus

            (ii) all accrued and unpaid interest on such Mortgage Loan (or the related REO Loan) at the related Mortgage Rate in effect from time to time (exclusive of Excess Interest) to but not including the Due Date immediately preceding the Determination Date for the related to the Distribution Date in which such Purchase Price is included in the Available Distribution Amount; plus

            (iii) all related unreimbursed Servicing Advances and accrued and unpaid interest on related Advances at the Reimbursement Rate, and any Special Servicing Fees whether paid or then owing allocable to such Mortgage Loan; plus

            (iv) if such Mortgage Loan (or REO Loan) is being purchased by a Mortgage Loan Seller pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, all legal fees and expenses and any expenses of the Trust Fund relating to such Mortgage Loan (or REO Loan); plus

            (v) Liquidation Fees payable with respect to such Mortgage Loan.

With respect to any REO Property to be sold pursuant to Section 3.18(c), the amount calculated in accordance with the preceding sentence in respect of the related REO Loan.

            "Qualified Bidder": As defined in Section 7.01(c).

            "Qualified Institutional Buyer": A "qualified institutional buyer" as defined in Rule 144A under the Act.

            "Qualified Insurer": (i) With respect to any Mortgage Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with a minimum claims paying ability rating of at least "A" by S&P and "A" by Fitch or "A2" by Moody's and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), except as set forth in Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A" by S&P and "A-" by Fitch or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as and grace period no longer than that of the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan;
(vi) have a then current loan-to-value ratio not higher than that of the deleted Mortgage Loan as of the Closing Date and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan, in each case using the "value" as determined using an MAI appraisal; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have a then current debt service coverage ratio of not less than the original debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted Mortgage Loan; (x) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an Opinion of Counsel (provided at the applicable Mortgage Loan Seller's expense); (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) have comparable prepayment restrictions; (xiii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiv) have been approved by the Directing Certificateholder; (xv) prohibit defeasance within 2 years of the Closing Date; and (xvi) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel. In the event that more than one mortgage loan is substituted for a deleted Mortgage Loan, then the amounts described in clause (i) shall be determined on the basis of aggregate Stated Principal Balances and each such proposed Substitute Mortgage Loan shall individually satisfy each of the requirements specified in (i) through (xvi) and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rated Final Distribution Date": As to each Class of Certificates, November 15, 2035, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term.

            "Rating Agency": Each of S&P and Fitch or their successors in interest. If neither such rating agency nor any successor remains in existence, "Rating Agency" shall be deemed to refer to such nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer, and specific ratings of S&P and Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Regular Certificate": Any of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class NR and Class X Certificates.

            "Regulation D": Regulation D under the Act.

            "Regulation S": Regulation S under the Act.

            "Regulation S Book-Entry Certificates": The Regular Certificates sold in offshore transactions in reliance on Regulation S and represented by one or more Book-Entry Certificates deposited with the Paying Agent as custodian for the Depository.

            "Regulation S Investor": With respect to a transferee of a Regulation S Book-Entry Certificate, a transferee that acquires such Certificate pursuant to Regulation S.

            "Regulation S Transfer Certificate": A certificate substantially in the form of Exhibit I-1 or Exhibit I-2 hereto, as applicable.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the Prime Rate and shall be compounded monthly.

            "Related Certificates", "Related Uncertificated Lower-Tier Interests", "Related Components of Class X Certificates": For the following Classes of Uncertificated Lower-Tier Interests, the related Class of Certificates and the related Component(s) of Class X Certificates; for the following Classes of Certificates, the related Class of Uncertificated Lower-Tier Interests and the related Component(s) of the Class X Certificates; for the following Components of the Class X Certificates, the related Class of Uncertificated Lower-Tier Interests and the related Class of Certificates set forth below:

                              Related Uncertificated  Related Components of
    Related Certificate        Lower-Tier Interest     Class X Certificates
--------------------------    ----------------------- --------------------------
Class A-1 Certificate         Class LA-1                       XA-1
                              Uncertificated Interest

Class A-2 Certificate         Class LA-2                       XA-2
                              Uncertificated Interest

Class A-3 Certificate         Class LA-3-1                    XA-3-1
                              Uncertificated Interest

                              Class LA-3-2                    XA-3-2
                              Uncertificated Interest

Class B Certificate           Class LB                          XB
                              Uncertificatd Interest

Class C Certificate           Class LC                          XC
                              Uncertificated Interest

Class D Certificate           Class LD                          XD
                              Uncertificated Interest

Class E Certificate           Class LE                          XE
                              Uncertificated Interest

Class F Certificate           Class LF                          XF
                              Uncertificated Interest

Class G Certificate           Class LG                          XG
                              Uncertificated Interest

Class H Certificate           Class LH                          XH
                              Uncertificated Interest

Class J Certificate           Class LJ                          XJ
                              Uncertificated Interest

Class K Certificate           Class LK                          XK
                              Uncertificated Interest

Class L Certificate           Class LL                          XL
                              Uncertificated Interest

Class M Certificate           Class LM                          XM
                              Uncertificated Interest

Class NR Certificate          Class LNR                        XNR
                              Uncertificated Interest

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

            "REMIC Administrator": The Trustee or any REMIC administrator appointed pursuant to Section 10.01.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "First Union National Bank, [or the applicable successor Special Servicer], as Special Servicer, for the benefit of Wells Fargo Bank Minnesota, N.A., as trustee, in trust for registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3, REO Account." Any such account or accounts shall be an Eligible Account.

            "REO Acquisition": The acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18.

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund and provides for Assumed Scheduled Payments on each Due Date therefor, and otherwise has the same terms and conditions as its predecessor Mortgage Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All amounts due and owing in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Servicer, the Special Servicer, or the Trustee, as applicable, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Servicer or the Trustee in respect of such Advances in accordance with Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the Servicer or the Trustee in respect of an REO Loan. Collections in respect of each REO Loan (exclusive of the amounts to be applied to the payment of, or to be reimbursed to the Servicer or the Special Servicer for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt (exclusive of any portion that constitutes Excess Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the Servicing Standards of the Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges and Penalty Charges and (ii) Excess Interest and other amounts, in that order.

            "REO Loan Accrual Period": With respect to any REO Loan and any Due Date therefor, the one-month period immediately preceding such Due Date.

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of, and in the name of, the Trustee or a nominee thereof for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

            "REO Status Report": The report in the "REO Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit M-13, or such other form for the presentation of such information as may be recommended from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA website, as reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "Request for Release": A release signed by a Servicing Officer of the Servicer or the Special Servicer, as applicable, in the form of Exhibit E attached hereto.

            "Residual Certificate": Any Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

            "Responsible Officer": When used with respect to the initial Trustee, any Vice President, Assistant Vice President, Assistant Secretary, corporate trust officer or assistant corporate trust officer in the corporate trust department of Wells Fargo Bank Minnesota, N.A., and with respect to any successor Trustee, any officer or assistant officer in the corporate trust department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Period": The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Certificates are first offered to Persons other than the Initial Purchasers and any other distributor (as such term is defined in Regulation S) of the Certificates and (b) the Closing Date.

            "Retained Fee Rate": A rate of 0.01% per annum.

            "Revised Rate": With respect to those Mortgage Loans on the Mortgage Loan Schedule indicated as having a revised rate, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., and its successors in interest. If S&P nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Servicer and the Special Servicer, and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Scheduled Principal Distribution Amount": With respect to any Distribution Date and the Mortgage Loans, the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments and Excess Interest) due in respect of the Mortgage Loans during or, if and to the extent not previously received or advanced pursuant to Section 4.03 in respect of a preceding Distribution Date, on or prior to, the related Due Period, and all Assumed Scheduled Payments for the related Due Period, in each case to the extent either (i) paid by the Mortgagor as of the Business Day preceding the related P&I Advance Date (and not previously distributed to Certificateholders) or (ii) advanced by the Servicer or the Trustee, as applicable, pursuant to
Section 4.03 in respect of such Distribution Date, and (b) all Balloon Payments to the extent received during the related Due Period (including any applicable grace periods), and to the extent not included in clause (a) above.

            "Securities Act": The Securities Act of 1933, as amended.

            "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

            "Servicer": First Union National Bank, a national banking association, and its successors in interest and assigns, or any successor Servicer appointed as herein provided.

            "Servicer Fee Amount": With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan serviced by such Sub-Servicer, (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Due Period and (b) the servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan. With respect to the Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each immediately preceding Due Period and (b) the difference between the Servicing Fee Rate for such Mortgage Loan over the servicing fee rate (if any) applicable to such Mortgage Loan as specified in any Sub-Servicing Agreement related to such Mortgage Loan.

            "Servicer Watch List": As of each Determination Date a report, including and identifying each Mortgage Loan which is not a Specially Serviced Mortgage Loan, satisfying the "CMSA Servicer Watch List" criteria adopted from time to time by the CMSA and containing the information called for therein. Until such criteria is adopted by the CMSA, such report shall satisfy the criteria set forth on Exhibit M-14 hereto.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Servicer, Special Servicer or the Trustee, as applicable, in connection with the servicing and administering of
(a) a Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an REO Property, including, but not limited to, the cost of
(i) compliance with the Servicer's obligations set forth in Section 3.03(c),
(ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(iv) of the definition of "Liquidation Proceeds", (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures and (v) the operation, leasing, management, maintenance and liquidation of any REO Property. Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property.

            "Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Servicer pursuant to the first paragraph of Section 3.11(a).

            "Servicing Fee Rate": A rate equal to the per annum rate set forth on the Mortgage Loan Schedule under the heading "Servicing Fee Rate", in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan and ranging from 0.0575% to 0.1200% with a weighted average as of the Cut-off Date of 0.0731%.

            "Servicing Officer": Any officer and/or employee of the Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer and the Special Servicer to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

            "Servicing-Released Bid": As defined in Section 7.01(c).

            "Servicing-Retained Bid": As defined in Section 7.01(c).

            "Servicing Standards": As defined in Section 3.01(a).

            "Servicing Transfer Event": With respect to any Mortgage Loan (other than the Kings Plaza Mortgage Loan), the occurrence of any of the following events:

            (i) with respect to a Mortgage Loan that is not a Balloon Mortgage Loan, (a) a payment default shall have occurred at its original maturity date, or (b) if the original maturity date of such Mortgage Loan has been extended, a payment default shall have occurred at such extended maturity date;

            (ii) with respect to each Balloon Mortgage Loan, (a) a payment default shall have occurred at its original maturity date and continues for 60 days or (b) 90 days after the maturity date if the related Mortgagor has continued to make all scheduled Monthly Payments; provided, that at the written request of the Directing Certificateholder, the Servicing Transfer Event shall be delayed for an additional 60 days in either case if the related Mortgagor has delivered to the Servicer a bona fide written commitment for refinancing reasonably satisfactory in form and substance to the Special Servicer and the Directing Certificateholder;

            (iii) any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent; or

            (iv) the date upon which the Servicer determines that a payment default is imminent and is not likely to be cured by the related Mortgagor within 60 days; or

            (v) the date upon which a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, and being entered against the related Mortgagor; provided that if such decree or order is discharged or stayed within 60 days of being entered, or if, as to a bankruptcy, the automatic stay is lifted within 60 days of a filing for relief or the case is dismissed, such Mortgage Loan shall not be a Specially Serviced Mortgage Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

            (vi) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (vii) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (viii) a default of which the Servicer has notice (other than a failure by such Mortgagor to pay principal or interest) and which in the opinion of the Servicer materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in such Mortgage Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

            (ix) the Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property.

            "Similar Law": As defined in Section 5.02(c).

            "Special Servicer": First Union National Bank, a national banking association, and its successors and assigns, or any successor Special Servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25 % per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan in the same manner as interest is calculated on the Specially Serviced Mortgage Loans.

            "Specially Serviced Mortgage Loan": As defined in Section 3.01(a).

            "Startup Day": The day designated as such in Section 10.01(b).

            "Stated Principal Balance": With respect to any Mortgage Loan, as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Mortgage Loan, plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Due Period minus (z) the sum of:

            (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed to Certificateholders on or before such date of determination;

            (ii) all Principal Prepayments received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination;

            (iii) the principal portion of all Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination; and

            (iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Due Period for the most recent Distribution Date.

            With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

            (i) the principal portion of any P&I Advance made with respect to the predecessor Mortgage Loan on or after the date of the related REO Acquisition, to the extent distributed to Certificateholders on or before such date of determination; and

            (ii) the principal portion of all Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders on or before such date of determination.

            A Mortgage Loan or an REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

            "Statement to Certificateholders": As defined in Section 4.02(a).

            "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M or Class NR Certificate.

            "Sub-Servicer": Any Person with which the Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The written contract between the Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan.

            "Successful Bidder":  As defined in Section 7.01(c).

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Upper-Tier REMIC and the Lower-Tier REMIC due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal tax law or Applicable State and Local Tax Law.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transferable Servicing Interest": Subject to reduction by the Trustee pursuant to Section 3.11(a), the amount by which the Servicing Fees otherwise payable to the Servicer hereunder exceed the sum of (i) the Primary Servicing Fees and (ii) the amount of such Servicer Fees calculated using the Retained Fee Rate.

            "Transfer Affidavit": As defined in Section 5.02(d).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Transferor Letter": As defined in Section 5.02(d).

            "Trust": The trust created hereby and to be administered hereunder.

            "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any letters of credit, indemnities, guaranties or lease enhancement policies given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Servicing Accounts (to the extent of the Trust Fund's interest therein), amounts on deposit in the Certificate Account, Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income, as applicable; (ix) any Environmental Indemnity Agreements (to the extent of the Trust Fund's interest therein); (x) the rights and remedies under each Mortgage Loan Purchase Agreement; (xi) the Lower-Tier Regular Interests; and (xii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower).

            "Trustee": Wells Fargo Bank Minnesota, N.A., a national banking association, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

            "Trustee Exception Report": As defined in Section 2.02(f).

            "Trustee Fee": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement.

            "Trustee Fee Rate": A rate equal to 0.0021% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan (and in the same manner as interest is calculated on the related Mortgage Loan) as of the preceding Distribution Date.

            "UCC": The Uniform Commercial Code, as enacted in each applicable state.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

            "Uncertificated Lower-Tier Interests": Any of the Class LA-1, Class LA-2, Class LA-3-1, Class LA-3-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM and Class LNR Uncertificated Interests.

            "Underwriters": J.P. Morgan Securities Inc., CIBC World Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc.

            "Underwritten Debt Service Coverage Ratio": With respect to any Mortgage Loan, the ratio of (i) Underwritten Net Cash Flow produced by the related Mortgaged Property to (ii) the aggregate amount of the Monthly Payments due for the 12-month period immediately following the Cut-off Date, except with respect to those Mortgage Loans identified on Schedule 4 where Monthly Payments pay interest only for a specified period of time set forth in the related Mortgage Loan documents and then pay principal and interest, but for purposes of this definition only, shall be assumed to include interest and principal (based upon the amortization schedule length indicated on Schedule 4).

            "Underwritten Net Cash Flow": With respect to any Mortgaged Property, the estimated annual revenue derived from the use and operation of such Mortgaged Property, less estimated annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

            "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

            "Unscheduled Principal Distribution Amount": With respect to any Distribution Date and the Mortgage Loans, the aggregate of (a) all Principal Prepayments received on the Mortgage Loans on or prior to the Determination Date; and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds and, if applicable, REO Revenues received with respect to the Mortgage Loans and any REO Loans on or prior to the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to
Section 4.03 in respect of a preceding Distribution Date.

            "Upper-Tier Distribution Account": The segregated account or accounts (or a subaccount of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3, Upper-Tier Distribution Account". Any such account or accounts shall be an Eligible Account (or a subaccount of the Distribution Account).

            "Upper-Tier REMIC": One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "U.S. Dollars": Lawful money of the United States of America.

            "U.S. Person": A citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows: (i) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and Class X-2 Certificates based upon their Class Notional Amounts), and (ii) in the case of any other Class of Regular Certificates a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance of the Regular Certificates, each determined as of the Distribution Date immediately preceding such time. None of the Class R Certificates nor the Class LR Certificates will be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Appraisal Reductions shall not result in a change to a Class' Voting Rights

            "Weighted Average Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Due Period (after giving effect to any payments received during any applicable grace period).

            "Withheld Amounts": As defined in Section 3.26(a).

            "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Mortgage Loan.

            "Workout Fee Rate": A fee of 1.00 % of each collection (other than Excess Interest and Default Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid), including (i) Monthly Payments, (ii) Balloon Payments and (iii) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

            "Yield Maintenance Charge": With respect to any Mortgage Loan or REO Loan, the yield maintenance charge or prepayment premium set forth in the related Mortgage Loan documents; provided that no amounts shall be considered Yield Maintenance Charges until there has been a full recovery of all principal, interest and other amounts due under the related Mortgage Loan.

            Section 1.02 Certain Calculations.

            Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

                (i) All calculations of interest (other than as provided in the Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                (ii) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer, the Special Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with the Servicing Standards consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

                (iii) Any reference to the Certificate Balance of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a), (b) any Collateral Support Deficit allocated to such Class on such Distribution Date pursuant to
      Section 4.04 and (c) the addition of any Certificate Deferred Interest allocated to such Class and added to such Certificate Balance pursuant to
      Section 4.06(b).

                (iv) For purposes of calculations required herein, Excess Interest shall not be added to the outstanding principal balance of the Mortgage Loans notwithstanding that the related Loan Documents may provide otherwise.

                               [End of Article I]

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES


            Section 2.01 Conveyance of Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee as trustee of the trust, assign, sell, transfer and convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 1, 2, 3, 4, 5, 6(a), 6(c), 6(d), 6(e), 6(f), 6(g),
7, 11, 12, 14, 15, 16, 18, and 20 of each of the Mortgage Loan Purchase Agreements, (iii) all other assets included or to be included in the Trust Fund, and (iv) any rights of the Depositor, as assignee of JPMorgan Chase Bank, under the Kings Plaza Intercreditor Agreement. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding
Section 11.07, is intended by the parties to constitute a sale. In connection with the assignment to the Trustee of Sections Sections 1, 2, 3, 4, 5, 6(a), 6(c), 6(d), 6(e), 6(f), 6(g), 7, 11, 12, 14, 15, 16, 18, and 20 of each of the
Mortgage Loan Purchase Agreements, it is intended that the Trustee get the benefit of Sections 11, 12 and 15 thereof in connection with any exercise of rights under such assigned Sections, and the Depositor shall use its best efforts to make available to the Trustee the benefits of Sections 11, 12 and 15 in connection therewith.

            (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned, with copies to the Servicer. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnifying the Trustee. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi), (viii), (xi), (xii) and
(xv) of the definition of "Mortgage File," with evidence of filing or recording thereon, solely because of a delay caused by the public filing or recording office where such document or instrument has been delivered for filing or recordation, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied on a provisional basis as of the Closing Date as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (certified by the applicable public filing or recording office, the applicable title insurance company or the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for filing or recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder's office, in the case of the documents and/or instruments referred to in clause (ii) of the definition of "Mortgage File," to be a true and complete copy of the original thereof submitted for recording), with evidence of filing or recording thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period, not to exceed 18 months, after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, in good faith attempting to obtain from the appropriate public filing office or county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi), (vii), (viii), (xi) and (xv) of the definition of "Mortgage File," with evidence of filing or recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of filing or recording thereon and certified in the case of the documents and/or instruments referred to in clause
(ii) of the definition of "Mortgage File" by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date. Neither the Trustee nor any Custodian shall in any way be liable for any failure by such Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b). If, on the Closing Date as to any Mortgage Loan, the applicable Mortgage Loan Seller cannot deliver in complete and recordable form (or form suitable for filing, if applicable) any one of the assignments in favor of the Trustee referred to in clauses (iii), (v), (vii) or
(xi) of the definition of "Mortgage File" solely because of the unavailability of filing or recording information as to any existing document or instrument and/or because such assignments are assignments in blank and have not been completed in favor of the Trustee as specified in the related clause(s) of the definition of "Mortgage File", such Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan substantially in the form of Exhibit H; provided that all required original assignments with respect to such Mortgage Loan, in fully complete and recordable form (or form suitable for filing, if applicable), are delivered to the Trustee or its Custodian within 180 days of the Closing Date (or within such longer period, not to exceed 18 months, as the Trustee in its discretion may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, in good faith attempting to obtain from the appropriate public filing office or county recorder's office the applicable filing or recording information as to the related document or instrument). Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (xvi) of the definition of Mortgage File, the Mortgage Seller Loan Seller shall deliver to the Servicer and the Servicer shall hold the original of such document in trust on behalf of the Trustee in order to draw on such letter of credit and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to such document a copy thereof to the Trustee together with an officer's certificate of the Mortgage Loan Seller certifying that such document has been delivered to the Servicer. The applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter of credit required in order for the Servicer to draw on such letter of credit.

            (c) Pursuant to each Mortgage Loan Purchase Agreement, each Mortgage Loan Seller is required at its sole cost and expense, to itself, or to engage a third party to, put each Assignment of Mortgage and each assignment of each UCC Financing Statement ("Assignments" and individually, "Assignment") relating to the Mortgage Loans conveyed by it under the applicable Mortgage Loan Purchase Agreement in proper form for filing or recording, as applicable, and to submit such Assignments for filing or recording, as the case may be, in the applicable public filing or recording office, and on the Closing Date, such Mortgage Loan Seller will be required to deliver the omnibus assignment of such Mortgage Loans to the Trustee or its Custodian as provided in Section 2.01(b). Except under the circumstances provided for in the last sentence of this subsection (c), each Mortgage Loan Seller will itself, or a third party at such Mortgage Loan Seller's expense will, promptly (and in any event within 120 days of the later of the Closing Date and the Trustee's actual receipt of the related documents) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment to the Trustee referred to in clauses (iii) and
(v) of the definition of "Mortgage File" and each UCC assignment to the Trustee referred to in clause (xi) of the definition of "Mortgage File". Each such Assignment submitted for recording shall reflect that it should be returned by the public recording office to the Trustee or its designee following recording, and each such UCC assignment submitted for recording or filing shall reflect that the file copy thereof should be returned to the Trustee or its designee following recording or filing. If any such document or instrument is determined to be incomplete or not to meet the recording or filing requirements of the jurisdiction in which it is to be recorded or filed, or is lost by the public office or returned unrecorded or unfiled, as the case may be, because of a defect therein on or about 180 days after the Closing Date, the Mortgage Loan Seller or its designee shall prepare, at its own expense, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. If, by the first anniversary of the Closing Date, the Trustee has not received confirmation of the recording or filing as the case may be, of any such Assignment, it shall so advise the related Mortgage Loan Seller who may then pursue such confirmation itself or request that the Trustee pursue such confirmation at the related Mortgage Loan Seller's expense, and upon such a request and provision for payment of such expenses satisfactory to the Trustee, the Trustee, at the expense of the applicable Mortgage Loan Seller, shall cause a search of the land records of each jurisdiction and of the records of the offices of the applicable Secretary of State for confirmation that the Assignment appears in such records and retain a copy of such confirmation in the related Mortgage File. In the event that confirmation of the recording or filing of an Assignment cannot be obtained, the Trustee or the related Mortgage Loan Seller, as applicable, shall promptly inform the other and the Trustee shall provide such Mortgage Loan Seller with a copy of the Assignment and request the preparation of a new Assignment. A Mortgage Loan Seller shall pay the expenses for the preparation of replacement Assignments for any Assignments which, having been properly submitted for filing or recording to the appropriate governmental office by the Trustee, fail to appear of record and must be resubmitted. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (iii) or (v) of the definition of "Mortgage File", or to file any UCC-3 to the Trustee referred to in clause
(xi) of the definition of "Mortgage File", in those jurisdictions where, in the written opinion of local counsel (which opinion shall be an expense of the related Mortgage Loan Seller) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee's interest in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the related Mortgage Loan Seller, the Servicer, the Special Servicer, any Sub-Servicer or the Depositor.

            (d) All documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Mortgage Loans (including financial statements, operating statements and any other information provided by the respective Mortgagor from time to time, but excluding documents prepared by the Mortgage Loan Seller or any of its Affiliates solely for internal communication) that are not required to be a part of a Mortgage File in accordance with the definition thereof together with copies of all documents in each Mortgage File, shall be delivered by the Depositor or the applicable Mortgage Loan Seller to the Servicer on or before the Closing Date and shall be held by the Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and as holder of the Uncertificated Lower-Tier Interests).

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Servicer, on or before the Closing Date, a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

            (f) The Trustee hereby acknowledges the receipt by it of the Initial Monthly Payment Fund. The Trustee shall hold such Initial Monthly Payment Fund in the Distribution Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the initial Distribution Date.

            (g) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of the applicable Mortgage Loan Seller or any other name to be transferred to the Servicer (or a Sub-Servicer) for deposit into Servicing Accounts.

            Section 2.02 Acceptance by Trustee.

            (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this Section
2.02 and to any exceptions noted on the Trustee Exception Report, of the applicable documents specified in clause (i) of the definition of "Mortgage File" with respect to each Mortgage Loan, of a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

            (b) Within 90 days of the Closing Date, the Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review (but in no event later than 90 days after the Closing Date), the Trustee shall certify in writing to each of the Rating Agencies, Depositor, the Servicer, the Special Servicer, the Directing Certificateholder and the Mortgage Loan Sellers that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full) and except as specifically identified in any exception report annexed thereto (the "Trustee Exception Report"), (i) all documents specified in clauses (i) through (v), (ix) through (xii), (xiv) and (xvi) (or, with respect to clause
(xvi), a copy of such letter of credit and an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File", as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face appear to be executed and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iii) (other than zip code), (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct. With respect to each Mortgage Loan listed on the Trustee Exception Report, the Trustee shall specifically identify such Mortgage Loan together with the nature of such exception (in the form reasonably acceptable to the Trustee and the Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by the Mortgage Loan Seller but are out for recording and have not been returned by the recorder's office).

            (c) The Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall certify in writing to each of the Depositor, the Servicer, the Special Servicer, Directing Certificateholder and the applicable Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred) or any Mortgage Loan specifically identified in any exception report annexed thereto (i) all documents specified in clauses (i) through (v), (ix) through (xii), (xiv) and
(xvi) (or, with respect to clause (xvi), a copy of such letter of credit and an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File", as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iii) (other than zip code), (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

            (d) Notwithstanding anything contained in this Section 2.02 and
Section 2.03(b) to the contrary, in the case of a deficiency in any of the documents specified in clauses (ii) through (iv), (ix) and (xi), resulting solely from a delay in the return of the related documents from the applicable recording office, which deficiency (i) is continuing for (a) in the case of any Mortgage Loan that is not a Specially Serviced Mortgage Loan, for more than eighteen (18) months following the Closing Date or (b) in the case of any Specially Serviced Mortgage Loan, thirty (30) days following a Servicing Transfer Event, and (ii) impairs or prohibits in any material way the Servicer's or Special Servicer's ability to act upon, or enforce, any of the Trust Fund's rights and remedies under the related Mortgage Loan, or Specially Serviced Mortgage Loan, as applicable, at the time the Servicer or Special Servicer attempts to act upon, or enforce, any such right or remedy, the Directing Certificateholder in its sole judgment may permit the Depositor or the related Mortgage Loan Seller, in lieu of repurchasing or substituting for the related Mortgage Loan, to deposit with the Trustee an amount, to be held in trust in a segregated Eligible Account, equal to 25% of the Stated Principal Balance of the related Mortgage Loan (in the alternative, the Depositor or the related Mortgage Loan Seller, as the case may be, may deliver to the Trustee a letter of credit in such amount). Such funds or letter of credit, as applicable shall be held by the Trustee (i) until the date on which the Servicer certifies to the Trustee that such document deficiency has been cured, at which time the Trustee shall return such funds (or letter or credit) to the Depositor or the related Mortgage Loan Seller, as the case may be or (ii) if such document deficiency has not been cured by the date which is eighteen (18) months following the Closing Date and the Depositor or the related Mortgage Loan Seller, as the case may be, shall be required to repurchase or substitute for the related Mortgage Loan in accordance with the terms and conditions of Section 2.03(b) or Section 3 of the related Mortgage Loan Purchase Agreement. In that event, upon such date, the Trustee shall deposit, or cause the Servicer to deposit, such funds, or shall draw upon the letter of credit and deposit the proceeds of such draw, into the Certificate Account to be applied to the Purchase Price (or the Substitution Shortfall Amount, if applicable) in accordance with Section 2.03(b). All such funds deposited with the Trustee shall be invested in Permitted Investments, at the direction and for the benefit of the Depositor or the related Mortgage Loan Seller, as the case may be. Such funds shall be treated as an "outside reserve fund" under the REMIC Provisions, beneficially owned by the Mortgage Loan Seller for federal income tax purposes, who shall be taxable on all income or gain with respect thereto.

            (e) It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (vi), (vii), (viii), (xiii), (xiv) and (xv) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person (unless identified on the Mortgage Loan Checklist) or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face and, with respect to the documents specified in clause (ix), whether the insurance is effective as of the date of the recordation, whether all endorsements or riders issued are included in the file or if the policy has not been issued whether any acceptable replacement document has been dated the date of the related Mortgage Loan funding. Further, with respect to the UCC financing statements referenced in the Mortgage File, absent actual knowledge to the contrary or copies of UCC financing statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for the purposes of the filings and the certification delivered in this Section 2.02 that the related Mortgage File should include one state level UCC financing statement filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor), or if the Trustee has received notice that a particular UCC financing statement was filed as a fixture filing, that the related Mortgage File should include only a local UCC financing statement filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor). The assignments of the UCC's to be assigned to the Trust will be delivered on the new national forms (or on such other form as may be acceptable for filing in the applicable jurisdiction) and in recordable format and will be filed in the jurisdiction(s) where such UCC financing statements were originally filed, as indicated in the documents provided, and in accordance with then current laws.

            (f) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds any document or documents constituting a part of a Mortgage File not to have been properly executed or, subject to Section 2.01(b), not to have been delivered, to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule or to be defective on its face (each, a "Defect" in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder and the applicable Mortgage Loan Seller (and in no event later than 90 days after the Closing Date and every quarter thereafter, commencing with the quarter ending June 30, 2002 until December 31, 2004, by providing a written report (the "Trustee Exception Report") setting forth for each affected Mortgage Loan, with particularity, the nature of such Defect (in form reasonably acceptable to the Trustee and the Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by the Mortgage Loan Seller but are out for recording and have not been returned by the recorder's office).

            Section 2.03 Representations, Warranties and Covenants of the Depositor; Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties.

            (a) The Depositor hereby represents and warrants that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

            (v) The Depositor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans to the Trust and the Mortgage Loans have been validly transferred to the Trust.

            (b) If any Certificateholder, the Servicer, the Special Servicer, the Trustee discovers or receives notice of a Defect in any Mortgage File or a breach of any representation or warranty with respect to a Mortgage Loan set forth in, or required to be made with respect to a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to, the related Mortgage Loan Purchase Agreement (a "Breach"), which Defect or Breach, as the case may be, materially and adversely affects the value of any Mortgage Loan, the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein, such Certificateholder, the Servicer, the Special Servicer, the Trustee or the Directing Certificateholder, as applicable, shall give prompt written notice of such Defect or Breach, as the case may be, to the Depositor, the Servicer, the Special Servicer, the Mortgage Loan Sellers, the Trustee and the Directing Certificateholder, and shall request that the applicable Mortgage Loan Seller, not later than the earlier of 90 days from the applicable Mortgage Loan Seller's receipt of such notice or the Mortgage Loan Seller's discovery of such Defect or Breach, (i) cure such Defect or Breach, as the case may be, in all material respects, (ii) repurchase the affected Mortgage Loan or REO Loan at the applicable Purchase Price and in conformity with the applicable Mortgage Loan Purchase Agreement or (iii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith and in conformity with the applicable Mortgage Loan Purchase Agreement; provided, however, that if such Breach and Defect is capable of being cured but not within such 90-day period, and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within such 90-day period, the Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan or substitute a Qualified Substitute Mortgage Loan) and provided, further, that with respect to such additional 90-day period the Mortgage Loan Seller shall have delivered an officer's certificate to the Rating Agencies, the Servicer, the Trustee and the Directing Certificateholder, setting forth the reason such Breach or Defect is not capable of being cured within the initial 90-day period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such Breach or Defect will be cured within the additional 90-day period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) which causes a defective Mortgage Loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interest of Certificateholders therein, and such Mortgage Loan shall be repurchased or substituted for without regard to the extended cure period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the funds in the amount of the Purchase Price are to be deposited by wire transfer in the Certificate Account.

            Any of the following will cause a document in the Mortgage File (or with respect to the Kings Plaza Mortgage Loan, the defect set forth only in clause (a) below) to be deemed to have a "Defect" and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Mortgage Loan and to be deemed to materially and adversely affect the interest of the Certificateholders in and the value of a Mortgage Loan: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the item called for by paragraph (ix) of the definition of Mortgage File; (d) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; (e) the absence from the Mortgage File of any required letter of credit or (f) with respect to any leasehold mortgage loan, the absence from the related Mortgage File of the related Ground Lease.

            (c) In connection with any repurchase of, or substitution of a Qualified Substitute Mortgage Loan for, a Mortgage Loan contemplated by this
Section 2.03, the Trustee, the Servicer and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of the Trustee, the Servicer and the Special Servicer of a trust receipt executed by the applicable Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to the applicable Mortgage Loan Seller in the same manner as provided in Section 3 of the related Mortgage Loan Purchase Agreement, so as to vest in such Mortgage Loan Seller the legal and beneficial ownership of such Mortgage Loan (including property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan documents.

            (d) Section 6(e) of each of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders (subject to the limitations on the rights of the Certificateholders under this Agreement), or the Trustee on behalf of the Certificateholders, respecting any Defect in a Mortgage File or any Breach of any representation or warranty with respect to a Mortgage Loan set forth in or required to be made pursuant to Section 6 of each of the Mortgage Loan Purchase Agreements.

            (e) The Servicer and the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests), enforce the obligations of the applicable Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Servicer or the Special Servicer, as the case may be, would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s). The Servicer and the Special Servicer, as the case may be, shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the applicable Mortgage Loan Seller; second, pursuant to Section 3.05(a)(vii) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(viii) out of general collections on the Mortgage Loans on deposit in the Certificate Account.

            (f) The Depositor shall cause a Mortgage Loan Seller to repurchase any Mortgage Loan that is cross-collateralized with any Mortgage Loan repurchased pursuant to clause (b), (c) or (d) of this Section 2.03. Notwithstanding the foregoing, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the Depositor may cause the related Mortgage Loan Seller to repurchase only that Mortgage Loan required to be repurchased pursuant to this Section 2.03, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, this Agreement and the related Mortgage Loan Purchase Agreement, (ii) in connection with such partial release, the related Mortgage Loan Seller obtains an Opinion of Counsel (at such Mortgage Loan Seller's expense) to the effect that the contemplated action will not, with respect to the Upper-Tier REMIC or the Lower-Tier REMIC created hereunder, endanger such status or, unless such party determines in its sole discretion to indemnify the Trust Fund against any resultant tax, result in the imposition of any tax and
(iii) in connection with such partial release, the related Mortgage Loan Seller delivers or causes to be delivered to the Custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

            Section 2.04 Execution of Certificates; Issuance of Uncertificated Lower-Tier Interests.

            The Trustee hereby acknowledges the assignment to it of the Mortgage Loans and, subject to Sections 2.01 and 2.02, the delivery to it or a Custodian on its behalf of the Mortgage Files (other than the Mortgage Files for the Kings Plaza Mortgage Loan) and a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Trustee (i) acknowledges the issuance of the Uncertificated Lower-Tier Interests to the Depositor, (ii) acknowledges the authentication and delivery of the Class LR Certificates to or upon the order of the Depositor, in exchange for the Mortgage Loans (other than Excess Interest), receipt of which is hereby acknowledged, and immediately thereafter, the Trustee acknowledges that it has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Certificates and the Class R Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized Denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC.

            Section 2.05 Grantor Trust Designations. The Class NR Certificates, exclusive of the portion thereof representing a "regular interest" in the Upper-Tier REMIC, are hereby designated as undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and the Excess Interest Distribution Account, which portion shall be treated as part of a grantor trust within the meaning of subpart E, Part I of subchapter J of the Code.

                               [End of Article II]

                                   ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

            Section 3.01 Servicer to Act as Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans.

            (a) Each of the Servicer and the Special Servicer shall diligently service and administer the Mortgage Loans it is obligated to service pursuant to this Agreement on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) (as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment) in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) in the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial mortgage loan servicers servicing mortgage loans for third parties and (2) the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by the Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (i) any relationship that the Servicer, the Special Servicer or any Affiliate of the Servicer or the Special Servicer may have with any Mortgagor, any Mortgage Loan Seller, or any other parties to this Agreement; (ii) the ownership of any Certificate by the Servicer, the Special Servicer or any Affiliate of the Servicer or Special Servicer, as applicable; (iii) the Servicer's or Special Servicer's obligation to make Advances; (iv) the Servicer's or Special Servicer's, as the case may be, right to receive compensation for its services and reimbursement for its costs hereunder or with respect to any particular transaction; (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Servicer or Special Servicer; (vi) any obligation of the Servicer or any of its affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the Mortgage Loan and (vii) any other debt the Servicer or any of its Affiliates has extended to any Borrower or any of its Affiliates (the foregoing, collectively referred to as the "Servicing Standards"). Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Mortgage Loans as to which a Servicing Transfer Event has occurred and is continuing (the "Specially Serviced Mortgage Loans") and (ii) any REO Properties; provided that the Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports, required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a). Without limiting the foregoing, subject to Section 3.21, the Servicer shall be obligated to service and administer all Mortgage Loans which are not Specially Serviced Mortgage Loans; provided, that the Special Servicer shall make the inspections, use its reasonable efforts to collect the statements and forward to the Servicer to prepare the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Mortgage Loans in accordance with Section 3.12.

            (b) Subject only to the Servicing Standards and the terms of this Agreement and of the respective Mortgage Loans and applicable law, the Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration for which it is responsible which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Servicer and the Special Servicer, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, with respect to each Mortgage Loan it is obligated to service under this Agreement: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Servicer or the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Servicer or the Special Servicer.

            (c) To the extent the Servicer is permitted pursuant to the terms of the related Mortgage Loan documents to exercise its discretion with respect to any action which requires a confirmation of the Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates, the Servicer shall require the costs of such written confirmation to be borne by the related Mortgagor. To the extent the terms of the related Mortgage Loan documents require the Mortgagor to bear the costs of any confirmation of the Rating Agencies that an action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates, the Servicer shall not waive the requirement that such costs and expenses be borne by the related Mortgagor. To the extent that the terms of the related Mortgage Loan documents are silent as to who bears the costs of any confirmation of the Rating Agencies that an action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates, the Servicer shall use reasonable efforts to have the mortgagor bear such costs and expenses. The Servicer shall not be responsible for the payment of such costs and expenses out of pocket.

            (d) The relationship of each of the Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            (e) The Servicer shall, to the extent permitted by the related Mortgage Loan documents and consistent with the Servicing Standards, permit Escrow Payments to be invested only in Permitted Investments.

            (f) Within 60 days after the Closing Date, the Servicer shall notify
(i) each provider of a letter of credit for each Mortgage Loan identified as having a letter of credit on the Mortgage Loan Schedule, that the Servicer or the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders shall be the beneficiary under each such letter of credit and
(ii) each lessor under a Ground Lease for each Mortgage Loan identified as subject to a leasehold interest on the Mortgage Loan Schedule, that the Servicer or the Special Servicer shall service such Mortgage Loan for the benefit of the Certificateholders. If the mortgage loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to the related letter of credit, then the applicable Mortgage Loan Seller shall pay such costs and expenses. If the mortgage loan documents require the related Mortgagor to pay any costs and expenses relating to any modifications to the related letter of credit, and such Mortgagor fails to pay such costs and expenses after the Servicer has exercised all remedies available under the applicable mortgage loan documents to collect such costs and expenses from such Mortgagor, then the Servicer shall give the applicable Mortgage Loan Seller notice of such failure and the amount of costs and expenses, and such Mortgage Loan Seller shall pay such costs and expenses. The costs and expenses of any modifications to Ground Leases shall be paid by the related Mortgagor.

            Section 3.02 Collection of Mortgage Loan Payments.

            (a) Each of the Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standards), provided that with respect to the Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the Servicer and Special Servicer, shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Excess Interest, other than requests for collection, until the maturity date of the related Mortgage Loan or the outstanding principal balance of such Mortgage Loan has been paid in full; provided that the Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. Consistent with the foregoing, the Servicer, or the Special Servicer each may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan it is obligated to service hereunder one time during any period of twenty-four consecutive months with respect to any Mortgage Loan; any additional waivers during such 24-month period with respect to such Mortgage Loan may be made only after the applicable Servicer or Special Servicer has given notice of a proposed waiver to the Directing Certificateholder, and the Directing Certificateholder has consented to such additional waiver (provided that if the applicable Servicer or Special Servicer fails to receive a response to such notice from the Directing Certificateholder in writing within five (5) days of giving such notice, then the Directing Certificateholder shall be deemed to have consented to such proposed waiver).

            (b) All amounts collected on any Mortgage Loan in the form of payments from Mortgagors, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions, shall be applied (after reimbursement first to the Trustee and second to the Servicer for any related Servicing Advances and interest thereon as provided herein): first, as a recovery of accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of principal of such Mortgage Loan then due and owing; third, in accordance with the Servicing Standards, as a recovery of any other amounts due and owing on such Mortgage Loan, including, without limitation, Penalty Charges, Yield Maintenance Charges and Excess Interest and fourth, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance. Notwithstanding the preceding, such provisions shall not be deemed to affect the priority of distributions of payments. To the extent that such amounts are paid by a party other than a Mortgagor, such amounts shall be deemed to have been paid in respect of a purchase of all or part of the Mortgaged Property (in the case of Insurance and Condemnation Proceeds or Liquidation Proceeds) and then paid by the Mortgagor under the Mortgage Loan in accordance with the preceding sentence. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

            (c) To the extent consistent with the terms of the Mortgage Loans and applicable law, the Servicer shall apply all Insurance and Condemnation Proceeds it receives on a day other than the Due Date to amounts due and owing under the related Mortgage Loan as if such Insurance and Condemnation Proceeds were received on the Due Date immediately succeeding the month in which such Insurance and Condemnation Proceeds were received.

            (d) In the event that the Servicer or Special Servicer receives Excess Interest prior to the Determination Date for any Due Period, or receives notice from the related Mortgagor that the Servicer or Special Servicer will be receiving Excess Interest prior to the Determination Date for any Due Period, the Servicer or Special Servicer, as applicable, will promptly notify the Trustee. Subject to the provisions of Section 3.02(a) hereof, none of the Servicer, the Special Servicer or the Trustee shall be responsible for any such Excess Interest not collected after notice from the related Mortgagor.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

            (a) The Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the Mortgage Loan documents. Amounts on deposit in Servicing Accounts may only be invested in accordance with the terms of the related Mortgage Loan documents or in Permitted Investments in accordance with the provisions of Section 3.06. Servicing Accounts shall be Eligible Accounts. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Trustee and then the Servicer or Special Servicer for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Mortgage Loan and as described below or, if not so required, to the Servicer; (v) withdraw amounts deposited in error or (vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, the Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the related Mortgage Loan; provided, however, that in no event shall the Servicer be required to remit to any Mortgagor any amounts in excess of actual net investment income or funds in the related Servicing Account. If allowed by the related Mortgage Loan documents and applicable law, the Servicer may charge the related Mortgager an administrative fee for maintenance of the Servicing Accounts.

            (b) The Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans, shall use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account or by the Servicer as Servicing Advances prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items, employing for such purpose Escrow Payments (which shall be so applied by the Servicer at the written direction of the Special Servicer in the case of REO Loans) as allowed under the terms of the related Mortgage Loan. The Servicer or, with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan, the Special Servicer shall service and administer any reserve accounts (including monitoring, maintaining or changing the amounts of required escrows) in accordance with the terms of such Mortgage Loan and the Servicing Standards. To the extent that a Mortgage Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans, shall use reasonable efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

            (c) In accordance with the Servicing Standards and for all Mortgage Loans, the Servicer or Special Servicer with respect to Specially Serviced Mortgage Loans shall advance (which Advances by the Special Servicer shall be reimbursed by the Master Servicer monthly on the Master Servicer Remittance
Date) with respect to each related Mortgaged Property (including any REO Property) all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable) and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor (or related REO Revenues, if applicable) are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance and provided, further, however, that with respect to the payment of taxes and assessments, the Servicer shall not be required to make such advance until the later of five Business Days after the Servicer, the Special Servicer or the Trustee, as applicable, has received confirmation that such item has not been paid or the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments. The Special Servicer shall give the Servicer and the Trustee no less than five Business Days' written (facsimile) notice before the date on which the Servicer is requested to make any Servicing Advance with respect to a given Mortgage Loan or REO Property; provided, however, that only two Business Day's written (facsimile) notice shall be required in respect of Servicing Advances required to be made on an emergency or urgent basis; provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Servicer may pay the aggregate amount of such Servicing Advances listed on a monthly request to the Special Servicer, in which case the Special Servicer shall remit such Servicing Advances to the ultimate payees. In addition, the Special Servicer shall provide the Servicer and the Trustee with such information in its possession as the Servicer or the Trustee, as applicable, may reasonably request to enable the Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance. Any request by the Special Servicer that the Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Servicer shall be entitled to conclusively rely on such determination, provided that such determination shall not be binding upon the Servicer. On the first business day after the Determination Date for each Distribution Date, the Special Servicer shall report to the Servicer if the Special Servicer determines any Servicing Advance previously made with respect to a Specially Serviced Loan or REO Loan is a Nonrecoverable Servicing Advance. The Servicer shall be entitled to conclusively rely on such a determination, provided that such determination shall not be binding upon the Servicer. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05. No costs incurred by the Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, the Trustee's (calculation) calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The failure by the Servicer to make any required Servicing Advance as and when due shall constitute an Event of Default under Section 7.01(a)(iii) and, to the extent the Trustee has actual knowledge of such failure, the Trustee shall make such Servicing Advance pursuant to Section 7.05. Notwithstanding anything herein to the contrary, no Servicing Advance shall be required hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance.

            (d) In connection with its recovery of any Servicing Advance out of the Certificate Account pursuant to Section 3.05(a), the Trustee and then the Servicer and Special Servicer, as the case may be, shall be entitled to receive, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. The Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose are deposited in the Certificate Account.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Servicer shall, in accordance with the Servicing Standards, determine whether the related Mortgagor has failed to perform its obligations under the related Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the later of July 15, 2002 and the date as of which such actions or remediations are required to be or to have been taken or completed.

            Section 3.04 The Certificate Account, the Lower-Tier and Upper-Tier Distribution Accounts and the Excess Interest Distribution Account.

            (a) The Servicer shall establish and maintain, or cause to be established and maintained, a Certificate Account in which the Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the appropriate Mortgage Loan Seller or its designee and other than any amounts received from Mortgagors which are received in connection with the purchase of defeasance collateral), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest on the Mortgage Loans, including Excess Interest, Yield Maintenance Charges and Default Interest;

            (iii) late charges and other Penalty Charges other than those allocable to interest;

            (iv) all Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan or REO Property (other than Liquidation Proceeds that are received in connection with the purchase by the Servicer, the Special Servicer, the Holders of the Controlling Class, or the Holders of the Class LR Certificates of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01);

            (v) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

            (vi) any amounts required to be deposited by the Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account; and

            (vii) any amounts required to be deposited by the Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard or master single interest policy.

            The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees or amounts collected for Mortgagor checks returned for insufficient funds need not be deposited by the Servicer in the Certificate Account. If the Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Assumption, extension and modification fees actually received from Mortgagors on Specially Serviced Mortgage Loans shall be promptly delivered to the Special Servicer as additional servicing compensation.

            Upon receipt of any of the foregoing amounts in clauses (i)-(iii) above with respect to any Specially Serviced Mortgage Loans, the Special Servicer shall remit within one (1) Business Day such amounts to the Servicer for deposit into the Certificate Account, in accordance with the second preceding paragraph. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Servicer for deposit into the Certificate Account, pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Servicer and shall promptly deliver any such check to the Servicer by overnight courier.

            (b) The Trustee for the benefit of the Certificateholders (as holder of the Uncertificated Lower-Tier Interests), shall establish and maintain the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Interest Reserve Account in trust for the benefit of the Certificateholders (and the Trustee as holder of the Uncertificated Lower-Tier Interests). The Servicer shall deliver to the Trustee each month on or before the P&I Advance Date therein, for deposit in the Lower-Tier Distribution Account, that portion of the Available Distribution Amount attributable to the Mortgage Loans (in each case, calculated without regard to clause (a)(iv), (a)(vii) and (c) and (d) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account.

            The Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Excess Interest Distribution Account may be subaccounts of a single account, which shall be maintained as a segregated account separate from other accounts.

            In addition to the amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the second preceding paragraph, the Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Lower-Tier Distribution Account:

            (i) any amounts required to be deposited by the Servicer pursuant to
      Section 3.19 in connection with Prepayment Interest Shortfalls;

            (ii) any P&I Advances required to be made by the Servicer in accordance with Section 4.03;

            (iii) any Liquidation Proceeds paid by the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Certificate Account pursuant to Section 9.01);

            (iv) any Yield Maintenance Charges actually collected; and

            (v) any other amounts required to be so delivered for deposit in the Lower-Tier Distribution Account pursuant to any provision of this Agreement.

            If, as of the close of business, on any P&I Advance Date or on such other date as any amount referred to in the foregoing clauses (i) through (v) are required to be delivered hereunder, the Servicer shall not have delivered to the Trustee for deposit in the Lower-Tier Distribution Account and the Excess Interest Distribution Account the amounts required to be deposited therein pursuant to the provisions of this Agreement (including any P&I Advance pursuant to Section 4.03(a) hereof), the Servicer shall pay the Trustee interest on such late payment at the Prime Rate from the time such payment was required to be made (without regards to any grace period) until such late payment is received by the Trustee.

            The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

            Promptly on each Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account and deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(b) and 4.01(d), respectively.

            Funds on deposit in the Certificate Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. The Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the location of the Certificate Account and of any new location of the Certificate Account prior to any change thereof. Funds on deposit in the Interest Reserve Account, the Excess Interest Distribution Account, the Upper-Tier Distribution Account and the Lower-Tier Distribution account shall be held uninvested. As of the Closing Date, the Certificate Account shall be located in the offices of the Servicer. As of the Closing Date, the Excess Interest Distribution Account, the Interest Reserve Account, Upper-Tier Distribution Account and the Lower-Tier Distribution Account shall be located at the offices of the Trustee. The Trustee shall give notice to the Servicer and the Depositor of the location of the Upper-Tier Distribution Account, and the Lower-Tier Distribution Account and of the new location of the Distribution Accounts prior to any change thereof.

            (c) Prior to any Determination Date during which Excess Interest is received, and upon notification from the Servicer or Special Servicer pursuant to Section 3.02(d), the Trustee, on behalf of the Certificateholders shall establish and maintain the Excess Interest Distribution Account in the name of the Trustee in trust for the benefit of the Class NR Certificateholders. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account. Prior to the applicable Distribution Date, the Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the Determination Date for the applicable Due Period.

            Following the distribution of Excess Interest to Class NR Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

            Section 3.05 Permitted Withdrawals from the Certificate Account and the Distribution Accounts.

            (a) The Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes:

            (i) no later than 12:00 noon on each P&I Advance Date, to remit to the Trustee for deposit in the Lower-Tier Distribution Account and the Excess Interest Distribution Account the amounts required to be remitted pursuant to the first paragraph of Section 3.04(b) and Section 3.04(c) or that may be applied to make P&I Advances pursuant to Section 4.03(a);

            (ii) to pay (A) itself unpaid Servicing Fees and the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Mortgage Loan, Specially Serviced Mortgage Loan and REO Loan, as applicable, the Servicer or Special Servicer's, as applicable, rights to payment of Servicing Fees and Special Servicing Fees, Liquidation Fees and Workout Fees pursuant to this clause (ii)(A) with respect to any Mortgage Loan, Specially Serviced Mortgage Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds), that are allocable as recovery of interest thereon and (B) to pay the Special Servicer any unpaid Special Servicing Fees in respect of each Specially Serviced Loan or REO Loan, as applicable, and any fees incurred by the Special Servicer in connection with performing any inspections pursuant to Section 3.12(a), remaining unpaid out of general collections on the Mortgage Loans and REO Properties;

            (iii) to reimburse the Trustee, the Special Servicer and itself, as applicable (in that order), for unreimbursed P&I Advances, the Servicer's or the Trustee's right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections of interest (net of the related Servicing Fees) on and principal of the particular Mortgage Loans and REO Loans with respect to which such P&I Advances were made;

            (iv) to reimburse the Trustee, the Special Servicer and itself, as applicable (in that order), for unreimbursed Servicing Advances, the Servicer's, or the Trustee's respective rights to receive payment pursuant to this clause (iv) with respect to any Mortgage Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues;

            (v) to reimburse the Trustee and itself, as applicable (in that order), for Nonrecoverable Advances out of general collections on the Mortgage Loans and REO Properties or to pay itself, with respect to any Mortgage Loan or REO Property any related earned Servicing Fee that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

            (vi) at such time as it reimburses the Trustee and itself, as applicable (in that order), for (a) any unreimbursed P&I Advance pursuant to clause (iii) above, to pay itself or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Sections 4.03(d) and 3.11(c), (b) any unreimbursed Servicing Advances pursuant to clause
      (iv) above, to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with Sections 3.03(d) and 3.11(c) or (c) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon;

            (vii) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase or substitution obligation of the applicable Mortgage Loan Seller under Section 3 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase or substitution obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan being limited to that portion of the Purchase Price or Substitution Shortfall Amount paid with respect to such Mortgage Loan that represents such expense in accordance with clause (iv) of the definition of Purchase Price;

            (viii) in accordance with Section 2.03(e), to reimburse itself or the Special Servicer, as the case may be, out of general collections on the Mortgage Loans and REO Properties for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller's obligations under Section 3 of the applicable Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (vii) above or otherwise;

            (ix) to pay for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) out of general collections on the Mortgage Loans and REO Properties;

            (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (a) (A) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Account for the period from the prior P&I Advance Date to the P&I Advance Date related to such Distribution Date) and (B) Penalty Charges on Mortgage Loans (other than Specially Serviced Mortgage Loans), but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and are not needed to pay interest on Advances or costs and expenses incurred by the Trust Fund in accordance with Section 3.11(c); and (b) to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11(b), Penalty Charges on Specially Serviced Mortgage Loans (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Mortgage Loan have been paid and are not needed to pay interest on Advances or costs and expenses incurred by the Trust Fund in accordance with Section 3.11(c));

            (xi) to recoup any amounts deposited in the Certificate Account in error;

            (xii) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03(a) or 6.03(b);

            (xiii) to pay for (a) the cost of the Opinions of Counsel contemplated by Sections 3.09(b), 3.16(a), 3.17(b), 3.20(a), 3.20(d) and
      10.01(f) to the extent payable out of the Trust Fund, (b) the cost of any Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (c) the cost of obtaining the REO Extension contemplated by Section 3.16(a);

            (xiv) to pay out of general collections on the Mortgage Loans and REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Servicer, the Special Servicer or the Trustee is liable therefor pursuant to Section 10.01(g);

            (xv) to reimburse the Trustee out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 10.01(c);

            (xvi) to pay itself, the Special Servicer or the Mortgage Loan Sellers, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

            (xvii) to remit to the Trustee for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to Section 3.26; and

            (xviii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

            The Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Certificate Account.

            The Servicer shall pay to the Special Servicer or the Trustee from the Certificate Account amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a responsible officer of the Special Servicer or the Trustee describing the item and amount to which the Special Servicer or the Trustee is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

            (b) The Trustee, may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes:

            (i) to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.01(b) and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) in the Upper-Tier Distribution Account and to make distributions on the Class LR Certificates pursuant to
      Section 4.01(b);

            (ii)  [RESERVED];

            (iii) [RESERVED];

            (iv) to pay to the Trustee or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

            (v) to pay the Trustee its portion of the Trustee Fee as contemplated by Section 8.05(a) hereof with respect to the Mortgage Loans;

            (vi) to pay for the cost of the Opinions of Counsel sought by the Trustee (A) as provided in clause (v) of the definition of "Disqualified Organization", (B) as contemplated by Section 3.20(d), 8.02(i) and 10.01(c), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders, in each case, to the extent not paid pursuant to
      Section 4.01(i);

            (vii) to pay any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, the Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(i);

            (viii) to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(e);

            (ix) to pay to the Servicer any amounts deposited by the Servicer in the Distribution Account not required to be deposited therein; and

            (x) to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Trustee shall, on any Distribution Date, make withdrawals from the Excess Interest Distribution Account to the extent required to make the distributions of Excess Interest required by Section 4.01(i).

            (d) The Trustee may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

            (i) to make distributions to Certificateholders (other than Holders of the Class LR Certificates) on each Distribution Date pursuant to
      Section 4.01 or 9.01, as applicable;

            (ii)  [RESERVED]; and

            (iii) to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (e) Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, (i) if amounts on deposit in the Certificate Account and the Lower-Tier Distribution Account are not sufficient to pay the full amount of the Servicing Fee listed in Section 3.05(a)(ii) and the Trustee Fee listed in
Section 3.05(b)(iv) or (c)(v), then the Trustee Fee shall be paid in full prior to the payment of any Servicing Fees payable under Section 3.05(a)(ii) and in the event that amounts on deposit in the Certificate Account and the Lower-Tier Distribution Account are not sufficient to pay the full amount of such Trustee Fee, the Trustee shall be paid pro rata and (ii) if amounts on deposit in the Certificate Account are not sufficient to reimburse the full amount of Advances and interest thereon listed in Sections 3.05(a)(iii), (iv), (v) and (vi), then reimbursements shall be paid first to the Trustee and second to the Servicer.

            Section 3.06 Investment of Funds in the Certificate Account and the REO Account.

            (a) The Servicer may direct any depository institution maintaining the Certificate Account or any Servicing Account (for purposes of this Section 3.06, an "Investment Account") and the Special Servicer may direct any depository institution maintaining the REO Account (also for purpose of this Section 3.06, an "Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and
(ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Servicer (in the case of the Certificate Account) or the Special Servicer (in the case of the REO Account or any Servicing Account), on behalf of the Trustee, shall maintain continuous physical possession of any Permitted Investment of amounts in the Certificate Account or REO Account that is either
(i) a "certificated security," as such term is defined in the UCC (such that the Trustee shall have control pursuant to Section 8-106 of the UCC) or (ii) other property in which a secured party may perfect its security interest by physical possession under the UCC or any other applicable law. Funds on deposit in the Distribution Accounts, if any, shall remain uninvested. In the case of any Permitted Investment held in the form of a "security entitlement" (within the meaning of Section 8-102(a)(17) of the UCC), the Servicer or the Special Servicer, as applicable, shall take or cause to be taken such action as the Trustee deems reasonably necessary to cause the Trustee to have control over such security entitlement. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer (in the case of the Certificate Account or any Servicing Account) or the Special Servicer (in the case of the REO Account) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Interest and investment income realized on funds deposited in the Certificate Account or any Servicing Account, to the extent of the Net Investment Earnings, if any, with respect to such account for the period from the prior P&I Advance Date to the P&I Advance Date related to such Distribution Date, shall be for the sole and exclusive benefit of the Servicer to the extent not required to be paid to the related Mortgagor and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Sections 3.03 or
Section 3.05(a), as the case may be. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(c). In the event that any loss shall be incurred in respect of any Permitted Investment directed to be made by the Servicer or Special Servicer, as applicable, and on deposit in any of the Certificate Account, any Servicing Account or the REO Account, the Servicer (in the case of the Certificate Account or any Servicing Account) and the Special Servicer (in the case of the REO Account) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of Net Investment Loss, if any, with respect to such account for the period from the prior P&I Advance Date to the P&I Advance Date related to such Distribution Date, provided that neither the Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Servicer may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) The Servicer shall use its reasonable efforts to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Note, or if the Mortgagor does not so maintain, shall itself maintain, for each Mortgage Loan all insurance coverage as is required under the related Mortgage (to the extent that the Trustee has an insurable interest and such insurance coverage is available at commercially reasonable rates, consistent with the Servicing Standards); provided, however, that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Servicer shall impose such insurance requirements as are consistent with the Servicing Standards. Subject to Section 3.17(a), the Special Servicer shall maintain for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage Loan. All Insurance Policies maintained by the Servicer or the Special Servicer shall (i) contain a "standard" mortgagee clause, with loss payable to the Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans other than REO Properties), (ii) be in the name of the Trustee (in the case of insurance maintained in respect of REO Properties), (iii) include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing Mortgaged Property or the REO Property, as applicable, or (y) the outstanding principal balance owing on the related Mortgage Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions, (iv) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents), (v) be noncancellable without 30 days prior written notice to the insured party (except in the case of nonpayment, in which case such policy shall not be cancelled without 10 days prior notice) and (vi) be issued by a Qualified Insurer authorized under applicable law to issue such Insurance Policies. Any amounts collected by the Servicer or the Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standards and the provisions of the related Mortgage Loan) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a). Any costs incurred by the Servicer in maintaining any such Insurance Policies in respect of Mortgage Loans (other than REO Properties) (i) if the Mortgagor defaults on its obligation to do so, shall be advanced by the Servicer as a Servicing Advance and will be charged to the related Mortgagor and (ii) shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Servicer as a Servicing Advance.

            (b) (i) If the Servicer or the Special Servicer shall obtain and maintain a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans or REO Properties, as the case may be, required to be serviced and administered hereunder, then, to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such Insurance Policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, promptly deposit into the Certificate Account from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket Insurance Policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as administrator and Servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standards, may maintain, earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates, the cost of which shall be a Servicing Advance.

            (ii) If the Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by a master single interest or force-placed insurance policy with a Qualified Insurer naming the Servicer or the Special Servicer on behalf of the Trustee as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgage Properties and REO Properties. In the event the Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by such master single interest or force-placed insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the Servicer as a Servicing Advance. Such master single interest or force-placed policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of
Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Certificate Account from its own funds the amount not otherwise payable under the master single or force-placed interest policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

            (c) Each of the Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions Insurance Policy with a Qualified Insurer covering the Servicer's and the Special Servicer's, as applicable, officers and employees and other persons acting on behalf of the Servicer and the Special Servicer in connection with its activities under this Agreement. Notwithstanding the foregoing, so long as the long term debt or the deposit obligations or claims-paying ability of the Servicer is rated at least "A" by S&P and Fitch, the Servicer shall be allowed to provide self-insurance with respect to a fidelity bond and an Errors and Omissions Insurance Policy. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Servicer or the Special Servicer if the Servicer or the Special Servicer, as applicable, were servicing and administering the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, for Fannie Mae or Freddie Mac. Coverage of the Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c). The Special Servicer and the Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective fidelity bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect. The Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

            (d) At the time the Servicer determines in accordance with the Servicing Standard that any Mortgaged Property shall be in a federally designated special flood hazard area (and such flood insurance has been made available), the Servicer will use reasonable efforts to cause the related Mortgagor (in accordance with applicable law and the terms of the Mortgage Loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standards and to the extent the Trustee, as mortgagee, has an insurable interest therein), flood insurance in respect thereof, but only to the extent the related Mortgage Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standards. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan, and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. If the cost of any insurance described above is not borne by the Mortgagor, the Servicer shall promptly make a Servicing Advance for such costs.

            (e) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Servicer as a Servicing Advance.

            Section 3.08 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

            (a) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

            (ii) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Special Servicer or, with respect to all Non-Specially Serviced Mortgage Loans, the Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise provided that it has, (i) with respect to all Specially Serviced Mortgage Loans, and Non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, obtained the consent of the Directing Certificateholder, (ii) confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates has been obtained from S&P and Fitch with respect to certain Mortgage Loans and (iii) if the related Mortgage Loan, together with any other Mortgage Loans cross-collateralized therewith, or together with all other Mortgage Loans with the same or an affiliated mortgagor, is one of the ten largest of the then outstanding Mortgage Loans, by Stated Principal Balance, then the Master Servicer or the Special Servicer, as applicable, shall obtain written confirmation from Fitch stating that none of the then-current rating or ratings of all outstanding Classes of the Certificates would be downgraded or withdrawn by Fitch, as a result of such waiver) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standards.

            (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Servicer shall provide notice to the Directing Certificateholder of any request for a waiver thereof, and the Special Servicer or, with respect to all Non-Specially Serviced Mortgage Loans, the Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise provided that it has, (i) with respect to all Specially Serviced Mortgage Loans and all Non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, obtained the consent of the Directing Certificateholder, (ii) confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates has been obtained from S&P and Fitch with respect to certain Mortgage Loans and (iii) if the related Mortgage Loan, together with any other Mortgage Loans cross-collateralized therewith, or together with all other Mortgage Loans with the same or an affiliated mortgagor, is one of the ten largest of the then outstanding Mortgage Loans, by Stated Principal Balance, then the Master Servicer or the Special Servicer, as applicable, shall obtain written confirmation from Fitch stating that none of the then-current rating or ratings of all outstanding Classes of the Certificates would be downgraded or withdrawn by Fitch, as a result of such waiver) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standards.

            (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (d) Except as otherwise permitted by Sections 3.20 and 3.08(f), neither the Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

            (e) Notwithstanding the foregoing, the Special Servicer shall not waive any rights under a "due-on-encumbrance" clause with respect to any Mortgage Loan which (together with any Mortgaged Loans cross-collateralized with such Mortgage Loans) represent over 2% of the outstanding principal balance of the pool of Mortgage Loans unless it obtains from each Rating Agency a written confirmation that such waiver will not cause a downgrading, qualification or withdrawal of the then current rating assigned to any of the Certificates. The Special Servicer shall provide copies of any such waivers to the Servicer and each Rating Agency with respect to each Mortgage Loan. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust. Notwithstanding the foregoing, the Special Servicer shall not waive any rights under a "due-on-sale" clause with respect to any of the Mortgage Loans unless it obtains from each Rating Agency a written confirmation that such waiver would not cause a downgrading, qualification or withdrawal of the then current rating assigned to any of the Certificates; provided, however, that (x) no such confirmation shall be required for any Mortgage Loan which (together with any Mortgaged Loans cross-collateralized with such Mortgage Loans) represent less than 2% of the outstanding principal balance of the pool of Mortgage Loans and which has an LTV Ratio less than 85% (determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and the principal amount of the proposed additional loan) and (y) if such Mortgage Loan is one of the ten largest Mortgage Loans (by outstanding principal balance), then the confirmation of Fitch shall be required. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust. The Special Servicer shall provide copies of any such waivers to the Servicer and each Rating Agency with respect to each Mortgage Loan.

            (f) Notwithstanding any other provisions of this Section 3.08 or
Section 3.20, the Servicer may, without any Rating Agency confirmation as provided in clause (e) above or any Directing Certificateholder approval (provided the Servicer delivers notice thereof to the Directing Certificateholder), (i) consent to subordination of the related Mortgage Loan to such easement or right-of-way for utilities, access, parking, public improvements or another purpose, provided the Servicer shall have determined in accordance with the Servicing Standards that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged Property, (ii) grant releases of non-material parcels of a Mortgaged Property (provided that releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions shall be made as required by the Mortgage Loan documents), and (iii) approve or consent to grants of easements and rights-of-way that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Mortgage Loan; provided that any such modification, waiver or amendment (w) would not in any way affect a payment term of the Certificates,
(x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC, (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard and (z) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

            (g) Notwithstanding any other provision of this Agreement, the Servicer may not waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause relating to a Non-Specially Serviced Mortgage Loan having a Stated Principal Balance greater than or equal to $2,500,000 without the consent of the Directing Certificateholder. The Directing Certificateholder shall have 10 Business Days after receipt of notice from the Servicer or Special Servicer of a proposed waiver or consent under any "due-on-sale" or "due-on-encumbrance" clause in which to grant or withhold its consent (provided that if the Servicer or Special Servicer fails to receive a response to such notice from the Directing Certificateholder in writing within such period, then the Directing Certificateholder shall be deemed to have consented to such proposed waiver or consent).

            Section 3.09 Realization Upon Defaulted Mortgage Loans.

            (a) The Special Servicer shall, subject to subsections (b) through
(d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standards, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing such Mortgage Loans, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer or Special Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable discretion that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to the Servicer for such Servicing Advance, and the Servicer or Special Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by the Servicer or Special Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05(a)(iv). The Special Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings (such costs and expenses to be advanced by the Servicer or upon request of the Special Servicer, to the Special Servicer), provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Servicer or the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Servicer or the Special Servicer in its reasonable judgment taking into account the factors described in Section 3.18(b) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standards. If and when the Special Servicer or the Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or the Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property by an Independent MAI-designated appraiser the cost of which shall be paid by the Servicer as a Servicing Advance.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions or cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Special Servicer nor the Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standards, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action, that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, for such purposes taking into account any insurance coverage provided pursuant to any environmental insurance polices in effect and obtained on behalf of the Mortgagee with respect to the related Mortgaged Property; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions.

            The cost of any such Environmental Assessment shall be paid by the Servicer or the Special Servicer as a Servicing Advance and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the Servicer as a Servicing Advance, unless it is a Nonrecoverable Servicing Advance (in which case it shall be an expense of the Trust Fund and may be withdrawn by the Servicer from the Certificate Account at the direction of the Special Servicer); and if any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied. The Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action must be taken (including delivering any notices to the insurer and using reasonable efforts to perform any actions required under such policy) under each environmental insurance policy in effect and obtained on behalf of the mortgagee to receive the maximum proceeds available under such policy for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests.

            (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 2 of each of the Mortgage Loan Purchase Agreements for which the applicable Mortgage Loan Seller could be required to repurchase such Defaulted Mortgage Loan pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage, provided that, if such Mortgage Loan has a then outstanding principal balance of greater than $1,000,000, then prior to the release of the related Mortgaged Property from the lien of the related Mortgage,
(i) the Special Servicer shall have notified the Rating Agencies, the Trustee, the Servicer and the Directing Certificateholder in writing of its intention to so release such Mortgaged Property and the bases for such intention, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release such Mortgaged Property, (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustee's distributing such notice (failure to respond by the end of such 30-day period being deemed consent) and (iv) the Special Servicer shall have received written confirmation from each Rating Agency that such release will not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust.

            (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Directing Certificateholder and the Servicer monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Mortgage Loan by the applicable Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property. The Servicer shall forward, or cause to be forwarded all such reports to the Trustee. The Trustee shall forward all such reports to each Rating Agency and the Certificateholders upon request.

            (f) The Special Servicer shall provide the Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan which is abandoned or foreclosed and the Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, such information and the Servicer shall report, via Form 1099C, all forgiveness of indebtedness to the extent such information has been provided to the Servicer by the Special Servicer. The Servicer shall deliver a copy of any such report to the Trustee, the Directing Certificateholder and the Servicer.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standards, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action.

            (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate promptly delivered to the Trustee, the Servicer and Directing Certificateholder and in no event later than the next succeeding P&I Advance Determination Date.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer or Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) or remitted to the Servicer to enable such deposit, have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Servicer or Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the Servicer or the Special Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File or any document therein to the Servicer or the Special Servicer (or a designee), as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Servicer or the Special Servicer, as the case may be, stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to
Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Servicer or the Special Servicer (or a designee), as the case may be, with the original being released upon termination of the Trust.

            (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            Section 3.11 Servicing Compensation.

            (a) As compensation for its activities hereunder, the Servicer shall be entitled to receive the Servicing Fee (subject to the third paragraph of this Section 3.11(a)) with respect to each Mortgage Loan and REO Loan (including Specially Serviced Mortgage Loans). As to each Mortgage Loan and REO Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan and in the same manner as interest is calculated on the Mortgage Loans and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan, and as otherwise provided by
Section 3.05(a). The Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). The right to receive the Servicing Fee may not be transferred in whole or in part except as set forth in the third paragraph of this Section 3.11(a).

            The Servicer shall be entitled to retain, and shall not be required to deposit in the Certificate Account pursuant to Section 3.04(a), additional servicing compensation in the form of 100% of all application fees for assumptions, extensions and modifications and 100% of all extension fees, assumption fees and modification fees on the Non-Specially Serviced Mortgage Loans, to the extent that such fees are paid by the Mortgagor on the Non-Specially Serviced Mortgage Loans and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan. In addition, the Servicer shall be entitled to retain as additional servicing compensation any charges for processing borrower requests, beneficiary statements or demands reasonable and customary consent fees, fees in connection with defeasance, if any, and other customary charges, and amounts collected for checks returned for insufficient funds, in each case only to the extent actually paid by the related Mortgagor and shall not be required to deposit such amounts in the Certificate Account pursuant to Section 3.04(a). The Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges collected on the Non-Specially Serviced Mortgage Loans, but only to the extent actually paid by the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including interest on related Advances) and all unpaid Advances and additional Trust Fund expenses payable with respect to such Mortgage Loan have been paid since the Closing Date; (ii) interest or other income earned on deposits relating to the Trust Fund in the Certificate Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for the period from the prior P&I Advance Date to the P&I Advance Date related to such Distribution Date) and (iii) interest earned on deposits in the Servicing Account which are not required by applicable law or the related Mortgage Loan to be paid to the Mortgagor and (iv) the difference, if positive, between Prepayment Interest Excess and Prepayment Shortfalls collected on the Mortgage Loans during the related Due Period. The Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            Notwithstanding anything herein to the contrary, First Union may at its option assign or pledge to any third party or retain for itself the Transferable Servicing Interest; provided, however, that in the event of any resignation or termination of the Servicer, all or any portion of the Transferable Servicing Interest may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Servicer (which successor may include the Trustee) that meets the requirements of Section 6.04 and who requires market rate servicing compensation that accrues at a per annum rate in excess of the Retained Fee Rate. The Servicer shall pay the Transferable Servicing Interest to the holder of the Transferable Servicing Interest (i.e., First Union or any such third party) at such time and to the extent the Servicer is entitled to receive payment of its Servicing Fees hereunder, notwithstanding any resignation or termination of First Union hereunder (subject to reduction pursuant to the preceding sentence).

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and REO Loan (other than the Kings Plaza Mortgage Loan). As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Mortgage Loan and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            Additional servicing compensation in the form of all application fees and all assumption, extension and modification fees received on any Specially Serviced Mortgage Loans, but only to the extent actually collected from the related Mortgagor and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including those payable to the Servicer pursuant to Section 3.11(a)) have been paid, shall be promptly paid to the Special Servicer by the Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a). The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan at the Workout Fee Rate on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans prior to the time of that termination or resignation except the Workout Fees will no longer be payable if the Mortgage Loan subsequently becomes a Specially Serviced Loan. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing with respect to which one (1) scheduled payment has been made, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the Mortgagor had not had sufficient time to make three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the Mortgagor making such three consecutive timely Monthly Payments. The successor special servicer will not be entitled to any portion of such Workout Fees. A Liquidation Fee will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer receives any Liquidation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any Mortgage Loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase is completed within the 90 day period or such other additional period provided for such repurchase in this Agreement and the Mortgage Loan Purchase Agreement, the purchase of any Specially Serviced Mortgage Loan by the Majority Controlling Class Certificateholder pursuant to
Section 3.18(a), the Servicer or the Special Servicer or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund pursuant to Section 9.01. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest on such Mortgage Loan. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Mortgage Loan. The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on Specially Serviced Mortgage Loans which are collected during such time as such Mortgage Loan was a Specially Serviced Mortgage Loan, but only to the extent actually collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including interest on Advances other than with respect to the Kings Plaza Mortgage Loan) and all unpaid Advances and additional Trust Fund expenses payable with respect to the related Mortgage Loan have been paid since the Closing Date. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not expressly payable directly out of the Certificate Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) In determining the compensation of the Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan since the prior Distribution Date shall be applied (in such order) to reimburse (i) the Servicer, Special Servicer, or the Trustee for interest on Advances on such Mortgage Loan due on such Distribution Date, (ii) the Trust Fund for all interest on Advances previously paid to the Servicer, Special Servicer, or the Trustee pursuant to Section 3.05(a)(vi) hereof and (iii) the Trust Fund for costs of inspections by the Special Servicer, all unpaid Advances and additional Trust Fund expenses incurred since the Closing Date and any Penalty Charges remaining thereafter shall be distributed to the Servicer if assessed while the Mortgage Loan was not a Specially Servicer Mortgage Loan or the Special Servicer if such Mortgage Loan was a Specially Serviced Mortgage Loan at the time the Penalty Charges were collected.

            Section 3.12 Inspections; Collection of Financial Statements.

            (a) The Servicer shall perform (at its own expense), or shall cause to be performed (at its own expense), a physical inspection of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (a) $2,000,000 or more, at least once every 12 months and (b) less than $2,000,000, at least once every 24 months, in each case commencing in the calendar year 2002; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable after such Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Mortgage Loan. The cost of such inspection by the Special Servicer shall be an expense of the Trust Fund, reimbursed first from Penalty Charges actually received from the related Mortgagor and then from the Certificate Account pursuant to Section 3.05(a)(ii). The Special Servicer or the Servicer, as applicable, shall prepare or cause to be prepared a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that the preparer of such report deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge, (iii) any adverse change in the condition of the Mortgaged Property that the preparer of such report deems material, (iv) any visible material waste committed on the Mortgaged Property and (v) photographs of each inspected Mortgaged Property. The Special Servicer and the Servicer shall deliver a copy of each such report prepared by the Special Servicer and the Servicer, respectively, to the other, and to the Directing Certificateholder, and the Trustee within 5 Business Days after request (or if such request is received before such report is completed, within 5 Business Days after completion of such report). The Trustee shall deliver a copy of each such report to each Rating Agency and the Controlling Class Certificateholder upon request and to each Holder of a Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificate, upon request (which such request may state that such items be delivered until further notice).

            (b) The Special Servicer or Servicer, as applicable, shall make reasonable efforts to collect promptly from each Mortgagor annual operating statements and rent rolls of the related Mortgaged Property, financial statements of such Mortgagor and any other reports required to be delivered under the terms of the Mortgage Loans, if delivery of such items is required pursuant to the terms of the related Mortgage.

            (c) The Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Servicer, in the case of any non-Specially Serviced Mortgage Loan shall make reasonable efforts to collect promptly from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and the quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver all such items to the Servicer within 5 days of receipt and the Servicer and the Special Servicer shall each deliver copies of all the foregoing items so collected thereby to the Trustee and the Directing Certificateholder and, upon request, to the Depositor and each other, in each case within 60 days of its receipt thereof, but in no event, the case of annual statements, later than June 30th of each year. The Trustee shall, upon request, deliver copies (in hard copy, electronic format or make available on its internet website) of the foregoing items to the Underwriters, the Rating Agencies, Controlling Class Certificateholders, the Mortgage Loan Sellers or, to the extent the Certificate Registrar has confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such report prepared by the Servicer or the Special Servicer.

            Within 45 days after receipt by the Servicer, with respect to Non-Specially Serviced Mortgage Loans, or the Special Servicer with respect to Specially Serviced Mortgage Loans of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, but in no event later than June 30th of each year, the Servicer with respect to Non-Specially Serviced Mortgage Loans and the Special Servicer, with respect to Specially Serviced Mortgage Loans, shall, based upon such operating statements or rent rolls received, prepare (or, if previously prepared, update) the analysis of operations and the NOI Adjustment Worksheet and the Operating Statement Analysis Report. Upon the occurrence and continuation of a Servicing Transfer Event, the Servicer shall provide the Special Servicer with all prior Operating Statement Analysis Reports and NOI Adjusted Worksheets for the related Mortgage Loan (including underwritten figures), and the Special Servicer's obligations hereunder shall be subject to its having received all such reports. The Servicer and Special Servicer shall forward to the other and the Directing Certificateholder within 5 Business Days of receipt all operating statements and rent rolls received from any Mortgagor. All Operating Statement Analysis Reports shall be maintained by the Servicer with respect to Non-Specially Serviced Mortgage Loans and the Special Servicer, with respect to Specially Serviced Mortgage Loans, with respect to each Mortgaged Property and REO Property, and the Servicer, with respect to Non-Specially Serviced Mortgage Loans and the Special Servicer, with respect to Specially Serviced Mortgage Loans, shall forward copies (in hard copy, electronic format or make available on its internet website) thereof (in each case, promptly following the initial preparation and each material revision thereof) to the Trustee and the Directing Certificateholder, and, upon written request, the related operating statements or rent rolls. The Trustee shall, upon request and to the extent such items have been delivered to the Trustee by the Servicer, deliver to the Underwriters, the Rating Agencies, the Mortgage Loan Sellers, any Certificateholder or, to the extent the Certificate Registrar has confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such Operating Statement Analysis (or update thereof) and the related operating statement or rent rolls. The Servicer, with respect to Non-Specially Serviced Mortgage Loans and the Special Servicer, with respect to Specially Serviced Mortgage Loans, shall maintain an Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property. Each Operating Statement Analysis Report shall be substantially in the form of Exhibit M-12 attached hereto (or, at the discretion of the Servicer, or the Special Servicer, as applicable, provided that no less information is provided than is set forth in Exhibit M-12 in a CMSA format.

            (d) At or before 12:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Servicer the following reports with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the information required of the Special Servicer in an electronic format, reasonably acceptable to the Servicer as of such Determination Date: (i) a CMSA Delinquent Loan Status Report, (ii) a CMSA Property File, (iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification Report and (v) a CMSA REO Status Report.

            (e) Not later than 10:00 a.m. (New York City time) on the Business Day prior to the Distribution Date, the Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Trustee data files relating to the following reports: (i) to the extent received at the time required, the most recent Delinquent Loan Status Report, CMSA Historical Liquidation Report, CMSA Historical Loan Modification Report and CMSA REO Status Report received from the Special Servicer pursuant to Section 3.12(d), (ii) the most recent CMSA Property File Report, and CMSA Comparative Financial Status Report (in each case combining the reports required in Section 3.12(d) by the Special Servicer and Servicer), and (iii) a Servicer Watch List Report with information that is current as of such Determination Date. Not later than 2:00 p.m. (New York City time) two (2) Business Days prior to the Distribution Date, the Servicer shall deliver or cause to be delivered to the Trustee via electronic format the CMSA Loan Periodic Update File.

            (f) The Special Servicer shall deliver to the Servicer the reports set forth in Section 3.12(c) and Section 3.12(d), and the Servicer shall deliver to the Trustee the reports set forth in Section 3.12(e). The Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12 (d). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Servicer pursuant to Section 3.12(e). In the case of information or reports to be furnished by the Servicer to the Trustee pursuant to Section 3.12(e), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(c) or Section 3.12(d) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12 (c) or Section 3.12(d), the Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the Special Servicer, and the Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(e) caused by the Special Servicer's failure to timely provide any information or report required under
Section 3.12(c) or Section 3.12(d) of this Agreement.

            (g) Notwithstanding the foregoing, however, the failure of the Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section
3.12 to the extent the Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties. The Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standards. The Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (h) If the Servicer or the Special Servicer is required to deliver any statement, report or information under any provisions of this Agreement, the Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Servicer's internet website, unless this Agreement expressly specifies a particular method of delivery.

            (i) The Master Servicer and the Trustee, as applicable, shall prepare and deliver or make available on their respective websites, to the Directing Certificateholder, the reports and information described in Exhibit N in the forms and formats and within the timeframes set forth therein.

            Section 3.13 Annual Statement as to Compliance.

            Each of the Servicer and the Special Servicer will deliver to the Rating Agencies and Trustee, with a copy to the Depositor, on or before March 31st of each year, beginning March 31, 2003, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system relating to its servicing of the Mortgage Loans serviced by it and has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Trustee pursuant to Section 8.12 hereof.

            Section 3.14 Reports by Independent Public Accountants.

            Each of the Servicer and the Special Servicer at their own expense shall cause a nationally recognized firm of independent certified public accountants to furnish to the Trustee and each Rating Agency, on or before March 31st of each year, commencing with March 31, 2003, a report stating that (i) it has obtained from the Servicer or the Special Servicer, as the case may be, a letter of representation regarding certain matters from the management of the Servicer or the Special Servicer, as the case may be, which includes an assertion that the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system with respect to the servicing of the Mortgage Loans and has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Servicer's or the Special Servicer's, as the case may be, servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such assertion is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered with respect to such Sub-Servicer's previous fiscal year) with respect to those Sub-Servicers.

            Section 3.15 Access to Certain Information.

            The Servicer shall provide or cause to be provided to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, the Trustee, the Depositor, each Mortgage Loan Seller, each Rating Agency, to the Servicer, or to the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, and to each Holder of a Class F, Class G, Class H, Class J, Class K, Class L, Class M or Class NR Certificate access to any documentation or information regarding the Mortgage Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law, and the Special Servicer shall provide such access and information to the Trustee, the Servicer and the Directing Certificateholder. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Servicer or the Special Servicer, as the case may be, designated by it; provided, however, that Certificateholders and Certificate Owners shall be required to pay their own photocopying costs and execute a reasonable and customary confidentiality agreement with respect to such information. The failure of the Servicer or the Special Servicer to provide access as provided in this Section
3.15 as a result of a confidentiality obligation shall not constitute a breach of this Section 3.15. The Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Servicer or the Special Servicer is restricted by license or contract from disclosing.

            Section 3.16 Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or a nominee thereof on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property prior to the close of the third calendar year following the year in which the Trust Fund acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either
(i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee and the Servicer an Opinion of Counsel, addressed to the Trustee and the Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund, Lower-Tier REMIC or the Upper-Tier REMIC constituted thereby as defined in Section 860F of the Code or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests), for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within 1 Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall give notice to the Trustee and the Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, insuring, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On or prior to each Determination Date, the Special Servicer shall withdraw from the REO Account and remit to the Servicer, which shall deposit into the Certificate Account, the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of (i) any withdrawals made out of such amounts pursuant to the preceding sentence and (ii) Net Investment Earnings on amounts on deposit in the REO Account; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standards, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. In addition, on or prior to each Determination Date, the Special Servicer shall provide the Servicer with a written accounting of amounts remitted to the Servicer for deposit in the Certificate Account on such date. The Servicer shall apply all such amounts as instructed by the Special Servicer on the Determination Date for the related Distribution Date.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

            Section 3.17 Management of REO Property.

            (a) If title to any REO Property is acquired, the Special Servicer shall manage, consent, protect, operate and lease such REO Property for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) (as determined by the Special Servicer in its reasonable judgment in accordance with the Servicing Standards). Subject to this Section 3.17, the Special Servicer may allow the Trust Fund to earn "net income from foreclosure property" within the meaning of Code Section 860G(d) if it determines that earning such income is in the best interests of Certificateholders on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than 1 Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all costs and expenses necessary to maintain and lease such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) -
(iv) above with respect to such REO Property, the Servicer or Special Servicer shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee, the Directing Certificateholder and the Depositor) such advances would, if made, constitute Nonrecoverable Servicing Advances.

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer or Special Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the acquisition date thereof, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated to manage and supervise such Independent Contractor in accordance with the Servicing Standards.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (d) When and as necessary, the Special Servicer shall send to the Trustee and the Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            Section 3.18 Sale of Defaulted Mortgage Loans and REO Properties.

            (a) (i) Within thirty (30) days after a Mortgage Loan has become a Specially Serviced Mortgage Loan with respect to any Defaulted Mortgage Loan, the Special Servicer shall order an Appraisal (but shall not be required to be received) and within thirty (30) days of receipt of the Appraisal shall determine the fair value of such Defaulted Mortgage Loan in accordance with the Servicing Standards; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; provided, further, that if the Special Servicer is then in the process of obtaining an Appraisal with respect to the related Mortgaged Property, the Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty (30) days) after its receipt of such an Appraisal. The Special Servicer will, from time to time, adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with the Servicing Standards. The Special Servicer shall notify the Trustee, the Servicer and the Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (the "Controlling Class Option Holder") promptly upon its fair value determination and any adjustment thereto. The Special Servicer shall also deliver to the Servicer, the Rating Agencies and the Controlling Class Option Holder the most recent Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Mortgage Loan (such materials are, collectively, the "Determination Information"). If the Special Servicer will not be determining whether the Option Price represents fair value of the Defaulted Mortgage Loan, pursuant to the second to last paragraph of Section 3.18(a)(iv), the Special Servicer shall also deliver the Determination Information to the Trustee.

            In determining the fair value of any Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Special Servicer shall refer to the Determination Information and all other relevant information obtained by it or otherwise contained in the Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may conclusively rely on the opinion and reports of Independent third parties in making such determination.

            (ii) At the time a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer and Controlling Class Option Holder (each, together with their assignees, an "Option Holder") will have an assignable option (the "Purchase Option") to purchase such Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (A) if the Special Servicer has not yet determined the fair value of such Defaulted Mortgage Loan, the sum of (1) the Stated Principal Balance thereof, together with all accrued and unpaid interest thereon at the Mortgage Rate, (2) any related Yield Maintenance Charge or prepayment premium (except if the Purchase Option is exercised by the Controlling Class Option Holder) then payable, to the extent the Special Servicer or the Special Servicer's assignee is identified as the Person that will acquire the related Mortgage Loan, (3) all related Advances for which the Trust Fund or the related Servicer has not been reimbursed, together with all accrued and unpaid interest thereon at the Advance rate, and (4) all accrued Special Servicing Fees and additional trust fund expenses allocable to such Defaulted Mortgage Loan whether recovered or unrecovered from the related Mortgagor or (B) if the Special Servicer has determined the fair value of such Defaulted Mortgage Loan pursuant to clause (i) above, an amount at least equal to such fair value. Notwithstanding the foregoing, for a period of sixty (60) days after it receives notice of the Special Servicer's fair value determination (the "Controlling Class Certificateholder's Option Period"), only the Purchase Option held by the Controlling Class Option Holder may be exercised.

            Any Option Holder may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee and the Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee.

            Each Option Holder's Purchase Option with respect to any Defaulted Mortgage Loan, if not exercised, will automatically terminate (A) once the related Defaulted Mortgage Loan is no longer a Defaulted Mortgage Loan; provided, however, that if such Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable, (B) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (C) upon the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout, or
      (D) subject to the Servicer's determination set forth in clause (iv) below, upon another Option Holder's exercise of its Purchase Option with respect to the related Mortgage Loan becoming effective pursuant to clause
      (iii) below.

            (iii) Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan has become a Defaulted Mortgage Loan, and after the expiration of the Controlling Class Certificateholder's Option Period, each Option Holder (whether the original grantee of such option or any subsequent transferee) may exercise its Purchase Option by providing the Servicer and the Trustee written notice thereof (the "Purchase Option Notice"), in the form of Exhibit J, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 11.05. Immediately upon receipt of such Purchase Option Notice, the Servicer shall notify the remaining Option Holders that a Purchase Option has been exercised. Within ten (10) days thereafter, each remaining Option Holder may submit to the Servicer a Purchase Option Notice for the related Defaulted Mortgage Loan. Upon the expiration of such ten (10) day period, or such sooner time as all remaining Option Holders have submitted Purchase Option Notices, the Servicer shall notify the Option Holder whose Purchase Option Notice included the highest exercise price that the exercise of its Purchase Option is effective. The Servicer shall also notify the Trustee of such effective exercise. In the event that more than one Option Holder exercises its Purchase Option at the same price, the Purchase Option Notice first received by the Servicer shall be effective. The exercise of any Purchase Option pursuant to this clause (iii) shall be irrevocable.

            (iv) If the Special Servicer or any Controlling Class Option Holder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, the Servicer shall determine as soon as reasonably practicable (and, in any event, within thirty (30) days) after the Servicer has received the written notice and the Determination Information to be provided to Servicer by Special Servicer under Section 3.18(a)(i), whether the Option Price represents fair value for the Defaulted Mortgage Loan; provided that, if the Special Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged Property, then the Servicer shall make its fair value determination with respect to such Mortgage Loan as soon as reasonably practicable (but in any event within thirty (30) days) after the Servicer's receipt of such new Appraisal. Such fair value determination shall be made in accordance with Servicing Standards. In determining the fair value of any Defaulted Mortgage Loan, the Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Servicer shall refer to the Determination Information and all other relevant information delivered to it by the Special Servicer or otherwise contained in the Mortgage File; provided that the Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Servicer that has occurred subsequent to, and that would, in the Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, such appraisal. Furthermore, the Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Servicer may conclusively rely on the opinion and reports of Independent third parties in making such determination. The Servicer shall be entitled to receive out of the Certificate Account as additional compensation a $2,500 fee for each determination made in accordance with this clause (iv). The reasonable cost of all third party consultants and related reports, including but not limited to appraisals, inspection reports and broker opinions of value, reasonably incurred by the Servicer pursuant to this Section 3.18(a)(iv) shall constitute, and be reimbursable as, Servicing Advances; provided that the Servicer may rely on the most current Appraisal and property inspection report obtained for the related Mortgaged Property pursuant to Section 3.12. The other parties to this Agreement shall cooperate with all reasonable requests for information.

            Notwithstanding anything contained in this clause (iv) to the contrary, if the Special Servicer or the Controlling Class Option Holder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the Servicer and the Special Servicer are Affiliates, the Trustee, subject to the Directing Certificateholder's reasonable prior written consent, which consent shall not be unreasonably withheld, shall designate an Independent third party, independent of the Directing Certificateholder, to determine whether the Option Price represents fair value for the Defaulted Mortgage Loan, in the manner and within the time set forth in the first paragraph of this clause (iv). In the event that the Trustee is called upon to designate such a third party to make such determination, the Trustee will not assume any responsibility for such third party's determination which determination the Trustee shall be entitled to conclusively rely upon. The Trustee may pay such third party a fee of up to $2,500. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Trustee's designating an Independent third party, the Special Servicer shall deliver to the Trustee for such Independent third party's use the Determination Information.

            In the event the Servicer or any designated third party, as applicable, determines that the Option Price is less than the fair value of the Defaulted Mortgage Loan, such party shall provide its determination, together with all information and reports it relied upon in making such determination, to the Special Servicer, who may then adjust its fair value determination and, consequently, the Option Price, pursuant to Section 3.18(a)(i). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option Holder whose Purchase Option has been declared effective pursuant to clause (iii) above. Upon receipt of such notice, such Option Holder shall have three
      (3) Business Days to (i) accept the Option Price as adjusted and proceed in accordance with clause (v) below, or (ii) reject the Option Price as adjusted, in which case such Option Holder shall not be obligated to close the purchase of the Defaulted Mortgage Loan. Upon notice from such Option Holder, or the Special Servicer, that such Option Holder rejects the Option Price as adjusted, the Servicer and the Trustee shall provide the notices described in the second paragraph of clause (v) below and thereafter any Option Holder may exercise its purchase option in accordance with Section 3.18(a), at the Option Price as adjusted.

            (v) The Option Holder whose Purchase Option is declared effective pursuant to clause (iii) above shall be required to pay the purchase price specified in its Purchase Option Notice to the Servicer within ten (10) Business Days of its receipt of the Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of an Officer's Certificate from the Servicer specifying the date for closing the purchase of the related Defaulted Mortgage Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Mortgage Loan on a servicing released basis. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Mortgage File to or at the direction of the purchaser. In any case, the Servicer shall deposit the purchase price into the Certificate Account within one (1) Business Day following the closing of the sale of the related Defaulted Mortgage Loan.

            The Servicer shall immediately notify the Trustee and the Special Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this clause (v). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18(a).

            (vi) Unless and until the Purchase Option with respect to any Defaulted Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate, consistent with the Asset Status Report and Servicing Standards; provided, however, the Special Servicer shall not sell any Defaulted Mortgage Loan (other than in connection with exercise of a related Purchase Option).

            (b) (i) The Special Servicer may purchase any REO Property (at the Purchase Price therefor). The Special Servicer may also offer to sell to any Person any REO Property, if and when the Special Servicer determines, consistent with Accepted Special Servicing Practices, that such a sale would be in the best economic interests of the Trust Fund. The Special Servicer shall give the Trustee, the Servicer and the Directing Certificateholder not less than five (5) Business Days' prior written notice of the Purchase Price and its intention to
(i) purchase any REO Property at the Purchase Price therefor or (ii) sell any REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any REO Property in an amount at least equal to the Purchase Price therefor. To the extent permitted by applicable law, and subject to Accepted Special Servicing Practice, the Servicer, an Affiliate of the Servicer, the Special Servicer or an Affiliate of the Special Servicer, or an employee of either of them may act as broker in connection with the sale of any REO Property and may retain from the proceeds of such sale a brokerage commission that does not exceed the commission that would have been earned by an independent broker pursuant to a brokerage agreement entered into at arm's length.

            In the absence of any such offer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price for such REO Property, if the highest bidder is a Person other than an Interested Person, or if such price is determined to be such a price by the Trustee, if the highest bidder is an Interested Person. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any REO Property pursuant hereto.

            The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with Servicing Standards, that rejection of such offer would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the servicing standard stated in Section 3.01, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable).

            In determining whether any offer received from an Interested Person represents a fair price for any REO Property, the Trustee and the Special Servicer shall obtain and may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee or the Special Servicer, as applicable, at the expense of the Trust Fund. In determining whether any offer constitutes a fair price for any REO Property, the Special Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the physical condition of such REO Property, the state of the local economy and the Trust Fund's obligation to comply with REMIC Provisions.

            (ii) Subject to Servicing Standards, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, including the collection of all amounts payable in connection therewith. A sale of any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Servicer, or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust Fund) and, if consummated in accordance with the terms of this Agreement, none of the Servicers, the Depositor nor the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (c) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless changes in the REMIC Provisions or authoritative interpretations thereof made or issued subsequent to the Startup Day allow a sale for other consideration).

            Section 3.19 Additional Obligations of Servicer and Special
Servicer.

            The Servicer shall deliver all Compensating Interest Payments to the Trustee for deposit in the Distribution Account on each P&I Advance Date, without any right of reimbursement therefor.

            Section 3.20 Modifications, Waivers, Amendments and Consents.

            (a) Except as set forth in this Section 3.20(a), Section 3.20(i) and
Section 3.08, the Servicer shall not agree to any modification, waiver or amendment of a Mortgage Loan, and, except as provided in the following paragraph, Section 3.08(e), Section 3.08(f) and in Section 3.20(d), no Mortgage Loan that is not a Specially Serviced Mortgage Loan may be modified, waived or amended, provided that the Servicer may agree to extend the maturity date of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided it has obtained the approval of the Directing Certificateholder, provided, further, that, except as provided in the following sentence, no such extension entered into pursuant to this Section 3.20(a) shall be for a period of more than twelve months from the original maturity date of such Mortgage Loan or shall extend the maturity date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured by a leasehold estate and not also the related fee interest, the date twenty years prior to the expiration of such leasehold estate. If such extension would extend the Maturity Date of a Mortgage Loan for more than twelve months from and after the original maturity date of such Mortgage Loan and the Mortgage Loan is not in default or default with respect thereto is not reasonably foreseeable, the Servicer must provide the Trustee and Directing Certificateholder with an opinion of counsel (at the expense of the related Mortgagor) that such extension would not constitute a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            Notwithstanding the foregoing, the Servicer, without the consent of the Special Servicer, may modify or amend the terms of any Mortgage Loan in order to (i) cure any ambiguity or mistake therein or (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error, provided that, if the Mortgage Loan is not in default or default with respect thereto is not reasonably foreseeable, such modification or amendment would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            Neither the Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property (or any portion thereof) for one or more other parcels of real property at any time the Mortgage Loan is not in default pursuant to the terms of the related Mortgage Loan documents or default with respect thereto is not reasonably foreseeable unless either (i) the Servicer or the Special Servicer, as applicable, obtains from S&P and Fitch (and delivers to the Directing Certificateholder) a written confirmation that such substitution will not cause a downgrading, qualification or withdrawal of the then current rating assigned to any of the Certificates and (ii) either (a) such substitution is at the unilateral option of the Mortgagor or otherwise occurs automatically pursuant to the terms of the Mortgage Loan in effect on the REMIC Start-Up Date, within the meaning of Treasury Regulations Section 1.1001-3, or (b) it has received an Opinion of Counsel to the effect that such substitution would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            (b) If the Special Servicer determines that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of the Mortgage Loan or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable (as evidenced by an Officer's Certificate of the Special Servicer), is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer may agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to the provisions of this Section 3.20(b) and Section 3.20(c) and subject to approval of the Directing Certificateholder as provided in Section 3.21.

            The Special Servicer shall use its reasonable efforts to the extent possible to cause each Specially Serviced Mortgage Loan to fully amortize prior to the Rated Final Distribution Date and shall not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

            (i) extend the maturity date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of (a) two years prior to the Rated Final Distribution Date and (b) if such Specially Serviced Mortgage Loan is secured by a leasehold estate and not also the related fee interest, the date occurring twenty years prior to the expiration of such leasehold; or

            (ii) provide for the deferral of interest unless (a) interest accrues thereon, generally, at the related Mortgage Rate and (b) the aggregate amount of such deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

            (c) Any provision of this Section 3.20 to the contrary notwithstanding, except when a Mortgage Loan is in default or default with respect thereto is reasonably foreseeable, no fee described in this paragraph shall be collected by any Servicer or Special Servicer from a Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of a Mortgage Loan (unless the amount thereof is specified in the related Mortgage Note) if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b).

            (d) To the extent consistent with this Agreement, the Servicer or the Special Servicer may agree to any waiver, modification or amendment of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable only if it provides the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, to be paid by the Servicer or Special Servicer as a Servicing Advance) to the effect that the contemplated waiver, modification or amendment (i) will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (ii) will not cause (x) either of the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) either of the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions. Notwithstanding the foregoing, neither the Servicer nor the Special Servicer may waive the payment of any Yield Maintenance Charge or the requirement that any prepayment of a Mortgage Loan be made on a Due Date, or if not made on a Due Date, be accompanied by all interest that would be due on the next Due Date with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan.

            (e) In the event of a modification which creates Mortgage Deferred Interest, such Mortgage Deferred Interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates pursuant to Section 4.06.

            (f) Subject to Section 3.20(c), the Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification (including extensions), waiver or indulgence or any other matter or thing, the granting of which is within the Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer or the Special Servicer, as the case may be, as additional servicing compensation, a reasonable or customary fee, for the additional services performed in connection with such request.

            (g) All modifications (including extensions), waivers and amendments of the Mortgage Loans entered into pursuant to this Section 3.20 shall be in writing, signed by the Servicer or the Special Servicer, as the case may be, and the related Mortgagor (and by any guarantor of the related Mortgage Loan, if such guarantor's signature is required by the Special Servicer in accordance with the Servicing Standards).

            (h) Each of the Servicer and the Special Servicer shall notify the Directing Certificateholder, the Rating Agencies, the Trustee, the Mortgage Loan Sellers (if such Mortgage Loan Seller is not a Servicer or Sub-Servicer of such Mortgage Loan or a Certificateholder) and each other in writing of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof. Following receipt of the Servicer's or the Special Servicer's, as applicable, delivery of the aforesaid modification, waiver or amendment to the Trustee. The Trustee shall forward a copy thereof to each Holder of a Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificate upon request.

            (i) [RESERVED]

            (j) Notwithstanding the foregoing, neither the Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (or any portion thereof) unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8) and the Servicer or the Special Servicer, as applicable, has received (i) a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on such Mortgage Loan in compliance with the requirements of the terms of the related Mortgage Loan documents, (ii) one or more Opinions of Counsel (at the expense of the related Mortgagor) to the effect that the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted Mortgage Property; provided, however, that, to the extent consistent with the related Mortgage Loan documents, the related Mortgagor shall pay the cost of any such opinion as a condition to granting such defeasance, (iii) to the extent consistent with the related Mortgage Loan documents, the Mortgagor shall establish a single purpose entity to act as a successor borrower, if so required by the Rating Agencies, (iv) to the extent permissible under the related Mortgage Loan documents, the Servicer shall use its reasonable efforts to require the related Mortgagor to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor borrower and (v) to the extent permissible under the Mortgage Loan documents, the Servicer shall obtain, at the expense of the related Mortgagor, written confirmation from the Rating Agencies that such defeasance will not cause the downgrade, withdrawal or modification of the then current ratings of the Certificates; provided, however, that (a) the Servicer shall not be required to obtain such written confirmation from Fitch to the extent that such Mortgagor has delivered the certificate required pursuant to clause (i) above, delivered the opinion required pursuant to clause (ii) above and established the single purpose entity pursuant to clause (iii) above unless such Mortgage Loan at the time of such defeasance is one of the ten largest Mortgage Loans by Stated Principal Balance and (b) the Servicer shall not be required to obtain the S&P confirmation referenced in clause (v) above with respect to any Mortgage Loan which has a Stated Principal Balance less than $20,000,000 and represents less than 5% of the Stated Principal Balance of the Mortgage Pool, so long as such Mortgage Loan is not one of the ten largest Mortgage Loans by Stated Principal Balance. In the event the Servicer is not required to obtain the S&P confirmation referenced in clause (v) above, the Servicer shall deliver to S&P a letter or certificate in the form of Exhibit L in connection with such defeasance.

            (k) Notwithstanding anything herein or in the related Mortgage Loan Documents to the contrary, the Servicer may permit the substitution of "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8) for any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (or any portion thereof) in lieu of the defeasance collateral specified in the related Mortgage Loan Documents; provided that the Servicer reasonably determines that allowing their use would not cause a default or event of default to become reasonably foreseeable and the Servicer receives an Opinion of Counsel (at the expense of the Mortgagor to the extent permitted under the Mortgage Loan documents) to the effect that such use would not be and would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC and provided further that the requirements set forth in Section 3.20(j) are satisfied; and further provided, that such securities are backed by the full faith and credit of the United States government, or the Servicer shall obtain a written confirmation of S&P that the use of such securities will not result in the downgrade, withdrawal or qualification of the then current ratings of any Class of Certificates outstanding.

            (l) If required under the related Mortgage Loan documents or if otherwise consistent with the Servicing Standards, the Servicer shall establish and maintain one or more accounts (the "Defeasance Accounts"), which shall be Eligible Accounts, into which all payments received by the Servicer from any defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer such Defeasance Accounts in accordance with the Mortgage Loan documents. Notwithstanding the foregoing, in no event shall the Servicer permit such amounts to be maintained in the Defeasance Account for a period in excess of 90 days, unless such amounts are reinvested by the Servicer in "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8). To the extent not required or permitted to be placed in a separate account, the Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Collection Account and treat any such payments as payments made on the Mortgage Loan in advance of its Due Date in accordance with clause
(a)(i) of the definition of Available Distribution Amount, and not as a prepayment of the related Mortgage Loan. Notwithstanding anything herein to the contrary, in no event shall the Servicer permit such amounts to be maintained in the Collection Account for a period in excess of 365 days.

            Section 3.21 Transfer of Servicing Between Servicer and Special Servicer; Recordkeeping; Asset Status Report.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Servicer shall promptly give notice to the Special Servicer and the Directing Certificateholder thereof, and shall deliver the related Mortgage File and Credit File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan either in the Servicer's possession or otherwise available to the Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Servicer shall use its reasonable efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan. The Servicer shall deliver to the Trustee and to the Directing Class Certificateholder a copy of the notice of such Servicing Transfer Event provided by the Servicer to the Special Servicer pursuant to this Section.

            Upon determining that a Specially Serviced Mortgage Loan (other than an REO Loan) has become current and has remained current for three consecutive Monthly Payments (provided that (i) no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer, and (ii) for such purposes taking into account any modification or amendment of such Mortgage
Loan), and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof to the Servicer and the Directing Certificateholder, and shall return the related Mortgage File and Credit File to the Servicer (or copies thereof if copies only were delivered to the Special Servicer) and upon giving such notice, and returning such Mortgage File and Credit File to the Servicer, the Special Servicer's obligation to service such Corrected Mortgage Loan shall terminate and the obligations of the Servicer to service and administer such Mortgage Loan shall recommence.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Servicer), and provide the Servicer with copies of any additional related Mortgage Loan information including correspondence with the related Mortgagor.

            (c) Notwithstanding the provisions of Section 3.12(d), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement, provided that the Servicer shall only be required to maintain in such records to the extent the Special Servicer has provided such information to the Servicer.

            (d) No later than 30 days after a Servicing Transfer Event for a Mortgage Loan, the Special Servicer shall deliver to the Servicer, the Mortgage Loan Sellers, each Rating Agency and the Directing Certificateholder, a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

            (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standards, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

            (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (iv) the Special Servicer's recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Servicer for regular servicing or otherwise realized upon;

            (v) a copy of the last obtained Appraisal of the Mortgaged Property; and

            (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standards.

            If within 10 Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standards or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder disapproves such Asset Status Report within 10 Business Days of receipt, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder, the Rating Agencies, the Mortgage Loan Sellers and the Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Directing Certificateholder shall fail to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. Notwithstanding the foregoing, in the event the Directing Certificateholder and the Special Servicer have been unable to agree upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's receipt of the initial Asset Status Report, the Special Servicer shall implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standards.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standards and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standards.

            No direction of the Directing Certificateholder shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standards and to maintain the REMIC status of each of the Lower-Tier REMIC and the Upper-Tier REMIC, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose the Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the Trust Fund, the Trustee or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's or the Servicer's responsibilities under this Agreement.

            (e) Upon receiving notice of (i) the occurrence of the events described in clause (iv) of the definition of Servicing Transfer Event (without regard to the 60 day period set forth therein), or (ii) the request by a Mortgagor for the amendment or modification of a Mortgage Loan which is not a Specially Serviced Mortgage Loan for which the Special Servicer is responsible for such amendment or modification pursuant to Section 3.20, the Servicer shall immediately give notice thereof, and shall deliver copies of the related Mortgage File and Credit File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Mortgagor and prepare for any such proceedings. The Servicer shall use its reasonable efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each such event. Upon receiving such documents and information, the Special Servicer shall treat such Mortgage Loan as if it were a Specially Serviced Mortgage Loan and the Special Servicer shall be entitled to receive a Special Servicing Fee with respect to such Mortgage Loan during such treatment.. Notwithstanding the foregoing, the occurrence of any event described in clause (i) or (ii) above shall not in and of itself be considered a Servicing Transfer Event (other than for purposes of computing a Special Servicing Fee with respect to such Mortgage Loan as provided in the previous sentence) and, unless an actual Servicing Transfer Event has occurred with respect to such Mortgage Loan, the Servicer shall continue to act as Servicer and administrator of such Mortgage Loan and no fees shall be payable to the Special Servicer with respect to such Mortgage Loan other than any related modification, assumption or extension fees provided for herein; provided, however, that in the event a Mortgage Loan subject to clause (i) above becomes a Specially Serviced Mortgage Loan, such Mortgage Loan shall be deemed to have been a Specially Serviced Mortgage Loan upon the occurrence of the event described in clause (i) above and a Special Servicing Fee shall be paid with respect thereto.

            Section 3.22 Sub-Servicing Agreements.

            (a) The Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under Articles III and IV hereof; provided that the Sub-Servicing Agreement as amended or modified: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Servicer shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Servicer under such agreement, or, alternatively, may act in accordance with Section 7.02 hereof under the circumstances described therein (subject to Section 3.22(g) hereof); (iii) provides that the Trustee for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Servicer thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, any successor Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Mortgage Loan at its option and without penalty and (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. Any successor Servicer hereunder shall, upon becoming successor Servicer, be assigned and shall assume any Sub-Servicing Agreements from the predecessor Servicer (subject to Section 3.22(g) hereof). In addition, each Sub-Servicing Agreement entered into by the Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan; provided, however, that the Sub-Servicing Agreement may provide that the Sub-Servicer will continue to make all Advances and calculations and prepare all reports required under the Sub-Servicing Agreement with respect to Specially Serviced Mortgage Loans and continue to collect its Servicing Fee as if no Servicing Transfer Event had occurred and with respect to REO Properties (and the related REO Loans) as if no REO Acquisition had occurred and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in such Sub-Servicing Agreement. The Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Servicer; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Servicer hereunder to make Advances shall be deemed to have been advanced by the Servicer out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.03(d), such interest to be allocable between the Servicer and such Sub-Servicer pursuant to the terms of the Sub-Servicing Agreement. For purposes of this Agreement, the Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Servicer shall notify the Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. Except as otherwise provided herein, the Special Servicer may not enter into Sub-Servicing Agreements and may not assign any of its servicing obligations hereunder.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

            (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer would require were it the owner of the Mortgage Loans. The Servicer shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement.

            (d) In the event the Trustee or its designee becomes successor Servicer and assumes the rights and obligations of the Servicer under any Sub-Servicing Agreement, the Servicer, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement and this Section 3.22, the Servicer represents and warrants that it shall remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible, and the Servicer shall pay the fees of any Sub-Servicer thereunder from its own funds. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

            (f) The Trustee shall furnish to any Sub-Servicer any powers of attorney and other documents necessary or appropriate to enable such Sub-Servicer to carry out its servicing and administrative duties under any Sub-Servicing Agreement; provided, however, that the Trustee shall not be held liable for any negligence, and shall be indemnified by the Sub-Servicer, with respect to, or misuse of, any such power of attorney by a Sub-Servicer.

            (g) Each Sub-Servicing Agreement shall provide that, in the event the Trustee or any other Person becomes successor Servicer, the Trustee or such successor Servicer shall have the right to terminate such Sub-Servicing Agreement with or without cause and without a fee.

            (h) The Special Servicer shall comply with the terms of each such Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder. With respect to Mortgage Loans subject to a Sub-Servicing Agreement, the Special Servicer shall, among other things, remit amounts, deliver reports and information, and afford access to facilities and information to the related Sub-Servicer that would be required to be remitted, delivered or afforded, as the case may be, to the Servicer pursuant to the terms hereof within a sufficient period of time to allow the Sub-Servicer to fulfill its obligations under such Sub-Servicing Agreement and in no event later than 1 Business Day prior to the applicable Determination Date (or such other date as specified herein).

            (i) Notwithstanding any other provision of this Agreement, the Special Servicer shall not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations herein.

            Section 3.23 [RESERVED]

            Section 3.24 Representations, Warranties and Covenants of the Servicer.

            (a) The Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that:

            (i) The Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States, and the Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Servicer, and the performance and compliance with the terms of this Agreement by the Servicer, does not (A) violate the Servicer's organizational documents or
      (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Servicer to perform its obligations under this Agreement or its financial condition;

            (iii) The Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Special Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Servicer, enforceable against the Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Servicer's reasonable judgement is likely to materially and adversely affect the financial condition or operations of the Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

            (vi) No litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would prohibit the Servicer from entering into this Agreement or, in the Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer;

            (vii) Any Sub-Servicing Agreements will comply with the provisions of Section 3.22;

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer, or compliance by the Servicer with, this Agreement or the consummation of the transactions of the Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by the Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Servicer to perform its obligations hereunder; and

            (ix) The Servicer has full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            Section 3.25 Representations, Warranties and Covenants of the Special Servicer.

            (a) The Special Servicer hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Servicer, as of the Closing Date, that:

            (i) The Special Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, does not (A) violate the Special Servicer's articles of association and by-laws or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or its financial condition;

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Special Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Special Servicer's reasonable judgement is likely to materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vii) Each officer, manager or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c);

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions of the Special Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder;

            (ix) The Special Servicer has full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement; and

            (x) The Special Servicer covenants that it shall enforce, on behalf of the Trust, all rights conveyed to the Trustee pursuant to Section 2.01(a) with respect to the Kings Plaza Intercreditor Agreement.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement. Such indemnification shall survive any termination or resignation of the Special Servicer, the termination or resignation of the Trustee and any termination of the Agreement.

            Section 3.26 Interest Reserve Account.

            (a) On each P&I Advance Date relating to any Interest Accrual Period ending in any January and on any P&I Advance Date which occurs in a year which is not a leap year relating to any Interest Accrual Period ending in any December, the Trustee, in respect of the Actual/360 Loans, shall deposit into the Interest Reserve Account, an amount equal to one day's interest on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month preceding the month in which such P&I Advance Date occurs at the related Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive February and January, "Withheld Amounts").

            (b) On each P&I Advance Date occurring in March, the Trustee shall withdraw, from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier Distribution Account.

            Section 3.27 Excess Interest Distribution Account.

            Prior to the applicable Distribution Date, the Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period.

            Section 3.28 Directing Certificateholder Contact with Servicers.

            No less often than on a monthly basis, each of the Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Directing Certificateholder regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Servicer or the Special Servicer, as the case may be, is responsible.

            Section 3.29 Controlling Class Certificateholders and Directing Certificateholder; Certain Rights and Powers of Directing Certificateholder.

            (a) Each Controlling Class Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Servicer, Special Servicer and Trustee and to notify the Servicer, Special Servicer and Trustee of the transfer of any Certificate of a Controlling Class, the selection of a Directing Certificateholder or the resignation or removal thereof. The Directing Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Servicer, Special Servicer and Trustee when such Certificateholder is appointed Directing Certificateholder and when it is removed or resigns. To the extent there is only one Controlling Class Certificateholder and it is also the Special Servicer, it shall be the Directing Certificateholder.

            (b) A "Controlling Class" as of any time of determination shall be the Class outstanding with the most subordinate interest in the Trust Fund having at least 25% of its initial Class Balance.

            (c) Once a Directing Certificateholder has been selected, each of the Servicer, the Special Servicer, the Depositor, the Trustee and each other Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Controlling Class Certificateholders, by Certificate Balance, or such Directing Certificateholder shall have notified the Servicer, Special Servicer and Trustee and each other Controlling Class Certificateholder, in writing, of the resignation of such Directing Certificateholder or the selection of a new Directing Certificateholder. Upon the resignation of a Directing Certificateholder, the Controlling Class Certificateholders may select a new Directing Certificateholder.

            (d) [RESERVED]

            (e) [RESERVED]

            (f) Until it receives notice to the contrary each of the Servicers and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Controlling Class Certificateholder, and the Directing Certificateholder.

            (g) [RESERVED]

            (h) Notwithstanding anything to the contrary contained herein, since the Special Servicer is not acting as the Special Servicer for the Other Kings Plaza Notes, the Directing Certificateholder shall have no authority to advise or to direct the Special Servicer with respect to the Kings Plaza Pooled Note, the Other Kings Plaza Notes or the related Mortgaged Property.

            (i) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class; (iii) the Directing Certificateholder does not have any duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Directing Certificateholder may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

            Section 3.30 Provisions Relating to Servicing of the Kings Plaza Mortgage Loan.

            (a) Notwithstanding anything to the contrary contained herein, the Kings Plaza Mortgage Loan will be serviced pursuant to the Kings Plaza Trust and Servicing Agreement and the Kings Plaza Intercreditor Agreement. None of the Servicer, the Special Servicer nor the Trustee will have any obligation or authority to (i) service or administer the Kings Plaza Mortgage Loan, except for preparing the reports required to be delivered by such Person pursuant to this Agreement, or (ii) supervise the servicer under the Kings Plaza Trust and Servicing Agreement.

            (b) The obligation of the Servicer or the Special Servicer to provide information to the Trustee, the Certificateholders and the Rating Agencies with respect to the Kings Plaza Mortgage Loan, the Other Kings Plaza Notes or the related Mortgaged Property is dependent on the Servicer or the Special Servicer, as applicable, receiving the corresponding information from the servicer for the Kings Plaza Trust.

            (c) If the Trust Fund as the holder of the Kings Plaza Mortgage Loan is entitled to exercise any voting rights with respect to the Kings Plaza Trust, or another entity that owns the Other Kings Plaza Notes, the Special Servicer shall be entitled to exercise such voting rights on behalf of the Trust Fund. Notwithstanding the foregoing, if the Trust Fund as the holder of the Kings Plaza Mortgage Loan has the right to direct the trustee of the Kings Plaza Trust to remove the servicer for the Kings Plaza Trust because such servicer has been removed from the list of approved servicers maintained by S&P and Fitch for mortgage loans similar to the Kings Plaza Mortgage Loan, and not reinstated on such list within 60 days after such removal, the Trustee (and not the Special Servicer) may, and at the written direction of the Directing Certificateholder or the Holders of 25% of the aggregate Voting Rights of all Certificates the Trustee shall, direct the trustee of the Kings Plaza Trust to remove such servicer.

            (d) From time to time upon request of the servicer of the Kings Plaza Trust, and delivery to the Trustee of a Request for Release, the Trustee shall release the original Kings Plaza Pooled Note to such servicer. Upon receipt of (a) the Kings Plaza Pooled Note by the Trustee from such servicer or
(b) in the event of a liquidation or conversion of the Kings Plaza Mortgage Loan into an REO Property, a certificate of an officer of such servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or Distribution Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Trustee shall return the Request for Release to such servicer.

                              [End of Article III]

                                   ARTICLE IV



                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions.

            (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall be deemed to transfer the Lower-Tier Distribution Amount from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in Section 4.01(b) with respect to each class of Uncertificated Lower-Tier Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

            (i) first, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class X-1 Certificates and the Class X-2 Certificates, pro rata (based upon their respective entitlements to interest for such Distribution Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date;

            (ii) second, (A) to the Holders of the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, until the outstanding Certificate Balance of such Class has been reduced to zero, (B) after the Certificate Balance of the Class A-1 Certificates has been reduced to zero, to the Holders of the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1 Certificates on such Distribution Date), until the outstanding Certificate Balance of such Class has been reduced to zero and (C) after the Certificate Balance of the Class A-2 Certificates has been reduced to zero, to the Holders of the Class A-3 Certificates, in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1 Certificates and Class A-2 Certificates on such Distribution Date), until the outstanding Certificate Balance of such Classes have been reduced to zero;

            (iii) third, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (iv) fourth, to the Holders of the Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (v) fifth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Holders of the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2 and Class A-3 Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class B Certificates has been reduced to zero;

            (vi) sixth, to the Holders of the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

            (vii) seventh, to the Holders of the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (viii) eighth, after the Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to the Holders of the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class A-3 and Class B Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class C Certificates has been reduced to zero;

            (ix) ninth, to the Holders of the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

            (x) tenth, to the Holders of the Class D Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xi) eleventh, after the Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to the Holders of the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class D Certificates has been reduced to zero;

            (xii) twelfth, to the Holders of the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

            (xiii) thirteenth, to the Holders of the Class E Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xiv) fourteenth, after the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to the Holders of the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class E Certificates has been reduced to zero;

            (xv) fifteenth, to the Holders of the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

            (xvi) sixteenth, to the Holders of the Class F Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xvii) seventeenth, after the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the Holders of the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class F Certificates has been reduced to zero;

            (xviii) eighteenth, to the Holders of the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

            (xix) nineteenth, to the Holders of the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xx) twentieth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to the Holders of the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class G Certificates has been reduced to zero;

            (xxi) twenty-first, to the Holders of the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxii) twenty-second, to the Holders of the Class H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxiii) twenty-third, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to the Holders of the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class H Certificates has been reduced to zero;

            (xxiv) twenty-fourth, to the Holders of the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxv) twenty-fifth, to the Holders of the Class J Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxvi) twenty-sixth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to the Holders of the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class J Certificates has been reduced to zero;

            (xxvii) twenty-seventh, to the Holders of the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxviii) twenty-eighth, to the Holders of the Class K Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxix) twenty-ninth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to the Holders of the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class K Certificates has been reduced to zero;

            (xxx) thirtieth, to the Holders of the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxi) thirty-first, to the Holders of the Class L Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxii) thirty-second, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to the Holders of the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class L Certificates has been reduced to zero;

            (xxxiii) thirty-third, to the Holders of the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxiv) thirty-fourth, to the Holders of the Class M Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxv) thirty-fifth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to the Holders of the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class M Certificates has been reduced to zero;

            (xxxvi) thirty-sixth, to the Holders of the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxvii) thirty-seventh, to the Holders of the Class NR Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxviii) thirty-eighth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to the Holders of the Class NR Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class NR Certificates has been reduced to zero;

            (xxxix) thirty-ninth, to the Holders of the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

            (xl) fortieth, to the Holders of the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

            Notwithstanding the foregoing, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero, the Principal Distribution Amount will be distributed to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on their respective Certificate Principal Balances, in reduction of their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero, and any unreimbursed amounts of Realized Losses previously allocated to such Classes, if available, will be distributed pro rata based on their respective Certificate Principal Balances.

            (b) On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of principal or reimbursement of Collateral Support Deficit in an amount equal to the amount of principal or reimbursement of Collateral Support Deficit actually distributable to its respective Related Certificates as provided in Sections 4.01(a) and (c) (in the case of the Class A-3 Certificates, first to the Class LA-3-1 Uncertificated Interest until reduced to zero and then the Class LA-3-2 Uncertificated Interest until reduced to zero). On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of interest in an amount equal to the Interest Distribution Amount in respect of its Related Certificates and its related Components of the Class X-1 Certificates and Class X-2 Certificates, in each case to the extent actually distributable thereon as provided in Section 4.01(a). For this purpose, interest distributed on the Class X-1 Certificates and Class X-2 Certificates shall be treated as having been paid to their respective Components pro rata. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount", and shall be made by the Trustee by depositing such Lower-Tier Distribution Amount in the Upper-Tier Distribution Account.

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Certificate Balance of the Related Certificates with respect thereto (in the case of the aggregate of the Class LA-3-1 and Class LA-3-2 Uncertificated Interests, the Class A-3 Certificates). The initial principal balance of each Uncertificated Lower-Tier Interest equals the respective Original Lower-Tier Principal Amount. The pass-through rate with respect to each Uncertificated Lower-Tier Interest will be the rate per annum set forth in the Preliminary Statement hereto.

            Any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Lower-Tier Distribution Account, if any).

            (c) On and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (without regard to any amounts of Collateral Support Deficit remaining unreimbursed), the Principal Distribution Amount will be distributed, pro rata (based upon Certificate Balances), among the Class A-1, Class A-2 and Class A-3 Certificates without regard to the priorities set forth in Section 4.01(a)(ii).

            (d) (i) On each Distribution Date, Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected during the related Due Period will be distributed by the Paying Agent to the following Classes: to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class NR Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected on such principal prepayments during the related Due Period. Any Yield Maintenance Charge collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

            (ii) No Yield Maintenance Charge will be distributed to the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class NR or Residual Certificates. After the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been reduced to zero, all Yield Maintenance Charges with respect to the Mortgage Loans shall be distributed to the holders of the Class X-1 Certificates.

            (iii) All distributions of Yield Maintenance Charges made in respect of the respective Classes of Regular Certificates on each Distribution Date pursuant to Section 4.01(d)(i) shall first be deemed to be distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Lower-Tier REMIC Regular Interests, pro rata based upon the amount of principal distributed in respect of each Class of Uncertificated Lower-Tier REMIC Interests for such Distribution Date pursuant to Section 4.01(b) above.

            (e)   [RESERVED]

            (f) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(g), 4.01(h) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than 5 Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates). The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Servicer, the Special Servicer, the Underwriters or the Initial Purchaser shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, no later than the related P&I Advance Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

            (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified; and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g).

            (h) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 11.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(g) as if such Holder had failed to surrender its Certificates.

            (i) On each Distribution Date, any Excess Interest received during the related Due Period with respect to the Mortgage Loans shall be distributed to the holders of the Class NR Certificates from the Excess Interest Distribution Account.

            Section 4.02 Statements to Certificateholders; CMSA Investor Reporting Package (IRP)s.

            (a) On each Distribution Date, the Trustee shall forward or make available to any Interested Person a statement (substantially in the form set forth as Exhibit G hereto and based on the information supplied to the Trustee in the related CMSA Investor Reporting Package (IRP) in accordance with CMSA guidelines) as to the distributions made on such Distribution Date (each, a "Statement to Certificateholders") setting forth:

            (i) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reduction of the Certificate Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to Distributable Certificate Interest;

            (iii) the aggregate amount of Advances made during the period from but not including the previous Distribution Date to and including such Distribution Date and details of P&I Advances as of the Servicer Remittance Date;

            (iv) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Servicer and the Special Servicer during the Due Period for such Distribution Date, together with a detailed calculation of such fees;

            (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after such Distribution Date;

            (vi) the number of loans, their aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the end of the related Due Period for such Distribution Date;

            (vii) the number and aggregate principal balance of Mortgage Loans
      (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not REO Property and (E) for which the related Mortgagor is subject to oversight by a bankruptcy court;

            (viii) the value of any REO Property included in the Trust Fund as of the end of the related Due Period for such Distribution Date, based on the most recent Appraisal or valuation;

            (ix) the Available Distribution Amount for such Distribution Date;

            (x) the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such Class of Certificates;

            (xi) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to (A) Yield Maintenance Charges and (B) Excess Interest;

            (xii) the Pass-Through Rate for such Class of Certificates for such Distribution Date and the next succeeding Distribution Date;

            (xiii) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for such Distribution Date;

            (xiv) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Collateral Support Deficit on such Distribution Date and the aggregate amount of all reductions as a result of allocations of Collateral Support Deficits to date;

            (xv) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

            (xvi) the amount of any Appraisal Reductions effected in connection with such Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date together with a detailed worksheet showing the calculation of each Appraisal Reduction;

            (xvii) the number and related Stated Principal Balance of any Mortgage Loans extended or modified during the related Due Period;

            (xviii) the amount of any remaining Class Unpaid Interest Shortfall for such Class as of such Distribution Date;

            (xix) a loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment during the related Due Period and the amount and the type of Principal Prepayment occurring;

            (xx) a loan-by-loan listing of each Mortgage Loan which was defeased during the related Due Period;

            (xxi) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the P&I Advance Date;

            (xxii) in the case of the Residual Certificates, the amount of any distributions on such Certificates pursuant to Sections 4.01(a) and (b);

            (xxiii) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reimbursement of previously allocated Collateral Support Deficit;

            (xxiv) the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related Determination Date;

            (xxv) with respect to any Mortgage Loan as to which a Liquidation Event occurred during the related Due Period or prior to the related Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and
      (C) the amount of any Collateral Support Deficit in connection with such Liquidation Event;

            (xxvi) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Due Period or prior to the Determination Date, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit in respect of the related REO Loan in connection with such Final Recovery Determination;

            (xxvii) the aggregate and loan-by-loan amount of interest on P&I Advances paid to the Servicer, Special Servicer and the Trustee since the preceding Distribution Date;

            (xxviii) the aggregate and loan-by-loan amount of interest on Servicing Advances paid to the Servicer, the Special Servicer and the Trustee;

            (xxix) the original and then current credit support levels for each Class of Certificates;

            (xxx) the original and then current ratings for each Class of Regular Certificates; and

            (xxxi) the aggregate amount of Yield Maintenance Charges collected during the related Due Period.

            In the case of information furnished pursuant to clauses (i), (ii),
(xi), (xvi) and (xviii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate, a statement containing the information set forth in clauses (i), (ii) and (xi) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

            On each Distribution Date, the Trustee shall make available to any interested Person via its website initially located at "www.ctslink.com/cmbs,"
(i) the related Statement to Certificateholders, (ii) the CSMA Loan Periodic Update File, the CMSA Loan Setup File, the CMSA Bond Level File, the CMSA Collateral Summary File, the CMSA Property File, the CMSA Financial File and
(iii) as a convenience to interested Persons (and not in furtherance of the distribution thereof under the securities laws), the prospectus supplement, the prospectus, and this agreement.

            In addition, on each Distribution Date, the Trustee shall make available, to any Privileged Person via its website, each of the "surveillance reports" identified as such in the definition of "CMSA Investor Reporting Package" to the extent delivered by the Servicer pursuant to this Agreement and the updated Trustee's exception report.

            The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

            In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (301) 815-6600.

            The Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or internet website (in addition to making information available as provided herein) any reports or other information the Servicer is required or permitted to provide to any party to this Agreement, the Rating Agencies or any Certificateholder or prospective Certificateholder to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law. Notwithstanding this paragraph, the availability of such information or reports on the internet or similar electronic media shall not be deemed to satisfy any specific delivery requirements in this Agreement except as set forth herein. In connection with providing access to the Servicer's Internet website, the Servicer shall take reasonable measures to ensure that only such parties listed above may access such information including, without limitation, requiring registration and acceptance of a disclaimer. The Servicer shall not be liable for dissemination of this information in accordance with this Agreement, provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports. The Servicer shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report. Notwithstanding anything herein to the contrary, the Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or internet website any reports or other information the Servicer is required or permitted to provide to any Mortgagor with respect to such Mortgagor's Mortgage Loan to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law.

            (b) The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Servicer) provide the Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Servicer to prepare each report and any supplemental information to be provided by the Servicer to the Trustee. Neither the Trustee nor the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by the Servicer. Unless the Trustee has actual knowledge that any report or file received from the Servicer contains erroneous information, the Trustee is authorized to rely thereon in calculating and making distributions to Certificateholders in accordance with Section 4.01, preparing the statements to Certificateholders required by Section 4.02(a) and allocating Collateral Support Deficit to the Certificates in accordance with Section 4.04.

            Notwithstanding the foregoing, the failure of the Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of this Section 4.02(b) or of Section 4.02(c) to the extent the Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties. The Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (c) As soon as reasonably practicable, upon the written request of and at the expense of any Certificateholder, the Trustee shall provide the requesting Certificateholder with such information that is in the Trustee's possession or can reasonably be obtained by the Trustee as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. Neither the Certificate Registrar nor the Trustee shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another.

            (d) [RESERVED]

            (e) Based upon information furnished to it by the Servicer and the Depositor, the Trustee will prepare and file with the Securities and Exchange Commission on Forms 8-K and 10-K on behalf of the Trust Fund the reports distributed to the Certificateholders pursuant to the first paragraph of Section 4.01(a). No later than January 30, 2003, the Trustee shall file a Form 15 Notice of Suspension of Duty to File Reports pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, with respect to the Certificates. The Trustee shall have no responsibility to file any items other than those specified in this Section 4.02(e).

            Section 4.03 P&I Advances.

            (a) On or before 1:00 p.m., New York City time, on each P&I Advance Date, the Servicer shall either (i) remit to the Trustee for deposit into the Lower-Tier Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Certificate Account on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). The Servicer shall notify the Trustee of (i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances for such Distribution Date, on or before 2 Business Days prior to such Distribution Date. If the Servicer fails to make a required P&I Advance by 1:00 p.m., New York City time, on any P&I Advance Date, an Event of Default as set forth in clause (a)(i) of Section 7.01 shall occur and the Trustee shall make such P&I Advance pursuant to Section 7.05 by noon, New York City time, on the related Distribution Date, unless the Servicer shall have cured such failure (and provided written notice of such cure to the Trustee) by 10:00 a.m. on such Distribution Date.

            (b) Subject to Section 4.03(c) and (e) below, the aggregate amount of P&I Advances to be made by the Servicer with respect to any Distribution Date shall equal the aggregate of: (i) all Monthly Payments (in each case, net of related Servicing Fees) other than Balloon Payments, that were due during the related Due Period and delinquent as of the close of business on the Business Day preceding the related P&I Advance Date (or not advanced by the Servicer or any Sub-Servicer on behalf of the Servicer) and (ii) with respect to each Mortgage Loan as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of the Servicer to make such P&I Advances is mandatory, and with respect to any Mortgage Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance.

            (d) In connection with the recovery of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a), the Servicer shall be entitled to pay the Trustee and itself (in that order of priority) as the case may be out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement; provided, however, that no interest will accrue on any P&I Advance (i) made with respect to a mortgage loan until after the related Due Date has passed and any applicable grace period has expired or (ii) if the related Monthly Payment is received after the Determination Date but on or prior to the related P&I Advance Date. The Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding P&I Advance as soon as practicably possible after funds available for such purpose are deposited in the Certificate Account.

            (e) Notwithstanding the foregoing, (i) neither the Servicer nor the Trustee shall make an advance for Balloon Payments, Excess Interest, Yield Maintenance Charges or Penalty Charges and (ii) if an Appraisal Reduction has been made with respect to any Mortgage Loan then in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of such P&I Advance for such Mortgage Loan for such Distribution Date without regard to this subsection (ii), multiplied by (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date. For purposes of the immediately preceding sentence, the Monthly Payment due on the Maturity Date for a Balloon Mortgage Loan will be the amount that would be due on such day based on the full amortization schedule used to calculate the Monthly Payments thereon prior to the Maturity Date.

            Section 4.04 Allocation of Collateral Support Deficit.

            (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Trustee shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Regular Certificates after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Regular Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

            (b) On each Distribution Date, the Certificate Balances of the Regular Certificates will be reduced without distribution as a write-off to the extent of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date. Any such write-off shall be allocated among the respective Certificates as follows: first, to the Class NR Certificates; second, to the Class M Certificates; third, to the Class L Certificates; fourth, to the Class K Certificates; fifth, to the Class J Certificates; sixth, to the Class H Certificates; seventh, to the Class G Certificates; eighth, to the Class F Certificates; ninth, to the Class E Certificates; tenth, to the Class D Certificates; eleventh, to the Class C Certificates; twelfth, to the Class B Certificates, in each case, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero and thirteenth, to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, pro rata (based upon Certificate Balance), until the remaining Certificate Balances of such Classes of Certificates have been reduced to zero.

            (c) With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Certificates pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Lower-Tier Principal Amount of the Related Uncertificated Lower-Tier Interest with respect thereto as a write-off (in the case of the Class A-3 Certificates , first to the Class LA-3-1 Uncertificated Interest until it is reduced to zero and then to the Class LA-3-2 Uncertificated Interest until it is reduced to zero).

            Section 4.05 [RESERVED]

            Section 4.06 Certificate Deferred Interest.

            (a) On each Distribution Date, the amount of interest distributable to a Class of Certificates (other than the Class X Certificates) shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for all Mortgage Loans for the Due Dates occurring in the related Due Period allocated to such Class of Certificates, such Mortgage Deferred Interest to be allocated first to the Class NR Certificates, second to the Class M Certificates, third to the Class L Certificates, fourth to the Class K Certificates, fifth to the Class J Certificates, sixth to the Class H Certificates, seventh to the Class G Certificates, eighth to the Class F Certificates; ninth to the Class E Certificates, tenth to the Class D Certificates; eleventh to the Class C Certificates; twelfth to the Class B Certificates, and thirteenth, pro rata (based upon Accrued Certificate Interest), to the Class A-1, Class A-2 and Class A-3 Certificates, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date.

            (b) On each Distribution Date, the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates, shall be increased by the amount of the Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.06(a) above. Certificate Deferred Interest allocated to the Class A-3 Certificates will be allocated, first to the Class LA-3-2 Uncertificated Interest and, second, to the Class LA-3-1 Uncertificated Interest; provided that no such allocation shall be made in respect of the portion of such interest representing the related X-1 Strip Rate or Class X-2 Strip Rate.

            (c) With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to Section 4.06(a) to a Class of Certificates shall be allocated in reduction of the amount of interest distributable to the Related Uncertificated Lower-Tier Interest with respect thereto (in the case of the Class A-3 Certificates, first, to the Class LA-3-2 Uncertificated Interest and, second, to the Class LA-3-1 Uncertificated Interest); provided, that no such allocation shall be made in respect of the portion of such interest representing the related Class X-1 Strip Rate or Class X-2 Strip Rate. On each Distribution Date, to the extent provided in Section 4.06(b), Certificate Deferred Interest will be added to the Lower-Tier Principal Amount of the Uncertificated Lower-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

            Section 4.07 Grantor Trust Reporting.

            The parties intend that the portion of the Trust Fund constituting the Grantor Trust, consisting of the Excess Interest allocable to the Mortgage Loans, proceeds thereof held in the Collection Account pertaining to the Excess Interest allocable to the Mortgage Loans and the Excess Interest Distribution Account shall constitute, and that the affairs of the Trust Fund (exclusive of the Lower-Tier REMIC and the Upper-Tier REMIC) shall be conducted so as to qualify such portion as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, to the Class NR Certificateholders, the amount of Excess Interest allocable to the Mortgage Loans received, in the time or times and in the manner required by the Code.


                               [End of Article IV]

                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates.

            (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-19. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class R and Class LR Certificates will each be issuable in one or more registered, definitive physical certificates (each, a "Definitive Certificate") substantially in the form of Certificates of each Class and with such applicable legends as are set forth in the Exhibits hereto corresponding to such Class. Each Certificate will share ratably in all rights of the related Class. The Class X Certificates will be issuable only in minimum Denominations of authorized initial Notional Amount of not less than $1,000,000 and in integral multiples of $1.00 in excess thereof. The Offered Certificates (other than the Class X Certificates) will be issuable only in minimum Denominations of authorized initial Certificate Balance of not less than $10,000, and in integral multiples of $1.00 in excess thereof. The Non-Registered Certificates (other than the Residual Certificates) will be issuable in minimum Denominations of authorized initial Certificate Balance of not less than $250,000, and in integral multiples of $1.00 in excess thereof. If the Original Certificate Balance or initial Notional Amount, as applicable, of any Class does not equal an integral multiple of $1.00, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Balance or initial Notional Amount, as applicable, that includes the excess of
(i) the Original Certificate Balance or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1.00 that does not exceed such amount. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 20%. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Registrar by an authorized signer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. The Trustee is hereby initially appointed Authenticating Agent with power to authenticate and deliver the Certificates in connection with transfers and exchanges as herein provided.

            (c) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

            Section 5.02 Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Special Servicer and the Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. The Depositor, the Trustee, the Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of Certificate Owners. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Servicer, the Trustee, the Special Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its office maintained at Wells Fargo Bank, Minnesota, N.A. 11000, Broken Land Parkway, Columbia, Maryland 21044-3562, Attn: Asset-Backed Securities Trust Services Group-J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 (the "Registrar Office") together with an assignment and transfer (executed by the Holder or his duly authorized attorney). Subject to the requirements of Sections 5.02(b), (c) and (d), the Certificate Registrar shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Definitive Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either:

            (i) RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S BOOK-ENTRY CERTIFICATE DURING THE RESTRICTED PERIOD. If, during the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such Beneficial Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the "Applicable Procedures"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.2(b)(i). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and
      (3) a certificate in the form of Exhibit K hereto given by the Beneficial Owner that is transferring such interest, the Certificate Registrar, as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book-Entry Certificate was reduced upon such transfer.

            (ii) RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S BOOK-ENTRY CERTIFICATE AFTER THE RESTRICTED PERIOD. If, after the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in a Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.2(b)(ii). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit P hereto given by the Beneficial Owner that is transferring such interest, the Certificate Registrar as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book-Entry Certificate was reduced upon such transfer.

            (iii) REGULATION S BOOK-ENTRY CERTIFICATE TO RULE 144A BOOK-ENTRY CERTIFICATE. If the Beneficial Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Regulation S Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Book-Entry Certificate only upon compliance with the provisions of this Section 5.2(b)(iii). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Rule 144A Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Book-Entry Certificate for a beneficial interest in the related Rule 144A Book-Entry Certificate (i) during the Restricted Period, a certificate in the form of Exhibit Q hereto given by the Beneficial Owner, or (ii) after the Restricted Period, an Investment Representation Letter in the form of Exhibit C attached hereto from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar, as custodian of the Book-Entry Certificates, shall reduce the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, and, concurrently with such reduction, increase the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Book-Entry Certificate was reduced upon such transfer.

            (iv) TRANSFERS WITHIN REGULATION S BOOK-ENTRY CERTIFICATES DURING RESTRICTED PERIOD. If, during the Restricted Period, the Beneficial Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Certificate to a Person who wishes to take delivery thereof in the form of a Regulation S Book-Entry Certificate, such Beneficial Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.2(b)(iv) and all Applicable Procedures. Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (3) a certificate in the form of Exhibit R hereto given by the transferee, the Certificate Registrar, as custodian of the Book-Entry Certificates, shall debit the account of the transferring Rule 144A Certificateholder and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer.

            (v) TRANSFERS OF BOOK-ENTRY CERTIFICATES TO DEFINITIVE CERTIFICATES. Any and all transfers from a Book-Entry Certificate to a transferee wishing to take delivery in the form of an Definitive Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Definitive Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Definitive Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this
      Section 5.2(b)(v).

                  (A) Transfers of a beneficial interest in a Book-Entry
            Certificate to an Institutional Accredited Investor will require delivery of such Certificate to the transferee in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only if prior to the transfer (i) two years have expired after the later of the Closing Date or the last date on which the Depositor or any Affiliate thereof held such Certificate, or (ii) such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter in the form of Exhibit C attached hereto to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the Act, and (2) an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act.

                  (B) Transfers of a beneficial interest in a Book-Entry
            Certificate to a Qualified Institutional Buyer or a Regulation S Investor wishing to take delivery in the form of an Definitive Certificate will be registered by the Certificate Registrar only upon compliance with the provisions of Section 5.2(b)(i) through
            (iv) and if the transferor has provided the Certificate Registrar with a Regulation S Transfer Certificate.

                  (C) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Book-Entry Certificate to a Definitive Certificate pursuant to subparagraph (B) above shall be made prior to the expiration of the Restricted Period. Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (vi) TRANSFERS OF DEFINITIVE CERTIFICATES TO THE BOOK-ENTRY CERTIFICATES. If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Book-Entry Certificate or the related Rule 144A Book-Entry Certificate, such transfer may be effected only in accordance with the Applicable Procedures, and this Section 5.2(b)(vi). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.2(d), (2) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate or such Rule 144A Book-Entry Certificate, as the case may be, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest, and (4) (x) if delivery is to be taken in the form of a beneficial interest in the Regulation S Book-Entry Certificate, a Regulation S Transfer Certificate from the transferor or (y) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, if delivery is to be taken in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder, and the Certificate Registrar, as custodian of the Book-Entry Certificates, shall increase the Denomination of the Regulation S Book-Entry Certificate or the Rule 144A Book-Entry Certificate, as the case may be, by the Denomination of the Definitive Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who, in the case of any increase in the Regulation S Book-Entry Certificate during the Restricted Period, shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a corresponding Denomination of the Rule 144A Book-Entry Certificate or the Regulation S Book-Entry Certificate, as the case may be.

            It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Book-Entry Certificate.

            (vii) An exchange of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates, an exchange of a Definitive Certificate or Certificates for a beneficial interest in the Book-Entry Certificate and an exchange of a Definitive Certificate or Certificates for another Definitive Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Book-Entry Certificates, so long as the Book-Entry Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.2 and in accordance with the rules of the Depository and Applicable Procedures.

            Unless the Non-Registered Certificates have been registered under the Securities Act, each of the Non-Registered Certificates shall bear a legend substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501
            (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

            (c) With respect to the ERISA Restricted Certificates, no sale, transfer, pledge or other disposition by any Holder of any ERISA Restricted Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit F attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or (ii) if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the Underwriters, the Initial Purchaser or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any ERISA Restricted Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Servicer, the Special Servicer, the Trustee, the Underwriters, the Initial Purchaser, the Certificate Registrar or the Trust Fund. Each Certificate Owner an ERISA Restricted Certificate shall be deemed to represent that it is not a Person specified in clauses (a) or (b) above. Any transfer, sale, pledge or other disposition of any ERISA Restricted Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any of the Class of Certificates remains outstanding, the Servicer or the Special Servicer, as applicable, will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Servicer, the Special Servicer or the Mortgage Loans necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

            (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause
      (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) (i) No Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and (ii) each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and in each case shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status;

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached hereto as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee and is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them;

                  (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (b) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person or is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected; and

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached hereto as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Servicer, the Authenticating Agent and the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement; provided, however, that the Certificate Registrar shall be under such liability for a registration of Transfer of a Residual Certificate if it has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person in violation of Section 5.02(d)(i)(C) above or is not a Permitted Transferee.

            (iii) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information in its possession and necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or Agent thereof, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate.

            (d) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Applicable Procedures, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, within 5 Business Days of such request if made at such Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at such Registrar Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate shall not be valid unless made at the Registrar Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

            (e) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate (other than a Definitive Certificate issued in exchange for a Certificate representing an interest in the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class X-1 or Class X-2 Certificates) or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (f) The Certificate Registrar shall provide notice to the Trustee, the Servicer, the Special Servicer and the Depositor of each transfer of a Certificate on its books and records and to provide each such Person with an updated copy of the Certificate Register on or about January 1st and July 1st of each year, commencing January 1, 2002.

            (g) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 except as provided below. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            (h) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            Section 5.03 Book-Entry Certificates.

            (a) The Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.02(e) above or subsection (c) below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and (B) the Depositor is unable to locate a qualified successor, or
(ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify the affected Certificate Owners, through the Depository with respect to all, any Class or any portion of any Class of the Certificates or (iii) the Trustee determines that Definitive Certificates are required in accordance with the provisions of Section 5.03(e), of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository or any custodian acting on behalf of the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, within 5 Business Days of such request if made at the Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Servicer, the Trustee, the Special Servicer, the Authenticating Agent and the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
            DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (e) If the Trustee has instituted or if the Special Servicer or the Servicer, on the Trustee's behalf, has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of the Certificates evidenced by Book-Entry Certificates, the Trustee may in its sole discretion determine that such Certificates shall no longer be represented by such Book-Entry Certificates. In such event, the Certificate Registrar will execute, the Authenticating Agent will authenticate and the Certificate Registrar will deliver, in exchange for such Book-Entry Certificates, Definitive Certificates in a Denomination equal to the aggregate Denomination of such Book-Entry Certificates to the party so requesting such Definitive Certificates. In such event, the Certificate Registrar shall notify the affected Certificate Owners and make appropriate arrangements for the effectuation of the purpose of this clause.

            (f) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (g) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Applicable Procedures, Section 5.02(b) and this Section 5.03(g). Upon receipt by the Certificate Registrar at the Registrar Office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), and all required items pursuant to
Section 5.02(b)(v), the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar as custodian of the Book-Entry Certificates shall increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners.

            Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

                               [End of Article V]

                                   ARTICLE VI

                               THE DEPOSITOR, THE
               SERVICER, THE SPECIAL SERVICER AND THE DIRECTING
                                CERTIFICATEHOLDER

            Section 6.01 Liability of the Depositor, the Servicer and the Special Servicer.

            The Depositor, the Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Servicer and the Special Servicer herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Servicer or the Special Servicer.

            (a) Subject to subsection (b) below, the Depositor, the Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Servicer and the Special Servicer each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person , in which case any Person resulting from any merger or consolidation to which the Depositor, the Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Special Servicer, shall be the successor of the Depositor, the Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not result in a withdrawal, downgrading or qualification of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

            Section 6.03 Limitation on Liability of the Depositor, the Servicer, the Special Servicer and Others.

            (a) None of the Depositor, the Servicer, the Special Servicer or any of the directors, officers, employees or agents of any of the foregoing shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Special Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Servicer and the Special Servicer and any director, officer, member, manager, employee or agent of the Depositor, the Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Special Servicer and any director, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action (whether in equity or at law) or claim relating to this Agreement, the Mortgage Loans, or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation, warranty or covenant made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

            (b) None of the Depositor, the Servicer and the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective duties under this Agreement or which in its opinion may involve it in any expense or liability not recoverable from the Trust Fund; provided, however, that the Depositor, the Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.05(a).

            (c) Each of the Servicer and the Special Servicer agrees to indemnify the Depositor, the Trustee and the Trust and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that such indemnity shall not cover indirect or consequential damages. The Trustee or the Depositor, as the case may be, shall immediately notify the Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust to indemnification hereunder, whereupon the Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim (with counsel reasonably satisfactory to the Trustee or the Depositor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Servicer's, or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby.

            (d) The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Servicer, the Trustee and the Special Servicer.

            Section 6.04 Depositor, Servicer and Special Servicer Not to Resign.

            Subject to the provisions of Section 6.02, neither the Servicer nor the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) determination that such party's duties hereunder are no longer permissible under applicable law or (b) in the case of the Servicer, upon the appointment of, and the acceptance of such appointment by, a successor Servicer and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of the then current ratings assigned by such Rating Agency to any Class of Certificates. Only the Servicer shall be permitted to resign pursuant to clause
(b) above. Any such determination permitting the resignation of the Servicer or the Special Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee and Directing Certificateholder. No such resignation by the Servicer or the Special Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with Section 7.02. Upon any termination or resignation of the Servicer hereunder, the Servicer shall have the right and opportunity to appoint any successor Servicer with respect to this Section 6.04, provided that such successor Servicer is approved by the Directing Certificateholder, such approval not to be unreasonably withheld.

            Section 6.05 Rights of the Depositor and Trustee in Respect of the Servicer and the Special Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of the Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer and the Special Servicer hereunder or exercise the rights of the Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and is not obligated to supervise the performance of the Servicer or the Special Servicer under this Agreement or otherwise.

            Section 6.06 [RESERVED]

            Section 6.07 The Directing Certificateholder.

            The Directing Certificateholder shall be entitled to advise (1) the Special Servicer with respect to all Specially Serviced Mortgage Loans, (2) the Servicer with respect to Non-Specially Serviced Mortgage Loans having Stated Principal Balances greater than or equal to $2,500,000 (other than with respect to the extension of maturity of any Mortgage Loan), and (3) the Servicer with respect to all Mortgage Loans for which an extension of maturity is being considered, and notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to, the second paragraph of this Section 6.07, the Servicer or Special Servicer, as applicable, shall not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within 10 Business Days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such 10 Business Day period, then the Directing Certificateholder will be deemed to have waived its right to object):

            (i) any proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

            (ii) any modification of a monetary term of a Mortgage Loan;

            (iii) any proposed sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund) for less than the applicable Purchase Price;

            (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

            (v) any acceptance of substitute or additional collateral for a Mortgage Loan other than pursuant to the specific terms of the related Mortgage Loan;

            (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a Mortgage Loan;

            (vii) any management company changes or franchise changes with respect to a Mortgage Loan for which the Servicer is required to consent or approve;

            (viii) releases of any escrows, reserves or letters of credit held as performance escrows or reserves; and

            (ix) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan;

provided that, in the event that the Special Servicer or Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer or Servicer, as applicable may take any such action without waiting for the Directing Certificateholder's response.

            In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Specially Serviced Mortgage Loan and the Servicer with respect to a Non-Specially Serviced Mortgage Loan having a Stated Principal Balance greater than or equal to $2,500,000, as the Directing Certificateholder may deem advisable or as to which provision is otherwise made herein; provided that notwithstanding anything herein to the contrary, no such direction, and no objection contemplated by the preceding paragraph, may require or cause the Special Servicer to violate any provision of this Agreement or the REMIC Provisions, including without limitation the Special Servicer's obligation to act in accordance with the Servicing Standards, or expose the Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities hereunder or cause the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Special Servicer is not in the best interests of the Certificateholders.

            In the event the Servicer or Special Servicer determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder would otherwise cause the Special Servicer to violate the terms of this Agreement, including without limitation, the Servicing Standards, the Special Servicer shall disregard such refusal to consent or advice and notify the Directing Certificateholder, the Trustee and the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor.

            The Directing Certificateholder shall have no liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Directing Certificateholder shall not be protected against any liability to the Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the Holders of the Controlling Class over the interests of the Holders of one or more other classes of Certificates, that the Directing Certificateholder shall not be liable to any Certificateholder, by reason of its having acted solely in the interests of the Holders of the Controlling Class, and that the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

                               [End of Article VI]

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default; Servicer and Special Servicer Termination.

            (a) "Event of Default," wherever used herein, means any one of the following events:

            (i) (A) any failure by the Servicer to make any deposit required to be made by the Servicer to the Certificate Account on the day and by the time such remittance is required to be made under the terms of this Agreement, which failure is not remedied within one Business Day or (B) any failure by the Servicer to deposit into, or remit to the Trustee for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 10:00 a.m. (New York City time) on the relevant Distribution Date; or

            (ii) any failure by the Special Servicer to deposit into the REO Account, within one Business Day after such deposit is required to be made or to remit to the Servicer for deposit into the Certificate Account, or to deposit into, or to remit to the Trustee for deposit into, the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; or

            (iii) any failure on the part of the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of 30 days (10 days in the case of the Servicer's failure to make a Servicing Advance or 15 days in the case of a failure to pay the premium for any insurance policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by any other party hereto, with a copy to each other party to this agreement by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, if such failure is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; or

            (iv) any breach on the part of the Servicer or the Special Servicer of any representation or warranty contained in Section 3.24 or Section 3.25, as applicable, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, if such breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (vi) the Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

            (vii) the Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

            (viii) the Trustee shall have received and forwarded to the Servicer or Special Servicer, as applicable written notice from Fitch that the continuation of the Servicer or Special Servicer, as applicable, in such capacity has resulted, or would result, in and of itself, in a downgrade, qualification or withdrawal of any rating then assigned to any Class of Certificates by Fitch if the Servicer or Special Servicer, as applicable is not replaced, and the Trustee shall not have received subsequent notice from Fitch (within 30 days) indicating that no such downgrade, qualification or withdrawal will result (or that, if it has resulted, it will be rescinded); or

            (ix) Fitch confirms in writing that the Servicer or Special Servicer, as applicable, no longer has the minimum rating from Fitch required for master servicers or special servicers, as applicable, of commercial mortgage securitization transactions; or

            (x) the Servicer or the Special Servicer is removed from S&P's approved master servicer list or approved special servicer list, as applicable, and is not reinstated to the approved master servicer list or special servicer list, as applicable, within 60 days of such removal.

            (b) If any Event of Default with respect to the Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Directing Certificateholder or Holders of Certificates entitled to at least 51% of the Voting Rights, shall, terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Depositor, all of the rights (subject to Section 3.11 and Section 6.03(d)) and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof; provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred. From and after the receipt by the Defaulting Party of such written notice except as otherwise provided in this Article VII, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee with respect to a termination of the Servicer and to the Servicer with respect to a termination of the Special Servicer pursuant to and under this Section, and, without limitation, the Trustee or Servicer, as applicable, is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee or the Servicer, as applicable, with all documents and records requested by it to enable it to assume the Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee or the Servicer, as applicable, in effecting the termination of the Servicer's or the Special Servicer's, as the case may be, responsibilities and rights (subject to Section 3.11 and Section 6.03(d)) hereunder, including, without limitation, the transfer within 5 Business Days to the Trustee or the Servicer, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer to the Certificate Account or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Special Servicer or the Servicer) or otherwise, and it and its directors, managers, officers, members, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

            (c) If the Servicer receives notice of termination solely due to an Event of Default under Section 7.01(b), Section 7.01(a)(viii), (ix) or (x) and if the Servicer to be terminated pursuant to Section 7.01(b) provides the Trustee with the appropriate "request for proposal" materials within five (5) Business Days following such termination notice, then the Servicer shall continue to service as Servicer hereunder until a successor Servicer is selected in accordance with this Section 7.01(c). Upon receipt of the "request for proposal" materials, Trustee shall promptly thereafter (using such "request for proposal" materials provided by the Servicer pursuant to Section 7.01(b)) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as Servicer hereunder in accordance with Sections 6.02 and 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, the Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination of the Servicer. The materials provided to the Trustee shall provide for soliciting bids: (i) on the basis of such successor Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements (each, a "Servicing-Retained Bid"); and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing-Released Bid) (the "Successful Bidder") to act as successor Servicer hereunder; provided, however, that if the Trustee does not receive confirmation in writing by each Rating Agency that the appointment of such Successful Bidder as successor Servicer will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating to any class of Certificates then rated by the Rating Agency within 10 days after the selection of such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above-described 45-day time period) until such confirmation is obtained. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the Servicer.

            Upon the assignment and acceptance of master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the Servicer to be terminated pursuant to Section 7.01(b), the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and
(ii) if the successful bid was a Servicing-Released Bid, to the Servicer and each terminated Sub-Servicer its respective Bid Allocation.

            The Servicer to be terminated pursuant to Section 7.01(b) shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

            If the Successful Bidder has not entered into this Agreement as successor Servicer within the above-described time period or no Successful Bidder was identified within the above-described time period, the Servicer to be terminated pursuant to Section 7.01(b) shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this
Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Servicer hereunder in accordance with Section 7.02.

            (d) The Directing Certificateholder shall be entitled to terminate the rights (subject to Section 3.11 and Section 6.03(d)) and obligations of the Special Servicer under this Agreement, with or without cause, upon 10 Business Days' notice to the Special Servicer, the Servicer and the Trustee. Upon a termination or resignation of the Special Servicer, the Directing Certificateholder shall appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02 and
(ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates that is rated. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(c). All costs and expenses of any such termination made without cause shall be paid by the Holders of the Controlling Class.

            (e) The Servicer and Special Servicer shall, from time to time, take all such reasonable actions as are required by them in order to maintain their respective status as an approved servicer and special servicer by S&P and maintain minimum ratings required by Fitch to secure future commercial mortgage loan securitization transactions.

            Section 7.02 Trustee to Act; Appointment of Successor.

            On and after the time the Servicer or the Special Servicer, as the case may be, either resigns pursuant to Subsection (a) of the first sentence of
Section 6.04 or receives a notice of termination for cause pursuant to Section 7.01(a), and provided that no acceptable successor has been appointed within the time period specified in Section 7.01(c), the Trustee shall be the successor to the Servicer and the Servicer shall be the successor to the Special Servicer, until such successor is appointed by the Directing Certificateholder as provided in Section 7.01(c), as applicable, in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to, and have the benefit of, all of the rights, (subject to Section 3.11 and Section 6.03(d)) benefits, responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen prior to its termination as Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee or Servicer, as applicable, in its capacity as successor to the Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or Special Servicer or for any losses incurred by the Servicer pursuant to Section
3.06 hereunder, nor shall the Trustee or the Servicer, as applicable, be required to purchase any Mortgage Loan hereunder solely as a result of its obligations as successor Servicer or Special Servicer, as the case may be. Subject to Section 3.11, as compensation therefor, the Trustee as successor Servicer shall be entitled to the Servicing Fees and all fees relating to the Mortgage Loans which the Servicer would have been entitled to if the Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment pursuant to Section 3.06, and subject to
Section 3.11, the Servicer as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee or the Servicer, as applicable, succeed to the capacity of the Servicer or the Special Servicer, as the case may be, the Trustee or the Servicer, as applicable, shall be afforded the same standard of care and liability as the Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee or Servicer, as applicable, hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the Servicer, or shall, if it is unable to so act, or if the Trustee is not approved as a servicer by each Rating Agency, or if the Directing Certificateholder or Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth in Section 6.04 and otherwise herein which is acceptable to the Directing Certificateholder, as the successor to the Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or the Special Servicer hereunder shall be effective until the assumption in writing by the successor to the Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter and upon Rating Agency confirmation, and which appointment has been approved by the Directing Certificateholder, such approval not to be unreasonably withheld. Pending appointment of a successor to the Servicer or the Special Servicer hereunder, unless the Trustee or the Servicer, as applicable, shall be prohibited by law from so acting, the Trustee or the Servicer, as applicable, shall act in such capacity as herein above provided. In connection with such appointment and assumption of a successor to the Servicer or Special Servicer as described herein, the Trustee or the Servicer, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Servicer or Special Servicer, as the case may be, hereunder. The Trustee, the Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor servicer.

            Section 7.03 Notification to Certificateholders.

            (a) Upon any resignation of the Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) 5 days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default.

            The Holders of Certificates representing at least 662/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. Upon any such waiver of an Event of Default by Certificateholders, the Trustee shall be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Event of Default prior to such waiver from the Trust Fund. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            Section 7.05 Trustee as Maker of Advances.

            (a) In the event that the Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within five Business Days following such failure by the Servicer with respect to Servicing Advances resulting in an Event of Default under Section 7.01(a)(iii) hereof to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Servicing Advances and (y) by noon, New York City time, on the related Distribution Date with respect to P&I Advances pursuant to the Trustee's notice of failure pursuant to Section 4.03(a) unless such failure has been cured. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Servicer's rights with respect to Advances hereunder, including, without limitation, the Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Servicer's default in its obligations hereunder); provided, however, that if Advances made by both the Trustee and the Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.


                              [End of Article VII]

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall notify the party providing such instrument and requesting the correction thereof. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer or another Person, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action).

            Section 8.02 Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 8.01:

            (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity from such requesting Holders against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand;

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder;

            (vii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

            (viii) The Trustee shall not be responsible for any act or omission of the Servicer or the Special Servicer (unless the Trustee is acting as Servicer or Special Servicer, as the case may be in which case the Trustee shall only be responsible for its own actions as Servicer or Special Servicer) or of the Depositor.

            Section 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee in Sections 2.02 and 2.05 and the signature, if any, of the Certificate Registrar and Authenticating Agent set forth on any outstanding Certificate, shall be taken as the statements of the Depositor, the Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature, if any, of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Servicer, the Special Servicer or in the case of the Trustee. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer and accepted by the Trustee in good faith, pursuant to this Agreement.

            Section 8.04 Trustee May Own Certificates.

            The Trustee in its individual capacity, not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Servicer, the Special Servicer, the Initial Purchaser and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee.

            Section 8.05 Fees and Expenses of Trustee; Indemnification of
Trustee.

            (a) As compensation for the performance of its duties hereunder, the Trustee will be paid the Trustee Fee, equal to the portion of one month's interest at the Trustee Fee Rate, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. The Trustee Fee shall be paid monthly on a Mortgage Loan-by-Mortgage Loan basis. As to each Mortgage Loan and REO Loan, the Trustee Fee shall accrue from time to time at the Trustee's portion of Trustee Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan and a 360-day year consisting of twelve 30-day months. The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

            (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Certificate Account or Lower-Tier Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer or successor Special Servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided, however, that the Trustee shall not be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead,
(ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii),
(iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall survive the termination of this Agreement and any resignation or removal of the Trustee and appointment of a successor thereto.

            Section 8.06 Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" by S&P and Fitch (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification, downgrading or withdrawal of any of the ratings then assigned thereby to the Certificates).

            If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Trustee administers the Upper-Tier REMIC and the Lower-Tier REMIC or in which the Trustee's office is located is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07,
(ii) pay such tax at no expense to the Trust or (iii) administer the Upper-Tier REMIC and the Lower-Tier REMIC from a state and local jurisdiction that does not impose such a tax.

            Section 8.07 Resignation and Removal of the Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Special Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Servicer and the Directing Certificateholder by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer, the Certificateholders and the trustee by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely publish any report to be delivered, published or otherwise made available by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee fails to make distributions required pursuant to Sections 3.05(c), 4.01 or 9.01, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee in the case of the removal of the Trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee paying agent by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the Servicer.

            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

            Upon any succession of the Trustee under this Agreement, the predecessor Trustee shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred (including without limitation, unreimbursed Advances). No Trustee shall be personally liable for any action or omission of any successor Trustee.

            Section 8.08 Successor Trustee.

            (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Special Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian, at Custodian's option shall become the agent of the successor Trustee), and the Depositor, the Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Servicer shall mail notice of the succession of such trustee to the Depositor and the Certificateholders. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee such successor trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 8.09 Merger or Consolidation of Trustee.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee shall be the successor of the Trustee, hereunder; provided such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee will provide notice of such event to the Servicer, the Special Servicer, the Depositor and the Rating Agencies.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof. All co-trustee fees shall be payable out of the Trust Fund.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            Section 8.11 Appointment of Custodians.

            The Trustee may, with the consent of the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions.

            Section 8.12 Access to Certain Information.

            (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee three copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance notice, make available during normal business hours for review by any Holder of a Certificate, the Depositor, the Servicer, the Special Servicer, any Rating Agency or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, (a) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (b) all statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (c) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (e) any inspection report prepared by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee and Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a), (f) as to each Mortgage Loan pursuant to which the related Mortgagor is required to deliver such items or the Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor and any other reports of the Mortgagor collected by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to Trustee pursuant to Section 3.12(b), together with the accompanying written reports to be prepared by the Special Servicer and delivered to the Trustee pursuant to Section 3.12(b), (g) any and all notices, reports and Environmental Assessments delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund), (h) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but only for so long as the affected Mortgage Loan is part of the Trust Fund), (i) any and all Officer's Certificates delivered to the Trustee to support the Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (j) any and all of the Mortgage Loan documents contained in the Mortgage File, (k) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein,
(l) information regarding the occurrence of Servicing Transfer Events as to the Mortgage Loans and (m) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof. Copies of any and all of the foregoing items will be available from the Trustee upon request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Directing Certificateholder or the Rating Agencies, which shall be free of charge (except for extraordinary or duplicate requests). In addition, without limiting the generality of the foregoing, any Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificateholder may upon request from the Trustee obtain a copy of any factual report (other than the Asset Status Report) delivered to the Rating Agencies under this Agreement. Nothing in this Section 8.12(a) shall be construed to limit the reports and information to be delivered to the Directing Certificateholder identified on the Controlling Class Certificateholders Report Checklist attached as Exhibit N, such items to be provided without charge.

            Section 8.13 Representations and Warranties of the Trustee.

            (a) The Trustee hereby represents and warrants to the Depositor, the Servicer and the Special Servicer, the Trustee and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized under the laws of the United States, duly organized, validly existing and in good standing under the laws thereof;

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee;

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

                              [End of Article VIII]

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination upon Repurchase or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Servicer, the Special Servicer, the Holders of the majority of the Controlling Class or the Holders of the Class LR Certificates of all the Mortgage Loans and each REO Property remaining in the Trust Fund at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) included in the Trust Fund,
(2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in clause (a)(2) to be conducted by an Independent MAI-designated appraiser selected and mutually agreed upon by the Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Controlling Class unless the Controlling Class is the only Class of Certificates then outstanding)) and (3) the reasonable out-of-pocket expenses of the Servicer with respect to such termination, unless the Servicer is the purchaser of such Mortgage Loans, minus
(b) solely in the case where the Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Servicer in connection with such purchase) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            The Servicer, the Special Servicer, the Holders of the majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, elect to purchase all of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any mortgage loan) and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee and the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates may so elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund only on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement. In the event that the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates purchases all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, shall deposit in the Lower-Tier Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Certificate Account). In addition, the Servicer shall transfer to the Lower-Tier Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund.

            For purposes of this Section 9.01, the Holders of the majority of the Controlling Class shall have the first option to terminate the Trust Fund, then the Special Servicer, then the Servicer, and then the Holders of the Class LR Certificates. For purposes of this Section 9.01, the Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

            Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to Certificateholders and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying
(i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

            After transferring (i) the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) to the Upper-Tier Distribution Account pursuant to Section 3.04(b), and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered and to the Holders of the Class NR Certificates any amounts remaining on deposit in the Excess Interest Substitution Account. Amounts transferred from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clause (ii) of Section 3.05(e)) shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a), and 4.01(d) and shall be distributed in termination and liquidation of the Uncertificated Lower-Tier Interests and the Class LR Certificates in accordance with Sections 4.01(b) and 4.01(d). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of the Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(g).

            Section 9.02 Additional Termination Requirements.

            In the event the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates purchases all of the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" in Section 860F(a)(4) of the Code:

            (i) the Trustee shall specify the date of adoption of the plan of complete liquidation (which shall be the date of mailing of the notice specified in Section 9.01) in a statement attached to each of the Upper-Tier REMIC's and the Lower-Tier REMIC's final Tax Return pursuant to Treasury Regulations Section 1.860F-1;

            (ii) during the 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Trust Fund to the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, for cash; and

            (iii) within such 90 day liquidation period and immediately following the making of the final payment on the Uncertificated Lower-Tier Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class LR Certificates (in the case of the Lower-Tier REMIC) and the Class R Certificates (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), and the Trust Fund and each of the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

                               [End of Article IX]

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

            Section 10.01 REMIC Administration.

            (a) The Trustee shall make elections or cause elections to be made to treat each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and, if necessary, under Applicable State and Local Tax Law. Such election will be made on Form 1066 or other appropriate federal tax return for the taxable year ending on the last day of the calendar year in which the Uncertificated Lower-Tier Interests and the Certificates are issued. For the purposes of the REMIC election in respect of the Upper-Tier REMIC, each Class of the Regular Certificates shall be designated as the "regular interests" (in the case of the Class NR Certificates, exclusive of the portion thereof, representing the right to Excess Interest and Amounts in the Excess Interest Distribution Account)and the Class R Certificates shall be designated as the sole class of "residual interests" in the Upper-Tier REMIC. For purposes of the REMIC election in respect of the Lower-Tier REMIC, each Class of Uncertificated Lower-Tier Interests shall be designated as the "regular interests" and the Class LR Certificates shall be designated as the sole class of "residual interests" in the Lower-Tier REMIC. None of the Special Servicer, the Servicer nor the Trustee shall permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the Lower-Tier REMIC or the Upper-Tier REMIC other than the foregoing interests.

            (b) The Closing Date is hereby designated as the "startup day" of each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of
Section 860G(a)(9) of the Code.

            (c) The Trustee shall act on behalf of each REMIC in relation to any tax matter or controversy involving either REMIC and shall represent each REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Trustee shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the Trustee's willful misfeasance, bad faith or gross negligence. The Holder of the largest Percentage Interest in each of the Class R and Class LR Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, as the "tax matters person" of the Upper-Tier REMIC and the Lower-Tier REMIC respectively. By their acceptance thereof, the Holders of the largest Percentage Interest in each of the Class R and Class LR Certificates hereby agrees to irrevocably appoint the Trustee as their agent to perform all of the duties of the "tax matters person" for the Upper-Tier REMIC and the Lower-Tier REMIC respectively.

            (d) The Trustee shall prepare or cause to be prepared and shall file, or cause to be filed, all of the Tax Returns that it determines are required with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder. The ordinary expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

            (e) The Trustee shall provide or cause to be provided (i) to any Transferor of a Class R Certificate or Class LR Certificate such information as is necessary for the application of any tax relating to the transfer of such Class R Certificate or Class LR Certificate to any Person who is a Disqualified Organization, or in the case of a Transfer to an Agent thereof, to such Agent,
(ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service on Form 8811, within 30 days after the Closing Date, the name, title, address and telephone number of the "tax matters person" who will serve as the representative of each of the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder.

            (f) The Trustee shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the REMIC Provisions. Neither the Servicer nor the Special Servicer shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) result in the imposition of a tax upon the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property") (either such event, an "Adverse REMIC Event") unless the Trustee receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Trustee determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC created hereunder, endanger such status or, unless the Trustee determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax (not including a tax on "net income from foreclosure property"). At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each of the Lower-Tier REMIC and the Upper-Tier REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (g) In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Lower-Tier REMIC or the Upper-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this Section 10.01(g); provided that with respect to the estimated amount of tax imposed on any "net income from foreclosure property" pursuant to Code Section 860G(c) or any similar tax imposed by a state or local tax authority, the Special Servicer shall retain in the related REO Account a reserve for the payment of such taxes in such amounts and at such times as it shall deem appropriate (or as advised by the Trustee in writing), and shall remit to the Servicer such reserved amounts as the Servicer shall request in order to pay such taxes. Except as provided in the preceding sentence, the Servicer shall withdraw from the Certificate Account sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by the Lower-Tier REMIC or the Upper-Tier REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any "prohibited transaction" under Code Section 860F(a) or the amount of any taxable contribution to the Lower-Tier REMIC or the Upper-Tier REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such prohibited transactions tax. To the extent that any such tax (other than any such tax paid in respect of "net income from foreclosure property") is paid to the Internal Revenue Service or applicable state or local tax authorities, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of Residual Certificates (as applicable) and shall distribute such retained amounts, (x) in the case of the Lower-Tier REMIC, to the Holders of the Uncertificated Lower-Tier Interests to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class LR Certificates in the manner specified in Section 4.01(b) and (y) in the case of the Upper-Tier REMIC, to the Holders of Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class NR, Class X-1 and Class X-2 Certificates, as applicable, in the manner specified in Section 4.01(a), to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class R Certificates. None of the Trustee, the Servicer or the Special Servicer shall be responsible for any taxes imposed on the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such taxes arise as a consequence of a breach of their respective obligations under this Agreement which breach constitutes willful misfeasance, bad faith, or negligence by such party.

            (h) The Trustee (but only to the extent, if any, specifically required to maintain books and records hereunder) shall, for federal income tax purposes, maintain books and records with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

            (i) Following the Startup Day, the Trustee shall not accept any contributions of assets to the Lower-Tier REMIC and the Upper-Tier REMIC unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Lower-Tier REMIC or the Upper-Tier REMIC will not (i) cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding or (ii) subject any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) The Trustee shall not enter into any arrangement by which the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC will receive a fee or other compensation for services nor permit the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Balance of each Class of Certificates (other than the Class X-2 Certificates) representing a "regular interest" in the Upper-Tier REMIC and by which the Lower-Tier Principal Amount of each Class of Uncertificated Lower-Tier Interests representing a "regular interest" in the Lower-Tier REMIC would be reduced to zero is the Rated Final Distribution Date, the "latest possible maturity date" of the Class X-2 Certificates is the Class X-2 Termination Date.

            (l) None of the Trustee, the Servicer or the Special Servicer, as applicable, shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or sell or dispose of any investments in the Certificate Account or the REO Account for gain unless it has received an Opinion of Counsel that such sale, disposition or substitution will not (a) affect adversely the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (b) unless the Servicer or the Special Servicer, as applicable, has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to a tax on "prohibited transactions" pursuant to the REMIC Provisions.

            Section 10.02 Use of Agents.

            The Trustee shall execute all of its obligations and duties under this Article X through its corporate trust department located at Wells Fargo Bank, Minnesota, N.A. 11000, Broken Land Parkway, Columbia, Maryland 21044-3562. The Trustee may execute any of its obligations and duties under this Article X either directly or by or through agents or attorneys. The Trustee shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents or attorneys.


                               [End of Article X]

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment.

            (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

            (i) to cure any ambiguity;

            (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error;

            (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or any of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any of the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or any of the Lower-Tier REMIC or the Upper-Tier REMIC, provided that the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

            (iv) to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

            (v) to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

            (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, (x) as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto (y) result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; and

            (vii) to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided that no such amendment changes in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller.

            (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 662/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment is permitted hereunder and that such amendment or the exercise of any power granted to the Servicer, the Depositor, the Special Servicer, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or the Grantor Trust, cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC, or cause the Grantor Trust to fail to qualify as a grantor trust.

            (d) Promptly after the execution of any such amendment, the Trustee shall furnish a statement describing the amendment to each Certificateholder and a copy of such amendment to each Rating Agency.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) The Trustee shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to
Section 11.01(a) or (c) shall be payable out of the Certificate Account.

            (h) The Servicing Standards shall not be amended unless each Rating Agency provides a written confirmation that such amendment would not cause a downgrading, qualification or withdrawal of the then current ratings assigned to any of the Certificates.

            Section 11.02 Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Depositor on direction by the Special Servicer and with the consent of the Depositor (which may not be unreasonably withheld), but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            (c) The Trustee shall make any filings required under the laws of the state of its place of business required solely by virtue of the fact of the location of the Trustee's place of business, the costs of which, if any, to be at the Trustee's expense.

            Section 11.03 Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as herein before provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 11.05 Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) in the case of the Depositor, J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, 10th Floor, New York 10017, Attention: Dennis Schuh, Vice President, telecopy number (212) 834-6593, with a copy to Bianca Russo, Esq., telecopy number: (212) 270-5092;
(ii) in the case of the Servicer, First Union National Bank, 8739 Research Drive, URP4, Charlotte, North Carolina 28662, Attention: Lisa Traylor, telecopy number (704) 593-7735; (iii) in the case of the Special Servicer, 8739 Research Drive, URP4, Charlotte, North Carolina 28662; Attention: Lisa Traylor, telecopy number (704) 593-7735 (iv) in the case of the Trustee, Wells Fargo Bank Minnesota, N.A., 11000 Broken Land Parkway, Columbia, Maryland, 21044-3562,
Attention: Corporate Trust (CMBS), J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2001-CIBC3, telecopy number (410) 884-2360; (v) in the case of the initial Certificate Registrar and the initial Authenticating Agent, Wells Fargo Bank Minnesota, N.A., 45 Broadway, 12th Floor, Attention: Jack Aini, telecopy number (212) 509-1042; (vi) in the case of the Rating Agencies, (a) Standard and Poor's Rating Services, 55 Water Street, New York, New York 10041,
Attention: Commercial Mortgage Surveillance Group, telecopy number: (212) 438-2658, and (b) Fitch, Inc., One State Street Plaza, New York, New York,
Attention: Commercial Mortgage-Backed Securities Group, telecopy number: (212) 635-0295; (vii) in the case of the Mortgage Loan Sellers, (a) JPMorgan Chase Bank, 270 Park Avenue, 10th Floor, Attention: Dennis Schuh, Vice President, telecopy number (212) 834-6593; (b) CIBC Inc., 622 Third Avenue, 10th Floor, New York, New York 10017, Attention: Michael Higgins, telecopy number (212) 667-5656; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing; and (viii) in the case of the Directing Certificateholder, ARCap REIT Inc., 5605 North MacArthur Blvd., Suite 950, Irving, Texas, 75038, Attention, Ricka Moore, telecopy number
(972) 508-3888. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Grant of a Security Interest.

            The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This
Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            Section 11.08 Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 11.09 Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 11.10 Notices to the Rating Agencies.

            (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Servicer or the Special Servicer; and

            (iv) the repurchase or substitution of Mortgage Loans by a Mortgage Loan Seller pursuant to Section 3 of the Mortgage Loan Purchase Agreement.

            (b) The Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee;

            (ii) any change in the location of the Certificate Account;

            (iii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee;

            (iv) any change in the lien priority of any Mortgage Loan with respect to an assumption of the Mortgage Loan or additional encumbrance described in Section 3.08;

            (v) any additional lease to an anchor tenant or termination of any existing lease to an anchor tenant at retail properties for any Mortgage Loan with a Stated Principal Balance that is equal to or greater than the lesser of (1) an amount greater than 5% of the then aggregate outstanding principal balances of the Mortgage Loans or (2) $35,000,000;

            (vi)  any material damage to any Mortgaged Property;

            (vii) any assumption with respect to a Mortgage Loan; and

            (viii) any release or substitution of any Mortgaged Property.

            (c) Upon written request, each of the Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of inspection reports and other items delivered to each of the Servicer and Special Servicer pursuant to Sections 3.12(a) and 3.12(b).

            (d) The Trustee shall promptly furnish notice to the Rating Agencies of (i) any change in the location of either of the Distribution Accounts and
(ii) the final payment to any Class of Certificateholders.

            (e) The Trustee, the Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency with respect to each Mortgage Loan such information as the Rating Agency shall reasonably request and which the Trustee, the Servicer or Special Servicer, can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information or violating the terms of this Agreement or any Mortgage Loan documents. The Trustee, the Servicer and Special Servicer, as applicable, may include any reasonable disclaimer it deems appropriate with respect to such information. Notwithstanding anything to the contrary herein, nothing in this Section 11.10 shall require a party to provide duplicative notices or copies to the Rating Agencies with respect to any of the above listed items.

                               [End of Article XI]

                   [SIGNATURES COMMENCE ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.



                                       J.P. MORGAN CHASE COMMERCIAL MORTGAGE
                                          SECURITIES CORP.,
                                          Depositor


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       FIRST UNION NATIONAL BANK,
                                          Servicer


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       FIRST UNION NATIONAL BANK,
                                          Special Servicer


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          Trustee


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            On the ___ day of December, 2001, before me, a notary public in and for said State, personally appeared ________________________ known to me to be ________________ of J.P. Morgan Chase Commercial Mortgage Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                           ___________________________________
                                                    Notary Public

[Notarial Seal]

STATE OF _______________   )
                           )  ss.:
COUNTY OF _____________    )


            On the ___ day of December, 2001, before me, a notary public in and for said State, personally appeared ___________________ known to me to be a ___________________ First Union National Bank, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                           ___________________________________
                                                    Notary Public

[Notarial Seal]

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            On the ___ day of December, 2001, before me, a notary public in and for said State, personally appeared ___________________ known to me to be a ___________________ of Wells Fargo Bank Minnesota, N.A., that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                           ___________________________________
                                                    Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2001-CIBC3, CLASS A-1

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE:  4.4710%              APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                         BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  $51,070,000               DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                         RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING            $867,475,505
AGREEMENT:  AS OF DECEMBER 10, 2001
                                         SERVICER:  FIRST UNION NATIONAL BANK
CUT-OFF DATE:  DECEMBER 10, 2001
                                         SPECIAL SERVICER:  FIRST UNION NATIONAL
CLOSING DATE:  DECEMBER 21, 2001         BANK

FIRST DISTRIBUTION DATE:                 TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
JANUARY 15, 2002
                                         CUSIP NO.:  46625MGN3
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                      ISIN NO.:  US46625MGN39
OF THE CLASS A-1 CERTIFICATES
AS OF THE CLOSING DATE:  $51,070,000     COMMON CODE NO.:  014090355

                                         CERTIFICATE NO.:  A-1-1

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 and are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN - as joint tenants with rights    Under Uniform Gifts to Minors
         of survivorship and not as
         tenants in common               Act __________________________
                                                     (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of assignee)


------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)


------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                      ----------------------------------------
Dated: _________________________      NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.


_______________________________
SIGNATURE GUARANTEED


The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-2

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2001-CIBC3, CLASS A-2

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE: 6.0440%               APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                         BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  $174,805,000              DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                         RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING            $867,475,505
AGREEMENT:  AS OF DECEMBER 10, 2001
                                         SERVICER:  FIRST UNION NATIONAL BANK
CUT-OFF DATE:  DECEMBER 10, 2001
                                         SPECIAL SERVICER:  FIRST UNION NATIONAL
CLOSING DATE:  DECEMBER 21, 2001         BANK

FIRST DISTRIBUTION DATE:                 TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
JANUARY 15, 2002
                                         CUSIP NO.: 46625MGP8
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                      ISIN NO.: US46625MGP86
OF THE CLASS A-2 CERTIFICATES
AS OF THE CLOSING DATE:  $174,805,000    COMMON CODE NO.:  014090436

                                         CERTIFICATE NO.:  A-2-1

                                   EXHIBIT A-2

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 and are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            AUTHENTICATING AGENT


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN - as joint tenants with rights    Under Uniform Gifts to Minors
         of survivorship and not as
         tenants in common               Act __________________________
                                                     (State)


   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of assignee)


------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)


------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                       ----------------------------------------
Dated:_________________________        NOTICE:    The    signature   to   this
                                       assignment  must  correspond  with  the
                                       name as  written  upon the face of this
                                       Certificate    in   every    particular
                                       without  alteration or  enlargement  or
                                       any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:


            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-3

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2001-CIBC3, CLASS A-3

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE:  6.4650%              APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                         BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  $457,262,000              DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                         RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING            $867,475,505
AGREEMENT:  AS OF DECEMBER 10, 2001
                                         SERVICER:  FIRST UNION NATIONAL BANK
CUT-OFF DATE:  DECEMBER 10, 2001
                                         SPECIAL SERVICER:  FIRST UNION NATIONAL
CLOSING DATE:  DECEMBER 21, 2001         BANK

FIRST DISTRIBUTION DATE:                 TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
JANUARY 15, 2002
                                         CUSIP NO.:  46625MGQ6
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                      ISIN NO.:  US46625MGQ69
OF THE CLASS A-3 CERTIFICATES
AS OF THE CLOSING DATE:  $457,262,000    COMMON CODE NO.:  014090487

                                         CERTIFICATE NO.:  A-3-1

                              CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-3 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 and are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-3 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            AUTHENTICATING AGENT


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN - as joint tenants with rights    Under Uniform Gifts to Minors
         of survivorship and not as
         tenants in common               Act __________________________
                                                     (State)


   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of assignee)


------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)


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the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ----------------------------------------
Dated:_________________________         NOTICE:    The    signature   to   this
                                        assignment  must  correspond  with  the
                                        name as  written  upon the face of this
                                        Certificate    in   every    particular
                                        without  alteration or  enlargement  or
                                        any change whatever.


_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-4

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2001-CIBC3, CLASS X-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS X-1 CERTIFICATE HAS NO PRINCIPAL BALANCE AND WILL NOT RECEIVE ANY DISTRIBUTION OF PRINCIPAL.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-1 CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

THE PASS-THROUGH RATE ON THE CLASS X-1   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE EQUAL TO, FOR ANY   BALANCE OF THE MORTGAGE LOANS AFTER
DISTRIBUTION DATE, THE CLASS X-1         DEDUCTING PAYMENTS DUE AND PREPAYMENTS
PASS-THROUGH RATE                        RECEIVED ON OR BEFORE CUT-OFF DATE:
                                         $867,475,505

DENOMINATION:  $[500,000,000]
[367,475,504]                            SERVICER:  FIRST UNION NATIONAL BANK

DATE OF POOLING AND SERVICING            SPECIAL SERVICER:  FIRST UNION NATIONAL
AGREEMENT:  AS OF DECEMBER 10, 2001      BANK

CUT-OFF DATE:  DECEMBER 10, 2001         TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.

CLOSING DATE:  DECEMBER 21, 2001         CUSIP NO.:  [46625MGU7]2 [46625MHH5]3
                                         [U48138CZ9]1

FIRST DISTRIBUTION DATE:
JANUARY 15, 2002                         ISIN NO.:  [US46625MGU71]2
                                         [US46625MHH51]3 [USU48138CZ95]1
APPROXIMATE AGGREGATE NOTIONAL AMOUNT
OF THE CLASS X-1 CERTIFICATES AS OF THE  COMMON CODE:  [014093117]2 [014093320]3
CLOSING DATE:  $867,475,504              [014092625]1

                                         CERTIFICATE NO.:  X-1-[1][2]

----------

1     For Book-Entry Regulation S Certificates Only.

2     For Book-Entry Rule 144A Only.

3     For Institutional Accredited Investors Only.

                              CLASS X-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 and are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            This Class X-1 Certificate has no principal balance and will not receive any distribution of principal.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date Class X-1 Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            AUTHENTICATING AGENT


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


                   NOTIONAL AMOUNT OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING  NOTIONAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------------------------------------------------------------------------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

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------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN - as joint tenants with rights    Under Uniform Gifts to Minors
         of survivorship and not as
         tenants in common               Act __________________________
                                                     (State)


   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of assignee)


------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)


------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                      ----------------------------------------
Dated:_________________________       NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-5

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2001-CIBC3, CLASS X-2

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS X-2 CERTIFICATE HAS NO PRINCIPAL BALANCE AND WILL NOT RECEIVE ANY DISTRIBUTION OF PRINCIPAL.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-2 CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

THE PASS-THROUGH RATE ON THE CLASS X-2   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE EQUAL TO, FOR ANY   BALANCE OF THE MORTGAGE LOANS AFTER
DISTRIBUTION DATE, THE CLASS X-2         DEDUCTING PAYMENTS DUE AND PREPAYMENTS
PASS-THROUGH RATE                        RECEIVED ON OR BEFORE CUT-OFF DATE:
                                         $867,475,505

DENOMINATION:  $443,494,000
                                         SERVICER:  FIRST UNION NATIONAL BANK
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 10, 2001      SPECIAL SERVICER:  FIRST UNION NATIONAL
                                         BANK

CUT-OFF DATE:  DECEMBER 10, 2001
                                         TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
CLOSING DATE:  DECEMBER 21, 2001
                                         CUSIP NO.:  [46625MGV5]2 [46625MHJ1]3
FIRST DISTRIBUTION DATE:                 [U48138DA3]1
JANUARY 15, 2002
                                         ISIN NO.:  [US46625MGV54]2
APPROXIMATE AGGREGATE NOTIONAL AMOUNT    [US46625MHJ18]3 [USU48138DA36]1
OF THE CLASS X-1 CERTIFICATES AS OF THE
CLOSING DATE:  $867,475,504              COMMON CODE:  [014094067]2 [014094113]3
                                         [014093621]1

                                         CERTIFICATE NO.:  X-2


----------
1     For Book-Entry Regulation S Certificates Only.

2     For Book-Entry Rule 144A Only.

3     For Institutional Accredited Investors Only.

                              CLASS X-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 and are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            This Class X-2 Certificate has no principal balance and will not receive any distribution of principal.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date Class X-2 Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            AUTHENTICATING AGENT



                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


                   NOTIONAL AMOUNT OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING  NOTIONAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------------------------------------------------------------------------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN - as joint tenants with rights    Under Uniform Gifts to Minors
         of survivorship and not as
         tenants in common               Act __________________________
                                                     (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of assignee)


------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)


------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                       ----------------------------------------
Dated: ________________________        NOTICE:    The    signature   to   this
                                       assignment  must  correspond  with  the
                                       name as  written  upon the face of this
                                       Certificate    in   every    particular
                                       without  alteration or  enlargement  or
                                       any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-6

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-CIBC3, CLASS B

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


PASS-THROUGH RATE:  6.6780%              APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                         BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  $36,868,000               DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                         RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING            $867,475,505
AGREEMENT:  AS OF DECEMBER 10, 2001
                                         SERVICER:  FIRST UNION NATIONAL BANK,
CUT-OFF DATE:  FOR EACH MORTGAGE LOAN,
ITS DUE DATE DECEMBER 2001               SPECIAL SERVICER:  FIRST UNION NATIONAL
                                         BANK

CLOSING DATE:  DECEMBER 21, 2001
                                         TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
FIRST DISTRIBUTION DATE:
JANUARY 15, 2002                         CUSIP NO.:  46625MGS2

APPROXIMATE AGGREGATE                    ISIN NO.:  US46625MGS26
CERTIFICATE BALANCE
OF THE CLASS B CERTIFICATES              COMMON CODE NO.:  014090517
AS OF THE CLOSING DATE:  $36,868,000
                                         CERTIFICATE NO.:  B-1

                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 and are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class B Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN - as joint tenants with rights    Under Uniform Gifts to Minors
         of survivorship and not as
         tenants in common               Act __________________________
                                                     (State)


   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of assignee)


------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)


------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                      ----------------------------------------
Dated:_________________________       NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-7

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-CIBC3, CLASS C

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

THE PASS-THROUGH RATE ON THE CLASS C     APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WITH RESPECT TO ANY         BALANCE OF THE MORTGAGE LOANS AFTER
DISTRIBUTION DATE WILL BE A PER ANNUM    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
RATE EQUAL TO THE WEIGHTED AVERAGE NET   RECEIVED ON OR BEFORE CUT-OFF DATE:
MORTGAGE RATE LESS 0.456%                $867,475,505

DENOMINATION:  $36,867,000               SERVICER:  FIRST UNION NATIONAL BANK

DATE OF POOLING AND SERVICING            SPECIAL SERVICER:  FIRST UNION NATIONAL
AGREEMENT:  AS OF DECEMBER 10, 2001      BANK

CUT-OFF DATE:  FOR EACH MORTGAGE LOAN,   TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
ITS DUE DATE DECEMBER 2001
                                         CUSIP NO.:  [46625MHF9]2 [46625MHU6]3
CLOSING DATE:  DECEMBER 21, 2001         [U48138DL9]1

FIRST DISTRIBUTION DATE:                 ISIN NO.:  [US46625MHF95]2
JANUARY 15, 2002                         [US46625MHU62]3 [USU48138DL90]1

APPROXIMATE AGGREGATE                    COMMON CODE NO.:  [014094385]2
CERTIFICATE BALANCE                      [014094725]3 [014101233]1
OF THE CLASS C CERTIFICATES
AS OF THE CLOSING DATE:  $36,867,000     CERTIFICATE NO.:  C-1

----------
1     For Book-Entry Regulation S Certificates Only.

2     For Book-Entry Rule 144A Only.

3     For Institutional Accredited Investors Only.

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 and are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class C Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


                   NOTIONAL AMOUNT OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN    REMAINING NOTIONAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------------------------------------------------------------------------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN - as joint tenants with rights    Under Uniform Gifts to Minors
         of survivorship and not as
         tenants in common               Act __________________________
                                                     (State)


   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of assignee)


------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)


------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                      ----------------------------------------
Dated:_________________________       NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-8

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-CIBC3, CLASS D

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1


THE PASS-THROUGH RATE ON THE CLASS D     APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WITH RESPECT TO ANY         BALANCE OF THE MORTGAGE LOANS AFTER
DISTRIBUTION DATE WILL BE A PER ANNUM    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
RATE EQUAL TO THE WEIGHTED AVERAGE NET   RECEIVED ON OR BEFORE CUT-OFF DATE:
MORTGAGE RATE LESS 0.338%                $867,475,505

DENOMINATION:  $9,759,000                SERVICER:  FIRST UNION NATIONAL BANK

DATE OF POOLING AND SERVICING            SPECIAL SERVICER:  FIRST UNION NATIONAL
AGREEMENT:  AS OF DECEMBER 10, 2001      BANK

CUT-OFF DATE:  FOR EACH MORTGAGE LOAN,   TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
ITS DUE DATE DECEMBER 2001
                                         CUSIP NO.:  [46625MGW3]2 [46625MHK8]3
CLOSING DATE:  DECEMBER 21, 2001         [U48138DB1]1

FIRST DISTRIBUTION DATE:                 ISIN NO.:  [US46625MGW38]2
JANUARY 15, 2002                         [US46625MHK80]3 [USU48138DB19]1

APPROXIMATE AGGREGATE                    COMMON CODE NO.:  [014094997]2
CERTIFICATE BALANCE                      [014095071]3 [014094822]1
OF THE CLASS D CERTIFICATES
AS OF THE CLOSING DATE:  $9,759,000      CERTIFICATE NO.:  D-1


----------
1     For Book-Entry Regulation S Certificates Only.

2     For Book-Entry Rule 144A Only.

3     For Institutional Accredited Investors Only.

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 and are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class D Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


                   NOTIONAL AMOUNT OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN    REMAINING NOTIONAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
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




                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN - as joint tenants with rights    Under Uniform Gifts to Minors
         of survivorship and not as
         tenants in common               Act __________________________
                                                     (State)


   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


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   (Please insert Social Security or other identifying number of assignee)


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           (Please print or typewrite name and address of assignee)


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the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                      ----------------------------------------
Dated:_________________________       NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-9

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-CIBC3, CLASS E

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

THE PASS-THROUGH RATE ON THE CLASS E     APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE EQUAL TO THE        BALANCE OF THE MORTGAGE LOANS AFTER
WEIGHTED AVERAGE NET MORTGAGE RATE FOR   DEDUCTING  PAYMENTS DUE AND PREPAYMENTS
ANY DISTRIBUTION DATE                    RECEIVED ON OR BEFORE CUT-OFF DATE:
                                         $867,475,505

DENOMINATION:  $27,109,000
                                         SERVICER:  FIRST UNION NATIONAL BANK
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 10, 2001      SPECIAL SERVICER:  FIRST UNION NATIONAL
                                         BANK

CUT-OFF DATE:  FOR EACH MORTGAGE LOAN,
ITS DUE DATE DECEMBER 2001               TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.

CLOSING DATE:  DECEMBER 21, 2001         CUSIP NO.:  [46625MGX1]2 [46625MHL6]3
                                         [U48138DC9]1

FIRST DISTRIBUTION DATE:
JANUARY 15, 2002                         ISIN NO.:  [US46625MGX11]2
                                         [US46625MHL63]3 [USU48138DC91]1
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                      COMMON CODE NO.:  [014095225]2
OF THE CLASS E CERTIFICATES              [014095268]3 [014095152]1
AS OF THE CLOSING DATE:  $27,109,000
                                         CERTIFICATE NO.:  E-1



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1     For Book-Entry Regulation S Certificates Only.

2     For Book-Entry Rule 144A Only.

3     For Institutional Accredited Investors Only.

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 and are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class E Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


                   NOTIONAL AMOUNT OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN    REMAINING NOTIONAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
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




                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN - as joint tenants with rights    Under Uniform Gifts to Minors
         of survivorship and not as
         tenants in common               Act __________________________
                                                     (State)


   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


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   (Please insert Social Security or other identifying number of assignee)


------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)


------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                      ----------------------------------------
Dated:_________________________       NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                    EXHIBIT A-10

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-CIBC3, CLASS F

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

THE PASS-THROUGH RATE ON THE CLASS F     APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE EQUAL TO THE        BALANCE OF THE MORTGAGE LOANS AFTER
WEIGHTED AVERAGE NET MORTGAGE RATE FOR   DEDUCTING PAYMENTS DUE AND PREPAYMENTS
ANY DISTRIBUTION DATE                    RECEIVED ON OR BEFORE CUT-OFF DATE:
                                         $867,475,505

DENOMINATION:  $10,844,000
                                         SERVICER:  FIRST UNION NATIONAL BANK

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 10, 2001      SPECIAL SERVICER:  FIRST UNION NATIONAL
                                         BANK

CUT-OFF DATE:  DECEMBER 10, 2001
                                         TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
CLOSING DATE:  DECEMBER 21, 2001
                                         CUSIP NO.:  [46625MGY9]2 [46625MHM4]3
FIRST DISTRIBUTION DATE:                 [U48138DD7]1
JANUARY 15, 2002
                                         ISIN NO.:  [US46625MGY93]2
APPROXIMATE AGGREGATE                    [US46625MHM47]3 [USU48138DD74]1
CERTIFICATE BALANCE
OF THE CLASS F CERTIFICATES              COMMON CODE NO.:  [014095357]2
AS OF THE CLOSING DATE:  $10,844,000     [014095381]3 [014095322]1

                                         CERTIFICATE NO.:  F-1


----------
1     For Book-Entry Regulation S Certificates Only.

2     For Book-Entry Rule 144A Only.

3     For Institutional Accredited Investors Only.

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO

is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 and are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class F Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            AUTHENTICATING AGENT


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------------------------------------------------------------------------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

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------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN - as joint tenants with rights    Under Uniform Gifts to Minors
         of survivorship and not as
         tenants in common               Act __________________________
                                                     (State)


   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of assignee)


------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)


------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                      ----------------------------------------
Dated:_________________________       NOTICE:  The signature to this
                                      assignment must correspond with the
                                      name as written upon the face of this
                                      Certificate in every particular
                                      without alteration or enlargement or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-11

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-CIBC3, CLASS G

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

PASS-THROUGH RATE:  6.1500%              APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                         BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  $17,349,000               DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                         RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING            $867,475,505
AGREEMENT:  AS OF DECEMBER 10, 2001
                                         SERVICER:  FIRST UNION NATIONAL BANK
CUT-OFF DATE:  DECEMBER 10, 2001
                                         SPECIAL SERVICER:  FIRST UNION NATIONAL
CLOSING DATE:  DECEMBER 21, 2001         BANK

FIRST DISTRIBUTION DATE:                 TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
JANUARY 15, 2002
                                         CUSIP NO.:  [46625MGZ6]2 [46625MHN2]3
APPROXIMATE AGGREGATE                    [U48138DE5]1
CERTIFICATE BALANCE
OF THE CLASS G CERTIFICATES              ISIN NO.:  [US46625MGZ68]2
AS OF THE CLOSING DATE:  $17,349,000     [US46625MHN20]3 [USU48138DE57]1

                                         COMMON CODE NO.:  [014096728]2
                                         [014096744]3 [014096701]1

                                         CERTIFICATE NO.: G-1


----------
1     For Book-Entry Regulation S Certificates Only.

2     For Book-Entry Rule 144A Only.

3     For Institutional Accredited Investors Only.

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 and are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class G Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------------------------------------------------------------------------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

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------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN - as joint tenants with rights    Under Uniform Gifts to Minors
         of survivorship and not as
         tenants in common               Act __________________________
                                                     (State)


   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of assignee)


------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)


------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                      ----------------------------------------
Dated:_________________________       NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-12

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-CIBC3, CLASS H

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

PASS-THROUGH RATE:  6.1500%              APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                         BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  $6,506,000                DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                         RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING            $867,475,505
AGREEMENT:  AS OF DECEMBER 10, 2001
                                         SERVICER:  FIRST UNION NATIONAL BANK
CUT-OFF DATE:  DECEMBER 10, 2001
                                         SPECIAL SERVICER:  FIRST UNION NATIONAL
CLOSING DATE:  DECEMBER 21, 2001         BANK

FIRST DISTRIBUTION DATE:                 TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
JANUARY 15, 2002
                                         CUSIP NO.:  [46625MHA0]2 [46625MHP7]
APPROXIMATE AGGREGATE                    3[U48138DF2]1
CERTIFICATE BALANCE
OF THE CLASS H CERTIFICATES              ISIN NO.: [US46625MHA09]2 [US46625MHP77]3
AS OF THE CLOSING DATE:  $6,506,000      [USU48138DF23]1

                                         COMMON CODE NO.:  [014096841]2
                                         [014096949]3 [014096817]1

                                         CERTIFICATE NO.:  H-1


----------
1     For Book-Entry Regulation S Certificates Only.

2     For Book-Entry Rule 144A Only.

3     For Institutional Accredited Investors Only.

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 and are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class H Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------------------------------------------------------------------------
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




                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN - as joint tenants with rights    Under Uniform Gifts to Minors
         of survivorship and not as
         tenants in common               Act __________________________
                                                     (State)


   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of assignee)


------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)


------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                      ----------------------------------------
Dated:_________________________       NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                    EXHIBIT A-13

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-CIBC3, CLASS J

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

PASS-THROUGH RATE:  6.1500%              APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                         BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  $6,506,000                DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                         RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING            $867,475,505
AGREEMENT:  AS OF DECEMBER 10, 2001
                                         SERVICER:  FIRST UNION NATIONAL BANK
CUT-OFF DATE:  DECEMBER 10, 2001
                                         SPECIAL SERVICER:  FIRST UNION NATIONAL
CLOSING DATE:  DECEMBER 21, 2001         BANK

FIRST DISTRIBUTION DATE:                 TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
JANUARY 15, 2002
                                         CUSIP NO.:  [46625MHB8]2 [46625MHQ5]3
APPROXIMATE AGGREGATE                    [U48138DG0]1
CERTIFICATE BALANCE
OF THE CLASS J CERTIFICATES              ISIN NO.:  [US46625MHB81]2
AS OF THE CLOSING DATE:  $6,506,000      [US46625MHQ50]3 [USU48138DG06]1

                                         COMMON CODE NO.:  [014097155]2
                                         [014097244]3 [014097074]1

                                         CERTIFICATE NO.:  J-1


----------
1     For Book-Entry Regulation S Certificates Only.

2     For Book-Entry Rule 144A Only.

3     For Institutional Accredited Investors Only.

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 and are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class J Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
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




                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN - as joint tenants with rights    Under Uniform Gifts to Minors
         of survivorship and not as
         tenants in common               Act __________________________
                                                     (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


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   (Please insert Social Security or other identifying number of assignee)


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           (Please print or typewrite name and address of assignee)


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the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                      ----------------------------------------
Dated:_________________________       NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                                                    EXHIBIT A-14

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-CIBC3, CLASS K

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

PASS-THROUGH RATE:  6.1500%              APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                         BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  $7,591,000                DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                         RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING            $867,475,505
AGREEMENT:  AS OF DECEMBER 10, 2001
                                         SERVICER:  FIRST UNION NATIONAL BANK
CUT-OFF DATE:  DECEMBER 10, 2001
                                         SPECIAL SERVICER:  FIRST UNION NATIONAL
CLOSING DATE:  DECEMBER 21, 2001         BANK

FIRST DISTRIBUTION DATE:                 TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
JANUARY 15, 2002
                                         CUSIP NO.:  [46625MHC6]2 [46625MHR3]3
APPROXIMATE AGGREGATE                    [U48138DH8]1
CERTIFICATE BALANCE
OF THE CLASS K CERTIFICATES              ISIN NO.:  [US46625MHC64]2
AS OF THE CLOSING DATE:  $7,591,000      [US46625MHR34]3 [USU48138DH88]1

                                         COMMON CODE NO.:  [014097660]2
                                         [014097775]3 [014097473]1

                                         CERTIFICATE NO.:  K-1

----------

1     For Book-Entry Regulation S Certificates Only.

2     For Book-Entry Rule 144A Only.

3     For Institutional Accredited Investors Only.

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 and are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class K Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------------------------------------------------------------------------

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------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

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



                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN - as joint tenants with rights    Under Uniform Gifts to Minors
         of survivorship and not as
         tenants in common               Act __________________________
                                                     (State)


   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of assignee)


------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)


------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                      ----------------------------------------
Dated:_________________________       NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-15

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-CIBC3, CLASS L

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

PASS-THROUGH RATE:  6.1500%              APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                         BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  $4,337,000                DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                         RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING            $867,475,505
AGREEMENT:  AS OF DECEMBER 10, 2001
                                         SERVICER:  FIRST UNION NATIONAL BANK
CUT-OFF DATE:  DECEMBER 10, 2001
                                         SPECIAL SERVICER:  FIRST UNION NATIONAL
CLOSING DATE:  DECEMBER 21, 2001         BANK

FIRST DISTRIBUTION DATE:                 TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
JANUARY 15, 2002
                                         CUSIP NO.:  [46625MHD4]2 [46625MHS1]3
APPROXIMATE AGGREGATE                    [U48138DJ4]1
CERTIFICATE BALANCE
OF THE CLASS L CERTIFICATES              ISIN NO.:  [US46625MHD48]2
AS OF THE CLOSING DATE:  $4,337,000      [US46625MHS17]3 [USU48138DJ45]1

                                         COMMON CODE NO.:  [014098003]2
                                         [014098178]3 [014097961]1

                                         CERTIFICATE NO.:  L-1


----------
1     For Book-Entry Regulation S Certificates Only.

2     For Book-Entry Rule 144A Only.

3     For Institutional Accredited Investors Only.

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account the Excess Interest Distribution Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 and are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class L Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------------------------------------------------------------------------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

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------------  ---------------------------   ----------------------  ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN - as joint tenants with rights    Under Uniform Gifts to Minors
         of survivorship and not as
         tenants in common               Act __________________________
                                                     (State)


   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of assignee)


------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)


------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                      ----------------------------------------
Dated:_________________________       NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-16

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-CIBC3, CLASS M

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

PASS-THROUGH RATE:  6.1500%              APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                         BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  $4,337,000                DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                         RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING            $867,475,505
AGREEMENT:  AS OF DECEMBER 10, 2001
                                         SERVICER:  FIRST UNION NATIONAL BANK
CUT-OFF DATE:  DECEMBER 10, 2001
                                         SPECIAL SERVICER:  FIRST UNION NATIONAL
CLOSING DATE:  DECEMBER 21, 2001         BANK

FIRST DISTRIBUTION DATE:                 TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
JANUARY 15, 2002
                                         CUSIP NO.:  [46625MHE2]2 [46625MHT9]3
APPROXIMATE AGGREGATE                    [U48138DK1]1
CERTIFICATE BALANCE
OF THE CLASS M CERTIFICATES              ISIN NO.:  [US46625MHE21]2
AS OF THE CLOSING DATE:  $4,337,000      [US46625MHT99]3 [USU48138DK18]1

                                         COMMON CODE NO.:  [014098461]3
                                         [014098496]2 [014098267]1

                                         CERTIFICATE NO.:  M-1


----------
1     For Book-Entry Regulation S Certificates Only.

2     For Book-Entry Rule 144A Only.

3     For Institutional Accredited Investors Only.

                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 and are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class M Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------------------------------------------------------------------------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

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------------  ---------------------------   ----------------------  ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN - as joint tenants with rights    Under Uniform Gifts to Minors
         of survivorship and not as
         tenants in common               Act __________________________
                                                     (State)


   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER


            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of assignee)


------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)


------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                      ----------------------------------------
Dated:_________________________       NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-17

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           SERIES 2001-CIBC3, CLASS NR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS NR CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE REPRESENTS (1) A REMIC REGULAR INTEREST AND (2) AN INTEREST IN A GRANTOR TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1


PASS-THROUGH RATE:  6.1500%              APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                         BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  $16,265,504               DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                         RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING            $867,475,505
AGREEMENT:  AS OF DECEMBER 10, 2001
                                         SERVICER:  FIRST UNION NATIONAL BANK
CUT-OFF DATE: DECEMBER 10, 2001
                                         SPECIAL SERVICER:  FIRST UNION NATIONAL
CLOSING DATE:  DECEMBER 21, 2001         BANK

FIRST DISTRIBUTION DATE:                 TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
JANUARY 15, 2002
                                         CUSIP NO.: [46625MHG7]2 [46625MHV4]3
APPROXIMATE AGGREGATE                    [U48138DM7]1
CERTIFICATE BALANCE
OF THE CLASS NR CERTIFICATES             ISIN NO.: [US46625MHG78]2 [US46625MHV46]3
AS OF THE CLOSING DATE:  $16,265,504     [USU48138DM73]1

                                         COMMON CODE NO.:  [014098640]2
                                         [014098682]3 [014098623]1

                                         CERTIFICATE NO.:  NR-1


----------
1     For Book-Entry Regulation S Certificates Only.

2     For Book-Entry Rule 144A Only.

3     For Institutional Accredited Investors Only.

                                CLASS NR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class NR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class NR Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 and are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate represents (i) a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) a beneficial interest in a grantor trust under Subpart E,
Part I of Subchapter J of the Code with respect to the Excess Interest. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class NR Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS NR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A


                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY     NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE          MADE BY
------------------------------------------------------------------------------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

------------  ---------------------------   ----------------------  ----------

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------------  ---------------------------   ----------------------  ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN - as joint tenants with rights    Under Uniform Gifts to Minors
         of survivorship and not as
         tenants in common               Act __________________________
                                                     (State)


   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of assignee)


------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)


------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                      ----------------------------------------
Dated:_________________________       NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-18

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 2001-CIBC3, CLASS R

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(E)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, AND (E) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-L(C), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN REGULATIONS.


PERCENTAGE INTEREST EVIDENCED BY THIS    APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATE:  100%                       BALANCE OF THE MORTGAGE LOANS AFTER
                                         DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DATE OF POOLING AND SERVICING            RECEIVED ON OR BEFORE CUT-OFF DATE:
AGREEMENT:  AS OF DECEMBER 10, 2001      $867,475,505

CUT-OFF DATE:  DECEMBER 10, 2001         SERVICER:  FIRST UNION NATIONAL BANK

CLOSING DATE:  DECEMBER 21, 2001         SPECIAL SERVICER:  FIRST UNION NATIONAL
                                         BANK

FIRST DISTRIBUTION DATE:
JANUARY 15, 2002                         TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.

CLASS R PERCENTAGE INTEREST:  100%       CERTIFICATE NO.:  R-1-1

                               CLASS R CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT J.P. MORGAN SECURITIES INC.

is the registered owner of the interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 and are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Class R Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class R Certificates shall be the "tax matters person" for the Upper-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Servicer is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person".

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Trustee to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class R Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2001


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2001

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN - as joint tenants with rights    Under Uniform Gifts to Minors
         of survivorship and not as
         tenants in common               Act __________________________
                                                     (State)


   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of assignee)


------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)


------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                      ----------------------------------------
Dated:_________________________       NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-19

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           SERIES 2001-CIBC3, CLASS LR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(E)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, AND (E) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-L(C), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN REGULATIONS.


PERCENTAGE INTEREST EVIDENCED BY THIS    APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATE:  100%                       BALANCE OF THE MORTGAGE LOANS AFTER
                                         DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DATE OF POOLING AND SERVICING            RECEIVED ON OR BEFORE CUT-OFF DATE:
AGREEMENT:  AS OF DECEMBER 10, 2001      $867,475,505

CUT-OFF DATE:  DECEMBER 10, 2001         SERVICER:  FIRST UNION NATIONAL BANK

CLOSING DATE:  DECEMBER 21, 2001         SPECIAL SERVICER:  FIRST UNION NATIONAL
                                         BANK

FIRST DISTRIBUTION DATE:
JANUARY 15, 2002                         TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.

CLASS LR PERCENTAGE INTEREST:  100%      CERTIFICATE NO.:  LR-1-1

                                CLASS LR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT J.P. MORGAN SECURITIES INC.

is the registered owner of the interest evidenced by this Certificate in the Class LR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 and are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Class LR Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class LR Certificates shall be the "tax matters person" for the Lower-Tier REMIC and the Loan REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Servicer is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person".

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Trustee to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in a Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.02(b) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class LR Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class LR Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class LR Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class LR Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class LR Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class LR Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class LR Certificate and (2) not to transfer its Ownership Interest in such Class LR Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.




                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2001



                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS LR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK MINNESOTA, N.A.,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2001

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN - as joint tenants with rights    Under Uniform Gifts to Minors
         of survivorship and not as
         tenants in common               Act __________________________
                                                     (State)


   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of assignee)


------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)


------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                      ----------------------------------------
Dated:_________________________       NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                           [Available upon request.]

                                    EXHIBIT C

                   FORM OF INVESTMENT REPRESENTATION LETTER

Wells Fargo Bank Minnesota, N.A.
  as Certificate Registrar
11000 Broken Land Parkway
Columbia, Maryland  21044-3562
Attention:     Corporate Trust - CMBS
               J.P. Morgan Chase Commercial Mortgage Securities Corp.,
               Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:

            Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, First Union National Bank, as Servicer, First Union National Bank, as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 (the "Certificates") in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

            1.    Check one of the following:*

        / / The Purchaser is not purchasing a Class R or Class LR Certificate and the Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

--------

* Purchaser must include one of the following two certifications.

        / / The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act") The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

            2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof or (ii) (other than with respect to a Residual Certificate) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

            3. The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

            4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

            5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

            6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

            7.    Check one of the following:**

        / / The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

        / / The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto [either
            (i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person or (ii)]*** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated [IRS Forms W-8BEN or]*** IRS Forms W-8ECI, [as the case may be,]*** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


** Each Purchaser must include one of the two alternative certifications.

*** Does not apply to a transfer of Class R or Class LR Certificates.

            8.    Please make all payments due on the Certificates:****

            (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

                  Bank:_________________________________________________
                  ABA#:_________________________________________________
                  Account #:____________________________________________
                  Attention:____________________________________________

            (b)   by mailing a check or draft to the following address:

________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

            [9. The Purchaser is not a partnership (or any entity treated as a partnership for U.S. federal income tax purposes), any interest in which is owned, directly or indirectly, through one or more partnerships, trusts or other pass-through entities, by a non-U.S. Person.]*****


                                       Very truly yours,


                                      __________________________________________
                                                   [The Purchaser]



                                      By:_______________________________________
                                         Name:
                                         Title:

Dated:


**** Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder's Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.

***** Applies to a transfer of Class R or Class LR Certificates only.

                                   EXHIBIT D-1

                           FORM OF TRANSFER AFFIDAVIT

                                                       AFFIDAVIT PURSUANT TO
                                                       SECTION 860E(E)(4) OF THE
                                                       INTERNAL REVENUE CODE OF
                                                       1986, AS AMENDED

STATE OF    )
            )  ss:
COUNTY OF   )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That [he] [she] is [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he makes this affidavit.

            2. That the Transferee's Taxpayer Identification Number is [ ].

            3. That the Transferee of a J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3, Class [R] [LR] Certificate (the "Class [R] [LR] Certificate") is not a Disqualified Organization (as defined below) or an agent thereof (including nominee, middleman or other similar person) (an "Agent"), an ERISA Prohibited Holder or a Non-U.S. Person (as defined below). For these purposes, a "Disqualified Organization" means any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. For these purposes, "ERISA Prohibited Holder" means an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or section 4975 of the Code or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or a person acting on behalf of or investing the assets of such a Plan. For these purposes, "Non-U.S. Person" means any person other than a U.S. Person (within the meaning of Section 7701(a)(30) of the Code), unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes; provided, that a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) shall be considered a Non-U.S. Person (and clause (i) of this sentence shall not apply) if any of its interests are owned, directly or indirectly, through one or more partnerships, trusts or other pass-through entities, by any person that is not a U.S. Person.

            4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

            5. That the Transferee understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

            6. That the Transferee agrees not to transfer the Class [R] [LR] Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit and (b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that it has no reason to know that such Person or entity does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement, dated as of December 10, 2001 among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, First Union National Bank, as Servicer, First Union National Bank, as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee (the "Pooling and Servicing Agreement"), as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            8. That, if a "tax matters person" is required to be designated with respect to the [Upper-Tier REMIC] [Lower-Tier REMIC], the Transferee agrees to act as "tax matters person" and to perform the functions of "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 10.01(c) of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Trustee as the Transferee's agent in performing the function of "tax matters person."

            9. The Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(d) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of Class [R] [LR] Certificates.

            10. [INSERT APPROPRIATE PARAGRAPH, IF APPLICABLE.] [The Transferee has computed any consideration paid to us to acquire the Class [R][LR] Certificate in accordance with proposed U.S. Treasury Regulations Sections 1.860E-1(a)(4)(iii) and 1.860E-1(c)(5) (or, after they have been finalized, the final regulations) by computing present values using a discount rate equal to the applicable Federal rate prescribed by Section 1274(d) of the Code compounded semi-annually.]

            [The Transferee has computed any consideration paid to us to acquire the Class [R][LR] Certificate in accordance with proposed U.S. Treasury Regulations Sections 1.860E-1(a)(4)(iii) and 1.860E-1(c)(5) (or, after they have been finalized, the final regulations) by computing present values using a discount rate at least equal to the rate at which the Transferee regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties. The Transferee has provided all information necessary to demonstrate to the transferor that the Transferee regularly borrows at such rate.]

            [The transfer of the Class [R][LR] Certificate complies with Section 6 of Revenue Procedure 2001-12 (the "Revenue Procedure"), 2001-3 I.R.B. 335 (January 16, 2001) (or comparable provisions of applicable final U.S. Treasury Regulations) and, accordingly.

            (i) the Transferee is an "eligible corporation," as defined in section 860L(a)(2) of the Code, as to which income from the Class [R][RL] Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of
      Section 860L(g) of the Code) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class [R][RL] Certificate only to another "eligible corporation," as defined in Section 860L(a)(2) of the Code, in a transaction that satisfies the requirements of Section 4 of the Revenue Procedure;

            (iv) the Transferee determined the consideration paid to it to acquire the Class [R][LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the transfer) that the Transferee has determined in good faith.]

            [Reserved]

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this _____ day of __________, 20__.



                                       [NAME OF TRANSFEREE]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ___ day of __________, 20__.


______________________________
NOTARY PUBLIC

COUNTY OF _____________________

STATE OF ______________________

My commission expires the ___ day of __________, 20__.

                                   EXHIBIT D-2

                            FORM OF TRANSFEROR LETTER

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
  as Authenticating Agent and Certificate Registrar
11000 Broken Land Parkway
Columbia, Maryland  21044-3562
Attention:  Corporate Trust - CMBS
            J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3

            Re: J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates,
                  Series 2001-CIBC3

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the requirements set forth in paragraph 3 thereof are not satisfied or, after conducting a reasonable investigation of the financial condition of the transferee, that the information contained in paragraph 3 thereof is not true.

                                       Very truly yours,


                                       [Transferor]

                                    EXHIBIT E

                               REQUEST FOR RELEASE

                                                      __________[Date]


Wells Fargo Bank Minnesota, N.A.
1015 10th Avenue. S.E.
Minneapolis, Minnesota  55414
Attention:    Mortgage Document Custody (CMBS)

              Re: J.P. Chase Commercial Mortgage Securities Corp,
                  Commercial Mortgage Pass-Through Certificates,
                  Series 2001-CIBC3,
                  REQUEST FOR RELEASE

Dear _______________________,

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, First Union National Bank as Servicer, First Union National Bank, as Special Servicer, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

            ______1. Mortgage Loan paid in full. The [Servicer] [Special Servicer] hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement.

            ______      2.    The Mortgage Loan is being foreclosed.

            ______      3.    Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       [SERVICER] [SPECIAL SERVICER]



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                    EXHIBIT F

                       FORM OF ERISA REPRESENTATION LETTER

Wells Fargo Bank Minnesota, N.A.
  as Certificate Registrar
11000 Broken Land Parkway
Columbia, Maryland  21044-3562
Attention:  Corporate Trust - CMBS
            J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:

        Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp.,
            Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3

Ladies and Gentlemen:

            The undersigned (the "Purchaser") proposes to purchase $____________ initial Certificate Balance of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3, Class __ (the "Certificate") issued pursuant to that certain Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor (the "Depositor"), First Union National Bank, as servicer (in such capacity, the "Servicer"), First Union National Bank, as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

            1. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such a Plan or Plans and the application of Department of Labor Regulation ss. 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

            2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, (without regard to the identity or nature of the other Holders of Certificates of any Class) will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the Placement Agent or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Servicer, the Special Servicer, the Trustee, the Placement Agent, the Certificate Registrar or the Trust Fund.

            IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___ day of _____________, 2001.

                                       Very truly yours,



                                       _________________________________________
                                                   [The Purchaser]




                                      By: ______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT G

                   FORM OF STATEMENT TO CERTIFICATEHOLDERS

                                    EXHIBIT H

                           FORM OF OMNIBUS ASSIGNMENT

            [NAME OF CURRENT ASSIGNOR] having an address at [ADDRESS OF CURRENT ASSIGNOR] (the "Assignor") for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby sells, transfers, assigns, delivers, sets over and conveys, without recourse, representation or warranty, express or implied, unto "Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3" (the "Assignee"), having an office at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attn: Corporate Trust Administration CMBS, Ref J.P. Morgan Commercial Mortgage Securities Corp. 2001-CIBC3, its successors and assigns, all right, title and interest of the Assignor in and to:

That certain mortgage and security agreement, deed of trust and security agreement, deed to secure debt and security agreement, or similar security instrument (the "Security Instrument"), and that certain Promissory Note (the "Note"), for each of the Mortgage Loans shown on the Mortgage Loan Schedule attached hereto as Exhibit A, and that certain assignment of leases and rents given in connection therewith and all of the Assignor's right, title and interest in any claims, collateral, insurance policies, certificates of deposit, letters of credit, escrow accounts, performance bonds, demands, causes of action and any other collateral arising out of and/or executed and/or delivered in or to or with respect to the Security Instrument and the Note, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to the Security Instrument and the Note.

            IN WITNESS WHEREOF, the Assignor has executed this instrument under seal to be effective as of the [__] day of [ ], 2001.


                                       [NAME OF CURRENT ASSIGNOR]

                                       By:____________________________
                                       Name:
                                       Title:

                                   EXHIBIT I-1

                    FORM OF REGULATION S TRANSFER CERTIFICATE
                     FOR TRANSFERS DURING RESTRICTED PERIOD


Wells Fargo Bank Minnesota, N.A.
  as Certificate Registrar
11000 Broken Land Parkway
Columbia, Maryland  21044-3562
Attention:   Corporate Trust - CMBS
             J.P. Morgan Chase Commercial Mortgage Securities Corp.,
             Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:

        Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp.,
            Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3
            Class

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.2(b) of the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, First Union National Bank, as Servicer, First Union National Bank, as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $__________________ [Certificate Balance] [Notional Amount]of Certificates, in fully registered form (each, an "Definitive Certificate"), or a beneficial interest of such aggregate [Certificate Balance] [Notional Amount] in the Regulation S Book-Entry Certificate (the "Book-Entry Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest").

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a person acting for the account or benefit of a U.S. Person, and upon completion of the transaction, the Transferred Interest will be held with the Depository through [Euroclear] [Clearstream];**

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.


                                       [Name of Transferor]



                                       By:____________________________________
                                          Name:
                                          Title:



                                       Dated:

------------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

** Select appropriate depository.

                                   EXHIBIT I-2

                  FORM OF REGULATION S TRANSFER CERTIFICATE

                      FOR TRANSFERS AFTER RESTRICTED PERIOD

Wells Fargo Bank Minnesota, N.A.
  as Certificate Registrar
11000 Broken Land Parkway
Columbia, Maryland  21044-3562
Attention:  Corporate Trust - CMBS

                  J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series
2001-CIBC3

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:

        Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp.,
            Commercial    Mortgage    Pass-Through    Certificates,
            Series 2001-CIBC3 Class

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.2(b) the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, First Union National Bank, as Servicer, First Union National Bank, as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $__________________ [Certificate Balance][Notional Amount] of Certificates, in fully registered form (each, an "Definitive Certificate"), or a beneficial interest of such aggregate [Certificate Balance][Notional Amount] in the Regulation S Book-Entry Certificate (the "Book-Entry Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest").

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4)   the  transaction is not part of a plan or scheme
            to  evade  the   registration   requirements   of  the
            Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                                     [Name of Transferor]



                                       By:____________________________________
                                          Name:
                                          Title:

                                     Dated:


------------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT J

                         FORM OF PURCHASE OPTION NOTICE


Wells Fargo Bank Minnesota, N.A.
11000 Broken Land Parkway
Columbia, Maryland  21044-3562
Attention:  Corporate Trust - CMBS
            J.P. Morgan Chase Commercial Mortgage Corporation
            Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York  10017

        Re: J.P. Morgan Chase Commercial Mortgage Corporation
            Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3

Ladies and Gentlemen:

            The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of December 10, 2001, by and among J.P. Morgan Chase Commercial Mortgage Corporation, as depositor (the "Depositor"), First Union National Bank, as servicer (the "Servicer"), First Union National Bank, as special servicer (the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

            The undersigned, holder of the Purchase Option (the "Option Holder"), [is the Controlling Class Certificateholder] [acquired its Purchase Option from the Controlling Class Certificateholder on ___________] [is the Special Servicer] [acquired its Purchase Option from the Special Servicer].

            The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the Option Price, as defined in Section 3.18(a)(ii) of the Pooling and Servicing Agreement. Within ten (10) Business Days of its receipt of the Servicer's notice confirming that the exercise of its Purchase Option is effective, [the undersigned Option Holder] [______________, an Affiliate of the undersigned Option Holder] will deliver the Option Price to or at the direction of the Servicer in exchange for the release of the Mortgage Loan, the related Mortgaged Property and delivery of the related Mortgage File.

            The undersigned Option Holder agrees that it shall prepare and provide the Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of Mortgage Loan [__], together with such other documents or instruments as the Servicer shall reasonably require to consummate the purchase contemplated hereby.

            The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and, further, that upon receipt of the Servicer' notice confirming that the exercise of its Purchase Option is effective, the undersigned Option Holder, or its designee, shall be obligated to close its purchase of Mortgage Loan ___ in accordance with the terms and conditions of this letter and of the Pooling and Servicing Agreement.

                                    Very truly yours,

                                    [Option Holder]



                                    By:
                                    Name:
                                    Title:

            [By signing this letter in the space provided below, the [Controlling Class Certificateholder] [Special Servicer] hereby acknowledges and affirms that it transferred its Purchase Option to the Option Holder identified above on [_________].


[_______________________]


By:______________________
Name:
Title:]

                                    EXHIBIT K

            FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER
            FROM RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S

             BOOK-ENTRY CERTIFICATE DURING THE RESTRICTED PERIOD

     (PURSUANT TO SECTION 5.2(B) OF THE POOLING AND SERVICING AGREEMENT)

Wells Fargo Bank Minnesota, N.A.
  as Certificate Registrar
11000 Broken Land Parkway
Columbia, Maryland  21044-3562
Attention:    Corporate Trust - CMBS
              J.P. Morgan Chase Commercial Mortgage Securities Corp.,
              Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:

        Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp.,
            Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3
            Class

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, First Union National Bank, as Servicer, First Union National Bank, as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[_______] aggregate [Certificate Balance][Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. _________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Book-Entry Certificate (CUSIP No. __________) to be held with [Euroclear] [CEDEL]* (Common Code No.____________) through the Depositary.


----------
* Select appropriate depository.

            In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States,

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States],*

            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a Person acting for the account or benefit of a U.S. Person,

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable,

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

            (6) upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [Clearstream].**

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                       [Insert Name of Transferor]



                                       By:____________________________________
                                          Name:
                                          Title:

                                     Dated:


----------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

** Select appropriate depository.

                                    EXHIBIT L

                                     FORM OF
                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

   FOR LOANS HAVING BALANCE OF (A) $5,000,000 OR LESS, OR (B) LESS THAN 1% OF
                   OUTSTANDING POOL BALANCE, WHICHEVER IS LESS

To:   Standard & Poor's Ratings Services
      55 Water Street
      New York, New York 10041
      Attn:  Commercial Mortgage Surveillance

From: First Union National Bank, in its capacity as Servicer (the "Servicer") under the Pooling and Servicing Agreement dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), among the Servicer, Wells Fargo Bank Minnesota, N.A. as Trustee, and others.

Date: _________, 20___

Re:   _______________________________________
      Commercial Mortgage Pass-Through Certificates
      Series ___________


      Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:

      ___________________

      ___________________


            Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement. [Note: all terms in this Certification must be conformed to terms used in the Pooling and Servicing Agreement]

            As Servicer under the Pooling and Servicing Agreement, we hereby:

            1. Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

                  ____ a full defeasance of the payments scheduled to be due in respect of the entire principal balance of the Mortgage Loan; or

                  ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the principal balance of the Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire principal balance;

            2. Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

                  a. The Mortgage Loan Documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                  b.    The defeasance was consummated on __________, 20__.

                  c.    The defeasance collateral consists of securities that
                        (i) constitute "government securities" as defined in
                        Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated `AAA' by Standard & Poor's, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

                            CUSIP     RATE     MAT     PAY DATES     ISSUED
                            -----------------------------------------------

                  d. The Servicer received an opinion of counsel (from counsel approved by Servicer in accordance with the Servicing Standard) that the defeasance will not result in an adverse REMIC event.

                  e. The Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

                        ____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

                        ____ the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

                        ____ the Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                  f. The Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

                  g. As securities intermediary, Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan Documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan Documents (the "Scheduled Payments").

                  h. The Servicer received from the Mortgagor written confirmation from a firm of independent certified public accountants, who were approved by Servicer in accordance with Accepted Master Servicing Practices or Accepted Special Servicing Practices, as applicable, stating that
                        (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                  i. The Servicer received opinions from counsel, who were approved by Servicer in accordance with Accepted Servicing Practices or Accepted Special Servicing Practices, as applicable, that (i) the agreements executed by the Mortgagor and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

                  j. The agreements executed in connection with the defeasance (i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and
                        (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                  k. The entire principal balance of the Mortgage Loan as of the date of defeasance was $___________ [$5,000,000 or less or less than one percent of pool balance, whichever is less] which is less than 1% of the aggregate Certificate Balance of the Certificates as of the date of the most recent Trustee's Monthly Certificateholder Report received by us (the "Current Report").

                  l. The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the
                        Aggregate Certificate Balance of the Certificates as of the date of the Current Report.

            3. Certify that, in addition to the foregoing, Servicer has imposed such additional conditions to the defeasance, subject to the limitations imposed by the Mortgage Loan Documents, as are consistent with Accepted Servicing Practices or Accepted Special Servicing Practices, as applicable.

            4. Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Servicer as part of the Servicer's Mortgage File.

            5. Certify and confirm that the determinations and certifications described above were rendered in accordance with Accepted Servicing Practices or Accepted Special Servicing Practices, as applicable, set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement.

            6. Certify that the individual under whose hand the Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

            7. Agree to provide copies of all items listed in Exhibit B to you upon request.

            IN WITNESS WHEREOF, the Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                       SERVICER:___________________________


                                       By:____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT M

                           [Available upon request.]

                                    EXHIBIT N

           Controlling Class Certificateholder's Reports Checklist

--------------------------------------------------------------------------------
         Information                          Format           Frequency
--------------------------------------------------------------------------------
Property Operating Statement     Actual       PDF/TIF    As received/Quarterly
--------------------------------------------------------------------------------
     Property Rent Roll          Actual       PDF/TIF    As received/Quarterly
--------------------------------------------------------------------------------
Other Financials as required     Actual       PDF/TIF         As received
      by loan documents
--------------------------------------------------------------------------------
     Property Inspection         Actual       PDF/TIF    As received/Quarterly
--------------------------------------------------------------------------------
   Payments Received After      Monthly        Excel        Master Servicer
Determination Date Report (1)                               Remittance Date
--------------------------------------------------------------------------------
  Mortgage Loans Delinquent     Monthly        Excel       30th of each month
         Report (2)
--------------------------------------------------------------------------------
     Interest on Advance        Monthly        Excel       Distribution Date
       Reconciliation
--------------------------------------------------------------------------------
       CMSA Setup File          CMSA IRP   Access/Excel   Monthly/Distribution
  (Issuer/Trustee/Servicer)                                       Date
--------------------------------------------------------------------------------
     CMSA Property File         CMSA IRP   Access/Excel   Monthly/Distribution
                                                                  Date
--------------------------------------------------------------------------------
  CMSA Loan Periodic Update     CMSA IRP   Access/Excel   Monthly/Distribution
            File                                                  Date
--------------------------------------------------------------------------------
     CMSA Financial File        CMSA IRP   Access/Excel   Monthly/Distribution
                                                                  Date
--------------------------------------------------------------------------------
   Distribution Statement       Monthly      Excel/PDF    Monthly/Distribution
          (Trustee)                                               Date
--------------------------------------------------------------------------------
  CMSA Bond File (Trustee)      CMSA IRP   Access/Excel   Monthly/Distribution
                                                                  Date
--------------------------------------------------------------------------------
    CMSA Collateral File        CMSA IRP   Access/Excel   Monthly/Distribution
          (Trustee)                                               Date
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  CMSA Supplemental Reports     CMSA IRP   Access/Excel   Monthly/Distribution
                                                                  Date
--------------------------------------------------------------------------------
Operating Statement Analysis    CMSA IRP   Access/Excel   Monthly/Distribution
           Report                                                 Date
--------------------------------------------------------------------------------
  NOI Adjustment Worksheet      CMSA IRP   Access/Excel   Monthly/Distribution
                                                                  Date
--------------------------------------------------------------------------------
  Documentation Exceptions     Quarterly   Access/Excel   Monthly/Distribution
      Report (Trustee)                                            Date
--------------------------------------------------------------------------------


Footnotes:

1) On the Master Servicer Remittance Date following the Determination Date for the related Bond Certificateholder Distribution, a list of all mortgage loans which are delinquent as to the applicable Distribution Period on the Master Servicer Remittance Date. This list should represent all delinquent loans that required a P and I Advance be made.

2) On the last day of the month (30th), for all delinquencies reported in #1 above, a list of A) all mortgage loans which remain delinquent for such Distribution period (along with the number of days delinquent) accompanied with any reason, in Master Servicer's opinion, for the mortgage loans continued delinquency, along with an explanation of Master Servicer's attempts to cure.

3) ARCap requests that the above information be organized in ascending Prospectus Loan I.D. order and forwarded on each of the above listed dates via E-Mail to the following address or all reports and data files shall be available via the Servicer's or Trustee's Website.


Ricka Moore                             Larry Duggins
Director Bond/Mortgage Surveillance     President
ARCap REIT, Inc.                        ARCap REIT, Inc.
rmoore@arcap.com                        lduggins@arcap.com
(972) 580-1688 ext. 29                  (972) 580-1688 ext. 11

                                    EXHIBIT O

                                    [RESERVED]

                                    EXHIBIT P


              FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER FROM RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S
               BOOK-ENTRY CERTIFICATE AFTER THE RESTRICTED PERIOD

       (PURSUANT TO SECTION 5.2(B) OF THE POOLING AND SERVICING AGREEMENT)


Wells Fargo Bank Minnesota, N.A.
  as Certificate Registrar
11000 Broken Land Parkway
Columbia, Maryland  21044-3562
Attention:  Corporate Trust - CMBS
            J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3


J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3, Class____

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, First Union National Bank, as Servicer, First Union National Bank, as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[________] aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. ________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Book-Entry Certificate (Common Code No. _____).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States;

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.


                                       [Insert Name of Transferor]



                                       By:____________________________________
                                          Name:
                                          Title:

                                     Dated:
----------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT Q

              FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER
                    FROM REGULATION S BOOK-ENTRY CERTIFICATE
                       TO RULE 144A BOOK-ENTRY CERTIFICATE

       (PURSUANT TO SECTION 5.2(B) OF THE POOLING AND SERVICING AGREEMENT)

Wells Fargo Bank Minnesota, N.A.
  as Certificate Registrar
11000 Broken Land Parkway
Columbia, Maryland  21044-3562
Attention:  Corporate Trust - CMBS
            J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:

            Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3,
                  Class____

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, First Union National Bank, as Servicer, First Union National Bank, as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[________] aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Regulation S Book-Entry Certificate (CUSIP No. _______) with [Euroclear] [Clearstream]* (Common Code No.__________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Book-Entry Certificate (CUSIP No.____________).

* Select appropriate depository.

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any jurisdiction.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer, the Special Servicer and Placement Agents of the offering of the Certificates.



                                       [Insert Name of Transferor]



                                       By:____________________________________
                                          Name:
                                          Title:



                                       Dated:

                                    EXHIBIT R

                  FORM OF TRANSFER CERTIFICATE FOR REGULATION S
                 BOOK-ENTRY CERTIFICATE DURING RESTRICTED PERIOD


Wells Fargo Bank Minnesota, N.A.
  as Certificate Registrar
11000 Broken Land Parkway
Columbia, Maryland  21044-3562
Attention:  Corporate Trust - CMBS
            J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:

            Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3, Class__

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.2(b) of the Pooling and Servicing Agreement, dated as of December 10, 2001 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, First Union National Bank, as Servicer, First Union National Bank, as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CIBC3 in connection with the transfer by _______________ of a beneficial interest of $___________ [Certificate Balance] [Notional Amount] in a Book-Entry Certificate during the Restricted Period to the undersigned (the "Transferee"). The Transferee desires to beneficially own such transferred interest in the form of the Regulation S Book-Entry Certificate. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            In connection with such transfer, the Transferee does hereby certify that it is not a "U.S. Person" (within the meaning of Rule 902 Regulation S under the Securities Act of 1933, as amended). This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                       [Insert Name of Transferor]

                                   By:

                                      Name:
                                      Title:
                                      Dated:

                                   SCHEDULE 1

                        COMPUTERIZED DATABASE INFORMATION

                                FIELD
                                Identification Number
                                Property Type
                                Property City and State
                                Year Built
                                Year Renovated
                                Occupancy Rate as Of ___
                                Total Square Feet
                                Number of units
                                Original Principal Balance
                                Yield Maintenance Charge
                                Note Rate
                                Annual Debt Service
                                Current DSCR
                                Appraised Value (MAI)
                                Cut-off LTV (MAI)
                                LTV at Maturity (MAI)
                                Annual Reserves per Square Foot/Unit
                                Origination Date
                                Maturity Date
                                (Original) Loan Balance Per SF or Per Unit
                                Current Unpaid Principal Balance
                                1999 Actual or Rolling 12 Month NOI
                                Actual Current Annual Net Operating Income
                                Current Statement Date
                                Originator

                                   SCHEDULE 2


                    Mortgage Loans Containing Additional Debt

                            [Available upon request.]

                                   SCHEDULE 3


       Mortgage Loans which represent over 2% of the Initial Pool Balance


                            [Available upon request.]

                                   SCHEDULE 4


                Mortgage Loans which Initially Pay Interest Only

                            [Available upon request.]

                                   SCHEDULE 5


                  Mortgage Loans which Are Not Defeasance Loans

                            [Available upon request.]